                                                                     EXHIBIT 4.2




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                           BRIGHAM EXPLORATION COMPANY

                                    Borrower


                                       AND

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                     Trustee


                                 ---------------


                                I N D E N T U R E

                          Dated as of August ___, 1998


                                 ---------------


                                   $50,000,000
                   Senior Subordinated Secured Notes due 2003



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

                                TABLE OF CONTENTS

PRELIMINARY STATEMENT.............................................................................................1

ARTICLE I
         DEFINITIONS..............................................................................................1
         Section 1.01  Definitions................................................................................1
         Section 1.02  Accounting Procedures and Interpretation..................................................15

ARTICLE II
         ISSUE, DESCRIPTION, FORM, EXECUTION, REGISTRATION
         OF TRANSFER AND EXCHANGE OF NOTES.......................................................................16
         Section 2.01  Form and Dating...........................................................................16
         Section 2.02  Execution and Authentication..............................................................16
         Section 2.03  Denomination of Notes and Record Date.....................................................16
         Section 2.04  Manual Execution..........................................................................16
         Section 2.05  Transfer and Exchange.....................................................................17
         Section 2.06  Replacement Notes.........................................................................18
         Section 2.07  Cancellation of Notes.....................................................................18
         Section 2.08  No Third Party Benefit....................................................................18

ARTICLE III
         SUBORDINATION...........................................................................................19

ARTICLE IV
         SECURITY FOR THE OBLIGATIONS............................................................................19
         Section 4.01  Security..................................................................................19

ARTICLE V
         [RESERVED]..............................................................................................20

ARTICLE VI
         [RESERVED]..............................................................................................20

ARTICLE VII
         AFFIRMATIVE COVENANTS...................................................................................20
         Section 7.01  Financial Statements and Reports..........................................................20
         Section 7.02  Litigation................................................................................22
         Section 7.03  Maintenance, Etc..........................................................................22
         Section 7.04  Environmental Matters.....................................................................23
         Section 7.05  Further Assurances........................................................................23
         Section 7.06  Performance of Obligations................................................................24
         Section 7.07  Engineering Reports.......................................................................24
         Section 7.08  Intentionally Omitted.....................................................................25
         Section 7.09  Additional Collateral.....................................................................25

         Section 7.10  ERISA Information and Compliance..........................................................26
         Section 7.11  Subsidiary Security.......................................................................26

ARTICLE VIII
         NEGATIVE COVENANTS......................................................................................27
         Section 8.01  Debt......................................................................................27
         Section 8.02  Liens.....................................................................................27
         Section 8.03  Investments, Loans and Advances...........................................................28
         Section 8.04  Dividends, Distributions and Redemptions..................................................29
         Section 8.05  Sales and Leasebacks......................................................................29
         Section 8.06  Nature of Business........................................................................29
         Section 8.07  Mergers, Etc..............................................................................29
         Section 8.08  Proceeds of Notes.........................................................................29
         Section 8.09  ERISA Compliance..........................................................................30
         Section 8.10  Sale of Oil and Gas Properties............................................................30
         Section 8.11  Environmental Matters.....................................................................31
         Section 8.12  Transactions with Affiliates..............................................................31
         Section 8.13  Negative Pledge Agreements................................................................31
         Section 8.14  Gas Imbalances, Take-or-Pay Prepayments...................................................31
         Section 8.15  Borrower as Operator......................................................................32
         Section 8.16  Consolidated Interest Coverage Ratio......................................................32

ARTICLE IX
         PAYMENT OF THE NOTES....................................................................................32
         Section 9.01  Repayment.................................................................................32
         Section 9.02  Interest..................................................................................32
         Section 9.03  Payments and Computations.................................................................34

ARTICLE X
         DEFAULT AND REMEDIES....................................................................................36
         Section 10.01  Events of Default........................................................................36
         Section 10.02  Remedies.................................................................................38
         Section 10.03  Production and Proceeds..................................................................38
         Section 10.04  Set-Off..................................................................................39

ARTICLE XI
         THE AGENT...............................................................................................39
         Section 11.01  Authorization and Action.................................................................39
         Section 11.02  Agent's Reliance, Etc....................................................................39
         Section 11.03  The Agent and Its Affiliates.............................................................40
         Section 11.04  Noteholders Loan Decision................................................................40
         Section 11.05  Indemnification..........................................................................40
         Section 11.06  Successor Agent..........................................................................40

ARTICLE XII
         TRUSTEE.................................................................................................41



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

         Section 12.01  Duties of Trustee........................................................................41
         Section 12.02  Rights of Trustee........................................................................42
         Section 12.03  Individual Rights of Trustee.............................................................43
         Section 12.04  Trustee's Disclaimer.....................................................................43
         Section 12.05  Notice of Defaults.......................................................................43
         Section 12.06  Reports by Trustee to Noteholders........................................................43
         Section 12.07  Compensation and Indemnity...............................................................44
         Section 12.08  Replacement of Trustee...................................................................45
         Section 12.09  Successor Trustee by Merger, etc.........................................................45
         Section 12.10  Eligibility, Disqualification............................................................45
         Section 12.11  Preferential Collection of Claims Against Borrower.......................................46
         Section 12.12  Appointment of Co-Trustee................................................................46

ARTICLE XIII
         MISCELLANEOUS...........................................................................................47
         Section 13.01  Interpretation and Survival of Provisions................................................47
         Section 13.02  Costs, Expenses and Taxes................................................................47
         Section 13.03  No Waiver; Modifications in Writing......................................................49
         Section 13.04  Binding Effect; Assignment...............................................................49
         Section 13.05  Communications...........................................................................50
         Section 13.06  Governing Law............................................................................51
         Section 13.07  Arbitration..............................................................................51
         Section 13.08  Confidentiality..........................................................................52
         Section 13.09  Execution in Counterparts................................................................53
         Section 13.10  Trust Indenture Act Controls.............................................................53
         Section 13.11  Communication by Noteholders with Other Noteholders......................................53
         Section 13.12  Certificate and Opinion as to Conditions Precedent.......................................53
         Section 13.13  Statements Required in Certificate or Opinion............................................53
         Section 13.14  Rules by Trustee and Agents..............................................................54
         Section 13.15  Legal Holidays...........................................................................54


EXHIBITS

         Exhibit A    Form of Note
         Exhibit B    Form of Guaranty Agreement
         Exhibit C    Form of Subordination Agreement
         Exhibit D    Form of Security Agreement
         Exhibit E    Form of Security Agreement
         Exhibit F    Form of Mortgage, Deed of Trust, Assignment of Production,
                           Security Agreement and Financing Statement
         Exhibit G    Acceptance of Appointment

         INDENTURE, dated as of August ___, 1998, between BRIGHAM EXPLORATION COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Borrower"), and Chase Bank of Texas, National Association, a national banking association existing under the laws of the United States (hereinafter sometimes referred to as the "Trustee").

                              PRELIMINARY STATEMENT

         All covenants and agreements made by the Borrower herein are for the benefit and security of the holders of the Borrower's Senior Subordinated Secured Notes due 2003.


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01  Definitions.

         "Acquired Shares" means _____________ shares of Common Stock acquired by the Noteholders on the Funding Date in accordance with Section 2.01 of the Securities Purchase Agreement and any additional shares of Common Stock of the Borrower issued to the Noteholders after the Funding Date in accordance with
Section 2.01(ii) of the Securities Purchase Agreement.

         "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means (without duplication), as of the date of determination, (a) the sum of (i) the discounted future net revenue from proved crude oil and natural gas reserves of the Borrower and its Consolidated Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated in the most current Reserve Report, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved crude oil and natural gas reserves of the Borrower and its Consolidated Subsidiaries attributable to acquisitions consummated since the date of such Reserve Report, and (B) estimated proved crude oil and natural gas reserves of the Borrower and its Consolidated Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities which reserves were not reflected in the most current Reserve Report which would, in the case of determination made pursuant to clauses (A) and (B), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with Commission guidelines (utilizing the Commission guideline prices utilized in the most current Reserve Report), and decreased by, as of the date of determination, the discounted future net revenue attributable to (C) estimated proved crude oil and natural gas reserves of the Borrower and its Consolidated Subsidiaries reflected in the most current Reserve Report produced or disposed of since the date of such Reserve Report and (D) reductions in the estimated proved crude oil and natural gas reserves of the Borrower and its Consolidated Subsidiaries reflected in such Reserve Report since the date of such Reserve Report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of the most current Reserve

Report which would, in the case of determinations made pursuant to clauses (C) and (D), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with Commission guidelines (utilizing the Commission guideline prices utilized in the most current Reserve Report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Borrower's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a net increase in the ACNTA which exceeds $10,000,000, the Agent shall have the right to require that such increases and decreases in the discounted future net revenue be confirmed in writing by an independent petroleum engineer, at the Borrower's expense, (ii) the capitalized costs that are attributable to seismic and undeveloped oil and gas leases of the Borrower and its Consolidated Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Borrower's books and records as of a date no earlier than the date of the Borrower's latest annual or quarterly financial statements,
(iii) the Net Working Capital on a date no earlier than the date of the Borrower's latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Borrower's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers reasonably acceptable to the Agent, of other tangible assets of the Borrower and its Consolidated Subsidiaries as of a date no earlier than the date of the Borrower's latest audited financial statements, minus (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of (i) minority interests, (ii) any natural gas balancing liabilities and credits of the Borrower and its Consolidated Subsidiaries reflected in the Borrower's latest audited financial statements,
(iii) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the Commission guideline prices utilized in the Borrower's most current Reserve Report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties, (iv) the discounted future net revenue, calculated in accordance with Commission guidelines (utilizing the Commission guideline prices utilized in the Borrower's most current Reserve Report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Borrower and its Consolidated Subsidiaries with respect to volumetric production payments and (v) the discounted future net revenue, calculated in accordance with Commission guidelines, attributable to reserves subject to dollar-denominated production payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a) (i) (utilizing the Commission guideline prices utilized in the Borrower's most current Reserve Report), would be necessary to satisfy fully the obligations of the Borrower and its Consolidated Subsidiaries with respect to dollar-denominated production payments.

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly

20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Agent" means JEDI-II in its capacity as agent pursuant to Article XI and includes any successor agent pursuant to Section 11.06.

         "Agent's Account" shall have the meaning specified in Section 9.03.

         "Average Share Price" means $__________.

         "Basic Documents" means, collectively, this Indenture, the Securities Purchase Agreement and the other Loan Documents.

         "Board of Directors" means the Board of Directors of the Borrower.

         "BOG" means Brigham Oil & Gas, L.P., a Delaware limited partnership.

         "Business Day" means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Houston, Texas, or New York, New York.

         "Business Opportunities Agreement" means the Corporate Shareholders' Agreement dated as of even date herewith between the Purchasers and the Borrower.

         "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock, partnership interests, or any other equity interest (however designated) of or in such Person.

         "Change in Control" means (i) a transaction, including any merger or consolidation of Borrower with any other Person, in which the shareholders of the Borrower immediately prior to such transaction (treating the holders of the Warrants as holders of voting shares) do not own at least fifty-one percent (51.0%) of the voting shares of stock of the Borrower (or the surviving entity in the case of a merger or consolidation) immediately following the consummation of such transaction, or (ii) a transaction, including any merger or consolidation of Borrower with any other Person, in which the members of the Board of Directors immediately prior to such transaction do not comprise at least a majority of the board of directors of the Borrower (or the surviving entity in the case of a merger or consolidation) for a period of twelve (12) months immediately following the consummation of such transaction, or (iii) an event, including any merger or consolidation of Borrower with any other Person, such that Mr. Ben Brigham no longer manages the Borrower (or the surviving entity in the case of a merger or consolidation), other than as a result of his death or disability.

         "Closing" has the meaning provided therefor in Section 2.02 of the Securities Purchase Agreement.

         "Closing Date" means the date upon which the Closing occurs as provided in Section 2.02 of the Securities Purchase Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "Collateral" means the properties, property interests and rights described in Section 4.01 hereof, or otherwise covered by the Collateral Documents, as security for the Obligations.

         "Collateral Documents" means collectively the documents required by the Agent or the Noteholders to obtain the security interests in the Collateral, as described in Section 4.01 hereof, and all other agreements, documents and instruments required in Section 4.01, as the same may from time to time be amended or supplemented.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means the common stock, par value $0.01 per share, of the Borrower or such other class of securities as shall, after the date of this Indenture, constitute the common equity of the Borrower.

         "Consolidated Indebtedness" means all Debt of the Borrower and its Consolidated Subsidiaries.

         "Consolidated Interest Coverage Ratio" means, as of the date of determination, the ratio of (i) EBITDA for the preceding four calendar quarters to (ii) Interest Expense for the same four calendar quarters.

         "Consolidated Net Income" means with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowance for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

         "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

         "corporate trust office" of the Trustee means the office of the Trustee at the address set out in Section 13.05 or at any other office or agency so designated by the Trustee.

         "Debt" means, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal and earned but unpaid issuance fees); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money) excluding Trade Payables but including Schedule 8.02 Payables; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases (other than capital leases and oil and gas leases) which require such Person or its Affiliate to make payments exceeding $100,000 (or $500,000 in the aggregate) over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed rate of interest; (vi) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others including without limitation agreements expressed as an agreement to purchase the Debt or Property of others or otherwise; (ix) obligations to deliver Hydrocarbons in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements, provided that "Debt" shall not include (a) interest or fees (other than earned but unpaid issuance fees) on any of the foregoing, (b) obligations associated with bid, performance, surety or appeal bonds (including those required by Governmental Requirements in connection with Oil and Gas Properties), (c) gas balancing obligations (whether volumetric or dollar denominated), (d) intercompany obligations among the Borrower and its Consolidated Subsidiaries, (e) indemnity obligations which have not matured into fixed liabilities, and (f) purchase price adjustments and similar post-closing obligations (but excluding the deferred payment of any purchase price) incurred in connection with the permitted purchase and sale of Property or stock, and which is to be determined and payable no later than 180 days following the closing of such purchase and sale.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time, or both, would become, an Event of Default.

         "Default Rate" means, for any applicable period, an interest rate equal to the then applicable rate of interest on the Notes (for cash payments of interest) plus 4.00% per annum, but in no event shall the Default Rate exceed the Maximum Rate.

         "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization, and other non-cash charges, minus all non-cash income added to Consolidated Net Income in such period.

         "Effective Date" means the date this Indenture is executed by all the parties hereto.

         "Employee Plan" means any employee benefit plan, program or policy with respect to which the Borrower or any ERISA Affiliate may have any liability or any obligation to contribute, other than a Plan or a Multiemployer Plan.

         "Environmental Laws" means any and all Governmental Requirements pertaining to the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including, without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. As used in the provisions hereof relating to Environmental Laws, the term "oil" has the meaning specified in OPA; the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "Equity Documents" means the Warrants, the stock certificates representing the Acquired Shares, the Registration Rights Agreement and the Business Opportunities Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "Event of Default" shall have the meaning assigned such term in Section 10.01.

         "Excepted Liens" means (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workman's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or customary landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held or materially impair the value of the Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes for which such rights of way and other Property are held or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade, contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and
(vii) Liens permitted by the Loan Documents.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Financial Statements" means the financial statement or statements described or referred to in Section 4.02 of the Securities Purchase Agreement.

         "First Reserve Report" shall have the meaning set out in Section
7.07(a).

         "Funding Date" means the first Business Day following the date all of the conditions precedent to funding in Article VI of the Securities Purchase Agreement have been satisfied.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Subsidiaries or any of their Property or the Agent or any Noteholder.

         "Guarantors" means Brigham, Inc., Brigham Holdings I, LLC, Brigham Holdings II, LLC, BOG and any other Person who becomes party to a Guaranty Agreement pursuant to the terms of Section 7.11.

         "Guaranty Agreements" means the agreements executed by the Guarantors substantially in the form of Exhibit B guarantying, unconditionally, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

         "Hedging Agreements" means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

         "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

         "Indenture" means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

         "Initial Reserve Report" means the report of Cawley, Gillespie & Associates with respect to the Oil and Gas Properties of BOG as of November 30, 1997, a copy of which has been delivered to Agent.

         "Interest Expense" means, for each applicable period for which EBITDA is to be calculated, the sum of all required cash payments of interest during such period on borrowed money. Interest on the Notes, for purposes of this definition, shall be deemed cash payments, calculated at the cash interest rate, whether paid in cash or in kind.

         "Interest Payment Date" means each November __, February __, May __, and August __ following the Funding Date until and including the Maturity Date.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Indenture, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Loan Documents" means this Indenture, the Notes, the Structuring Fee Agreement, the Collateral Documents, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any Subsidiary or Affiliate of the Borrower (other than the Equity Documents and any assignments, participation or similar agreements between any Noteholder and any other lender or creditor with respect to any Obligations pursuant to this Indenture) in connection with, or as security for the payment or performance of, the Notes or this Indenture, as such agreements may be amended, supplemented or restated from time to time.

         "Majority Noteholders" means, at any time, the Noteholders holding more than 50% of the outstanding principal balance of the Notes.

         "Material Adverse Effect" means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole, from those reflected in the Financial Statements, or from the facts represented or warranted in any Loan Document at the time made, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as of the Closing Date or as proposed as of the Closing Date to be conducted or to meet their obligations under the Loan Documents on a timely basis.

         "Maturity Date" means August __, 2003, or in the event of an acceleration of the Obligations, such earlier date as the Obligations become due and payable in full.

         "Maximum Rate" means at any particular time in question, the maximum nonusurious rate of interest, if any, which under applicable law may then be charged on the Notes. If such maximum rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the Borrower from time to time as the effective date of each change in such maximum rate.

         "Mortgage" means the "Mortgage" referred to in Section 4.01(c) or 4.01(f)(ii) and any other mortgages executed pursuant to Section 7.09 hereof.

         "Mortgaged Property" means the Property owned by the Borrower and its Subsidiaries which is subject to the Liens existing and to exist under the Loan Documents.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "Net Working Capital" means, for any Person or group of Persons and as of any date of its determination, the difference (shown on the balance sheets of such Person or group as of the end of the most recent fiscal quarter of such Person or group for which internal financial statements are available) between
(i) all current assets of such Person or group and (ii) all current liabilities of such Person or group, except the current portion of long-term Debt.

         "Notes" means the Senior Subordinated Secured Notes issued pursuant to
Section 2.03 of the Securities Purchase Agreement, in the aggregate face amount of $50,000,000, dated as of the date hereof, made by the Borrower and payable to the order of the Noteholders in their respective Participations.

         "Noteholders" means ___________________ and/or, to the extent then applicable, each assignee of ______________ or their respective successors or assigns in whose name a Note may be registered in the Note Register kept for that purpose.

         "Noteholder's Account" means for any Noteholder, the account specified by such Noteholder as its Noteholder's Account by notice in writing to the Agent.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.05.

         "Obligations" means any and all amounts, liabilities and obligations owing from time to time by Borrower to the Agent or the Noteholders, pursuant to any of the Basic Documents and all renewals, extensions and/or rearrangements thereof, whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising, absolute or contingent.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Borrower. Each such certificate shall include the statements provided for in Section 13.13, if and to the extent required by the provisions thereof.

         "Oil and Gas Properties" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rights, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or other similar temporary use) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, similar equipment, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who shall be reasonably satisfactory to the Trustee and may be counsel to the Borrower. Each such opinion shall include the statements provided for in
Section 13.13, if and to the extent required by the provisions thereof.

         "outstanding", when used with reference to Notes, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

                  (a) Notes that have been canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes for which monies in the necessary amount for payment or redemption shall have been deposited in trust with the Trustee or with any paying agent (other than the Borrower), provided that, if such Notes are to be redeemed, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for giving such notice; and

                  (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of
         Section 2.06.

         "Participation" means, for each Noteholder, such Noteholder's proportionate share of the Obligations and the Warrants.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Permitted Debt" means:

                  (a) The Senior Loan, up to the lesser of $75,000,000 or the "Borrowing Base" under the Senior Credit Agreement;

                  (b) The Notes or other Obligations arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Obligations arising under the Loan Documents;

                  (c) Debt of the Borrower which is existing on the Closing Date and is reflected in the Financial Statements or which constitutes
         Schedule 8.02 Payables, and any renewals or extensions (but not increases) thereof;

                  (d) Accounts payable for the deferred purchase price of Property or services (other than Trade Payables) from time to time incurred in the ordinary course of business which, if greater than 60 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

                  (e) Debt of the Borrower under capital leases (as required to be reported on the financial statements of the Borrower pursuant to
         GAAP) not to exceed $2,000,000;

                  (f) Debt of the Borrower under Hedging Agreements with a Senior Lender or another investment grade counterparty the notional amounts on which do not exceed 75% of Borrower's anticipated oil and/or gas production to be produced during the term of such Hedging Agreements entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's and its Subsidiaries' operations; and

                  (g) Debt of the Borrower not described in clauses (a) through
         (f) which, in the aggregate, does not exceed $1,000,000 at any one time outstanding.

         "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, made by the Borrower relating to the Warrants, the Warrant Shares and the Acquired Shares.

         "Reportable Event" means an event described in Section 4043(c) of ERISA with respect to a Plan, other than an event described in paragraphs (1) through
(8) as to which the 30 day notice requirement has been waived by the PBGC.

         "Reserve Report" means a report, in form satisfactory to the Senior Loan Agent (or if there is no Senior Loan or requirement for a Reserve Report under the Senior Loan, the Agent), setting forth, as of the dates set forth in Sections 7.07(a) and (b) (or such other date in the event of an unscheduled redetermination); (i) the proved oil and gas reserves attributable to the Borrower's and its Subsidiaries' Hydrocarbon Interests together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with Commission reporting requirements at the time and (ii) such other information as the Senior Loan Agent (or, if there is no Senior Loan, or requirement for a Reserve Report under the Senior Loan, the Agent) may reasonably request. The term "Reserve Report" shall also include the Initial Reserve Report, the First Reserve Report, the supplemental Reserve Reports described in Section 7.07(b), and the information to be provided by the Borrower each year pursuant to Section 7.07(d).

         "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower. "Responsible Officer" when used with respect to the Trustee means the chairman or the vice-chairman of the board of directors, the chairman of the executive committee of the board of directors, the president, any vice president, any second or assistant vice president, the cashier, any assistant cashier, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Schedule 8.02 Payables" means payables owing under the agreements listed on Schedule 8.02 which are outstanding more than 75 days after they become fixed and owing, provided that the aggregate amounts of such payables under each such agreement do not exceed the amount set forth for each such agreement on such schedule.

         "Scheduled Redetermination Date" means the last Business Day of each September and March during the term of the Notes, commencing September 1999.

         "Securities" means the Notes, the Warrants and the Acquired Shares.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated of even date herewith between the Noteholders and the Borrower.

         "Senior Credit Agreement" means the Credit Agreement dated as of January 26, 1998, among BOG, the Senior Loan Agent, and the Senior Lenders, as it may from time to time be amended, modified or supplemented from time to time, and any Credit Agreement or similar agreement executed with banks or other financial institutions in connection with any refinancing of the Senior Loan permitted hereunder and under the Subordination Agreement.

         "Senior Loan Agent" means the agent or agents designated under the Senior Credit Agreement. Bank of Montreal is the Senior Loan Agent as of the date hereof.

         "Senior Lenders" means each of the lenders from time to time under the Senior Credit Agreement.

         "Senior Loan" shall mean, collectively, any advance or advances of principal made by the Senior Lenders to BOG or the Borrower under the Senior Credit Agreement and the other Senior Loan Documents.

         "Senior Loan Documents" means the Senior Credit Agreement and all promissory notes, collateral documents and other agreements, documents and instruments executed or delivered in connection therewith, as such agreements may be amended, modified or supplemented from time to time.

         "Special Entity" means any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation, in which a Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g.,a sole general partner controls a limited partnership).

         "Structuring Fee Agreement" means the agreement between the Borrower and ___________________ dated as of the date hereof.

         "Subordination Agreement" means the Intercreditor and Subordination Agreement dated as of even date herewith, by and among the Trustee, the Senior Loan Agent, the Senior Lenders, the Agent, the Noteholders, the Borrower and certain Subsidiaries, substantially in the form of Exhibit C as the same may be supplemented or amended from time to time.

         "Subsidiary" means (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by a Person or one or more of its Subsidiaries or by a Person and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower. Quest Resources L.L.C. and Venture Acquisitions L.P. shall not be considered Subsidiaries of Borrower.

         "TIA" (except as herein otherwise expressly provided or unless the context otherwise requires) means the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed.

         "Trade Payables" means customary trade payables incurred in the ordinary course of business.

         "Trustee" means Chase Bank of Texas, National Association, and, subject to the provisions of Article XII, shall also include its successors and assigns.

         "Warrants" means the Warrants issued by the Borrower to ECT and JEDI-II in their respective Participations pursuant to Section 2.03 of the Securities Purchase Agreement, for the purchase of an aggregate of 1,000,000 shares of Common Stock, and any Warrants issued upon the transfer thereof or in substitution therefore, pursuant to the Warrant Certificate to be issued to ECT and JEDI-II, forms of which are attached to the Securities Purchase Agreement as Exhibit A.

         "Warrant Shares" means the shares of Common Stock and other securities receivable upon exercise of the Warrants.

         Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Noteholders (including ACNTA calculations) hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements (except for changes concurred with by the Borrower's independent public accountants).


                                   ARTICLE II
                ISSUE, DESCRIPTION, FORM, EXECUTION, REGISTRATION
                        OF TRANSFER AND EXCHANGE OF NOTES

         Section 2.01 Form and Dating. The Notes and the Trustee's certificate of authentication are to be substantially in the form of Exhibit A with such appropriate insertions, omissions, substitutions, amendments, changes and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution of the Notes.

         The terms and provisions contained in the Notes and each Guaranty Agreement shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Borrower and the Guarantors, by their execution and delivery of this Indenture and each Guaranty Agreement, expressly agree to such terms and provisions and to be bound thereby.

         The definitive Notes shall be printed or produced in any manner as may be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         Section 2.02 Execution and Authentication. The Notes and each Guaranty Agreement shall be executed by the Borrower and Guarantors, respectively, and be delivered to the Trustee for authentication, and the Trustee shall thereupon, or from time to time thereafter, authenticate and deliver said Notes and each Guaranty Agreement to and upon the written order of the Borrower, signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, without any further action by the Borrower.

         Section 2.03 Denomination of Notes and Record Date. The Notes shall be issuable as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. Each Note shall be dated the date of its authentication.

         The person in whose name any Note is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. The term "record date" as used with respect to any Interest Payment Date shall mean the day of the calendar month preceding the day on which such Interest Payment Date falls. The principal of, and premium, if any, and interest on, the Notes shall be payable at the principal office of the Borrower and any other office or agency of the Borrower designated for that purpose; provided, however, that principal and interest may be payable at the option of the Noteholders to the Agent's Account.

         Section 2.04 Manual Execution. The Notes and Guaranty Agreements shall be signed manually or by facsimile signature on behalf of the Borrower by its President or a Vice President attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

         Only such Notes as shall bear thereon a certificate of authentication substantially in the form recited in Exhibit A, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Borrower shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

         In case any officer of the Borrower who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Borrower, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Borrower; and any Note may be signed on behalf of the Borrower by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Borrower, although at the date of the execution of this Indenture any such person was not an officer.

         Section 2.05 Transfer and Exchange. The Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. Notes to be exchanged shall be surrendered at the Borrower's principal office, and the Borrower shall execute and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive.

         The Borrower shall keep or cause to be maintained at said office or agency a register (herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Borrower shall register Notes and shall register the transfer of Notes as in this Article II provided. For the purposes of registration, exchange, registration of transfer, redemption or conversion of Notes, the Trustee is hereby appointed Note Registrar. Upon surrender for registration of transfer of any Note at said office or agency, the Borrower shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in a like aggregate principal amount. At all reasonable times the Note Register shall be open for inspection by the Trustee. No transfer of any Note shall be valid unless made at said office or agency.

         All Notes presented or surrendered for registration of transfer, exchange, conversion or payment shall (if so required by the Borrower or the Trustee) be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Borrower and the Trustee, duly executed by the registered Noteholder or his attorney duly authorized in writing.

         No service charge shall be made for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial prepayment or conversion, but the Borrower may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Borrower shall not be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portions of Notes being redeemed in part.

         Section 2.06 Replacement Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Borrower shall execute, and the Trustee shall authenticate and deliver, a new Note, in exchange and substitution for the mutilated Note or in lieu of and substitution for the Note destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Borrower and the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Borrower and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same upon the request or authorization of the Borrower. Upon the issuance of any substituted Note, the Borrower may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith, including fees and expenses of the Trustee. In case any Note which has matured or is about to mature or has been called for prepayment or has been presented for conversion shall become mutilated or be destroyed, lost or stolen, the Borrower may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish the Borrower and the Trustee with such security or indemnity as may be required by them to hold each of them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Borrower and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

         If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the borrower or Trustee in connection therewith.

         Every substituted Note issued pursuant to the provisions of this
Section 2.06 upon evidence that any Note is destroyed, lost or stolen shall, with respect to such Note, constitute an additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         Section 2.07 Cancellation of Notes. All Notes surrendered for payment, conversion, registration of transfer or exchange shall, if surrendered to the Borrower or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. On request of the Borrower, the Trustee shall deliver to the Borrower canceled Notes held by the Trustee; provided, however, that the Trustee may at any time destroy any canceled Notes and deliver to the Borrower a certificate of such destruction. If the Borrower shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee or surrendered to the Trustee for cancellation.

         Section 2.08 No Third Party Benefit. Subject to the terms of the Subordination Agreement, nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the Noteholders, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Noteholders.

                                   ARTICLE III
                                  SUBORDINATION

         The Notes shall be subject to the Subordination Agreement.

                                   ARTICLE IV
                          SECURITY FOR THE OBLIGATIONS

         Section 4.01 Security. The Obligations shall be secured by the following which, in each case shall be subordinate in priority only to those liens, security interests or rights granted in the same collateral to secure the performance of Borrower under the Senior Loan Documents, in accordance with, but subject to, the terms of the Subordination Agreement:

                  (a) (i) A Security Agreement substantially in the form of Exhibit D duly executed by the Borrower in favor of the Trustee for the ratable benefit of the Noteholders granting a security interest in all of the Borrower's right, title and interest in and to the Capital Stock of Brigham, Inc. and Brigham Holdings I, LLC, together with proper UCC-1 Financing Statements duly filed in Texas, (ii) a Security Agreement substantially in the form of Exhibit D duly executed by Brigham, Inc. in favor of the Trustee for the ratable benefit of the Noteholders granting a security interest in all of Brigham, Inc.'s right, title and interest in and to the Capital Stock of Brigham Holdings II, LLC and BOG, together with proper UCC-1 Financing Statements duly filed in Texas, (iii) a Security Agreement substantially in the form of Exhibit D duly executed by Brigham Holdings II, LLC in favor of the Trustee for the ratable benefit of the Noteholders granting a security interest in all of Brigham Holdings II, LLC's, right, title and interest in and to the Capital Stock of BOG, together with proper UCC-1 Financing Statements duly filed in Texas and
(iv) a Security Agreement substantially in the form of Exhibit D duly executed by Brigham Holdings I, LLC in favor of the Trustee for the ratable benefit of the Noteholders granting a security interest in all of Brigham Holdings I, LLC's right, title and interest in and to the Capital Stock of BOG, together with proper UCC-1 Financing Statements duly filed in Texas.

                  (b) A Security Agreement, substantially in the form of Exhibit E duly executed by BOG in favor of the Trustee, as collateral agent for the ratable benefit of the Noteholders granting a security interest in all of BOG's right, title and interest in and to all accounts, general intangibles, equipment and inventory of BOG subject to Liens under the Senior Loan Documents.

                  (c) A Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement substantially in the form of Exhibit F executed by BOG in favor of the Trustee, as collateral agent for the ratable benefit of the Noteholders covering all of the Property of BOG subject to Liens under the Senior Loan Documents.

                  (d) A Guaranty Agreement duly executed by each of BOG, Brigham, Inc., Brigham Holdings I, LLC and Brigham Holdings II, LLC in favor of the Trustee for the ratable benefit of the Noteholders guarantying the payment and performance of the Obligations.

                  (e) Stock Powers executed by the Borrower and related stock certificates of Brigham, Inc.

                  (f) (i) Guaranty Agreements from each and every Person now or hereafter guaranteeing all or any portion of the Senior Loan, (ii) Mortgages covering any and all real property (including Oil and Gas Property) now or hereafter pledged as collateral for all or any portion of the Senior Loan, (iii) security agreements covering any and all Property (other than real property subject to a Mortgage) now or hereafter pledged as collateral for all or any portion of the Senior Loan, and (iv) financing statements, stock pledges or other agreements necessary or appropriate to perfect the liens and/or security interests granted pursuant to any of the foregoing. Each of the foregoing instruments shall be in substantially the same form and substance as those executed of even date herewith or otherwise.


                                    ARTICLE V
                                   [RESERVED]


                                   ARTICLE VI
                                   [RESERVED]

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Unless the Agent's prior written consent to the contrary is obtained, the Borrower will, for the benefit of each of the Noteholders, at all times comply with the covenants contained in this Article VII (or cause each Subsidiary's compliance with the applicable covenants), from the date hereof and for so long as any part of the Obligations is outstanding.

         Section 7.01 Financial Statements and Reports. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies for each of the Noteholders:

                  (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and unaudited consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Senior Loan Agent (or in the absence of a Senior Loan, the Agent) which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                  (c) Notice of Default. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

                  (d) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter (excluding routine correspondence and audit request letters) submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower, and a copy of any response by the Borrower to such letter or report (including responses to any audit request letters).

                  (e) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the Commission or any successor agency.

                  (f) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Indenture and not otherwise required to be furnished to the Agent or the Trustee pursuant to any other provision of this Section 7.01.

                  (g) Other Matters. Subject to any applicable restrictions on disclosure, from time to time such other information regarding the business, affairs or financial condition of the Borrower (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as may be requested by and provided to the Senior Lender or Senior Loan Agent.

                  (h) Annual Budgets. Concurrent with the First Reserve Report and each January 1 Reserve Report thereafter, a one-year financial projection for the Borrower and its Subsidiaries in form acceptable to the Senior Loan Agent (or in the absence of a Senior Loan or Senior Loan Agent, the Agent), which projection shall include revenues, expenses and capital expenditures.

                  (i) Monthly Operating Statements. As soon as available and in any event within 30 days after the end of each month, monthly operating statements of BOG including, without limitation, production reports and general and administrative cost summaries by lease for its Oil and Gas Properties, which reports shall include quantities or volume of production, revenue, realized product prices, taxes, capital expenditures by category and lease operating costs which have accrued to BOG's accounts in such period, and such other information with respect thereto as the Senior Loan Agent (or in the absence of a Senior Loan or Senior Loan Agent, the Agent) may require.

The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C-2 to the Senior Credit Agreement executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 8.01 and 8.16 as of the end of the respective fiscal quarter or fiscal year, and (iii) certifying that said financial statements fairly present the consolidated and consolidating financial condition and consolidated results of operations in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

         Section 7.02 Litigation. The Borrower shall promptly give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority involving the Borrower or any Guarantor, except proceedings which, if adversely determined within any reasonable range of loss, would not have a Material Adverse Effect, and (ii) of any material litigation or material proceeding against the Borrower or any Guarantor in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles), or in which injunctive or similar relief is sought. The Borrower will, and will cause each of the Guarantors to, promptly notify the Agent of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Guarantor if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000.

         Section 7.03  Maintenance, Etc.

                  (a) The Borrower shall and shall cause each Subsidiary to: upon reasonable notice, permit representatives of the Agent, during normal business hours, to examine, copy and make extracts from its financial books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably required by the Agent; keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available; and, where failure to do so would have a Material Adverse Effect: preserve and maintain its corporate existence and all of its material attendant rights, privileges and franchises, keep appropriate books of record and account in relation to its business and activities, comply with all Governmental Requirements, pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

                  (b) Contemporaneously with the delivery of the financial statements required by Section 7.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent a certificate of insurance coverage from the insurer in form and scope reasonably satisfactory to the Agent and, if required by the Agent, will furnish the Agent copies of the applicable policies.

                  (c) The Borrower will and will cause each Subsidiary to maintain and operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be maintained and operated in all material respects in a good and workmanlike manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements. The covenants contained in this Section 7.03(c) shall not apply to insignificant Properties unless a failure of such covenant could have a Material Adverse Effect.

         Section 7.04  Environmental Matters.

                  (a) To the extent that a reasonably prudent owner or operator would do so under the same or similar circumstances, the Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to periodically determine and assure that all Oil and Gas Properties of the Borrower and the Subsidiaries and the operations conducted thereon and other activities of the Borrower and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, where failure of the foregoing would have a Material Adverse Effect.

                  (b) The Borrower will promptly notify the Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws with respect to the Property of the Borrower or any Subsidiary, excluding routine testing, compliance and correction action.

         Section 7.05 Further Assurances. The Borrower will and will cause each Guarantor to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Basic Documents. The Borrower at its expense will and will cause each Guarantor to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Basic Documents, or to state more fully the security obligations set out herein or in any of the Basic Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Basic Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

         Section 7.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Guarantor to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Basic Documents, at the time and times and in the manner specified.

         Section 7.07  Engineering Reports.

                  (a) Not less than 30 days prior to the First Borrowing Base Determination Date, the Borrower shall furnish to the Agent a Reserve Report prepared as of December 1, 1998 or later (the "First Reserve Report") and as provided in clause 7.07(b) below.

                  (b) On January 31, 1999 and not less than 30 days prior to each Scheduled Redetermination Date thereafter, commencing with the Scheduled Redetermination Date to occur on September 30, 1999, the Borrower shall furnish to the Agent a Reserve Report. The Reserve Report furnished for the September 30 Scheduled Redetermination Date shall be prepared as of the preceding July 1 and the Reserve Report furnished for the March Scheduled Redetermination Date (as well as the Reserve Report furnished on January 31, 1999) shall be prepared as of the preceding January 1. The Reserve Report furnished on January 31, 1999 and the January 1 Reserve Report of each year beginning January 1, 2000 shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent and the First Reserve Report and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer or Vice President of Operations of the Borrower who shall certify such Reserve Report to have been prepared in accordance with the procedures used in the immediately preceding First Reserve Report or January 1 Reserve Report, as appropriate. At Borrower's option, the July 1 Reserve Report of each year may instead consist of a report from the independent petroleum engineers referred to above on any new wells and a roll-forward by Borrower on any wells previously reported on.

                  (c) In addition, the Borrower shall furnish to the Agent copies of any additional Reserve Reports (other than those specified in Sections 7.07(a) and (b) above) that Borrower or any of its Subsidiaries deliver to the Senior Loan Agent or Senior Lenders pursuant to the Senior Loan Documents.

                  (d) With the delivery of each Reserve Report, the Borrower shall provide to the Agent:

                           (i) a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the most recently delivered Reserve Report does not in the belief of such officer and based upon information in the Borrower's possession, materially overstate the oil and gas reserves of the Borrower and the Subsidiaries as a whole bearing in mind that reserves are evaluated based upon estimates and assumptions with respect to which reasonable minds of competent engineers may differ, (ii) except as set forth in such Reserve Report or on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would violate Section 8.14, (iii) none of its proved Hydrocarbon Interests have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its proved Hydrocarbon Interests sold and in such detail as reasonably required by the Agent, (iv) attached to the certificate is a list of its proved Hydrocarbon Interests added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Hydrocarbon Interests occurring, (v) at the Agent's request, attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties and
         (vi) except as set forth on a schedule attached to the certificate all of the proved Hydrocarbon Interests evaluated by such Reserve Report are Mortgaged Property; and

                           (ii) a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects (i) the representations of the Borrower in Section 4.10 are true and correct and apply to the Hydrocarbon Interests evaluated in the Reserve Report that are described in the Mortgage and (ii) the Borrower has, with respect to those material Hydrocarbon Interests that are evaluated in the most recently delivered Reserve Report, but that are not covered by a Mortgage, conducted overall title due diligence that, in all material respects, equals or exceeds industry standards given the applicable facts and circumstances.

                  (e) In addition to the foregoing, on August 30, 1998, the Borrower shall furnish to the Agent a Reserve Report prepared as of July 1, 1998, by or under the supervision of the chief engineer or Vice President of Operations of the Borrower who shall certify such Reserve Report to have been prepared in accordance with the procedures used in the immediately preceding Initial Reserve Report.

                  (f) Notwithstanding the foregoing, so long as there is a Senior Credit Agreement in effect which requires the semi-annual delivery to the Senior Lenders of reserve reports evaluating the Borrower's and its Subsidiaries' Oil and Gas Properties, delivering the Agent and Noteholders with a copy of each such reserve report and any accompanying officer's certificate (certified to Agent and the Noteholders) required thereunder shall satisfy the Borrower's obligations under this Section 7.07, so long as such reserve report includes a calculation of reserve value based upon pricing assumptions consistent with Commission reporting requirements at the time.

         Section 7.08  Intentionally Omitted.

         Section 7.09  Additional Collateral.

                  (a) Should any of the Borrower's or any Subsidiary's Properties which are not Mortgaged Property be pledged as collateral for the payment of all or any portion of the Senior Loan Obligations, the Borrower will simultaneously with such pledge in favor of the Senior Lenders (or Senior Loan Agent) grant or cause such Subsidiary to grant to the Trustee as security for the Obligations a second-priority Lien interest (subject only to Excepted Liens, the matters set out on Schedule 4.10 hereto, and any additional qualifications and exceptions accepted by the Senior Lenders under any mortgage of such Property to the Senior Agent) in the Borrower's or the Subsidiary's interest in such Properties not already subject to a Lien of the Basic Documents, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Basic Documents, all in form substantially the same as the previous Collateral Documents and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                  (b) Concurrently with the granting of the Lien or other action referred to in Section 7.09(a) above, the Borrower will provide to the Agent all title information provided to the Senior Lenders or Senior Loan Agent in connection therewith and any legal opinion (addressed to the Agent as well) provided to the Seniors Lenders or Senior Loan Agent in connection therewith.

         Section 7.10 ERISA Information and Compliance. Immediately after any Responsible Officer of the Borrower knows or has reason to know any of the following items are true, the Borrower will deliver to the Agent a certificate of a Responsible Officer of the Borrower setting forth details as to such occurrence and such action, if any, the Borrower or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower or its ERISA Affiliate with respect thereto: that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution which is material to a Plan, Multiemployer Plan or Employee Plan has not been or may not be timely made; that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on the Borrower or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; that the Borrower or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a Multiemployer Plan; and that the Borrower or any ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code; or any other condition(s) exist(s) or may occur with respect to one or more Plans, Employee Plans and/or Multiemployer Plans which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

         Section 7.11 Subsidiary Security. Should the Borrower grant to the Senior Loan Agent for the benefit of the Senior Lenders, or to the Senior Lenders, a security interest and pledge of the Capital Stock of any Subsidiary (whether existing as of the Closing Date or created or acquired thereafter), the Borrower will, simultaneously with such pledge in favor of the Senior Loan Agent or Senior Lenders, grant to the Trustee for the benefit of the Noteholders, a second in priority security interest and pledge of such Capital Stock in form and substance satisfactory to the Agent and if any Subsidiary should guaranty all or any portion of the Senior Loan, the Borrower will cause such Subsidiary to enter into a Guaranty Agreement of the Obligations in substantially the same form as the Guaranty Agreement given by Brigham, Inc. on the Closing Date or otherwise in form and substance satisfactory to the Agent. The delivery of such security and guaranty shall be accompanied by such back up corporate authority and opinions of counsel (addressed to the Agent as well as the Senior Loan Agent) as are provided to the Senior Loan Agent.


                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         Unless the Agent's prior written consent to the contrary is obtained, for the benefit of each of the Noteholders, the Borrower will at all times comply with the covenants contained in this Article VIII (or cause each Subsidiary's compliance with the applicable covenants), from the date hereof and for so long as any part of the Obligations is outstanding.

         Section 8.01  Debt.  Neither the Borrower nor any Subsidiary will:

                  (a) Incur, create or assume any Debt, other than Permitted Debt, such that the ratio of the Borrower's Adjusted Consolidated Net Tangible Assets (as at the end of the immediately preceding calendar quarter) to the sum of (i) Borrower's Consolidated Indebtedness (after such incurrence, creation or assumption of additional Debt other than Permitted Debt) plus

(ii) past due interest on Debt, is less than 1.5 to 1.0. This covenant shall also apply to any such Debt incurred or assumed as a result of a merger or consolidation with any other Person. Any such Debt so incurred, created or assumed (without violation of this Section 8.01) must be fully subordinated to the Obligations unless the Agent agrees otherwise, provided that, so long as ECT has been given a first look and right to make a proposal for any future subordinated indebtedness, up to $25,000,000 (less the maximum potential balance at the time in question of the Schedule 8.02 Payables) in the aggregate of such Debt may be incurred that is pari passu in right of payment with the Notes. Notwithstanding the foregoing, in the event of any refinancing of the Senior Loan, which refinancing does not violate, on a proforma basis for the four fiscal quarters of the Borrower after the refinancing, the interest coverage test of Section 8.16, the current ratio test of Section 8.17, or, provided the amount of such refinanced Senior Loan is more than $75,000,000, the covenant in the first sentence of this subsection (a), the refinanced Senior Loan shall remain senior to (and shall not be subordinate to) the Obligations; or

                  (b) Incur, create, suffer or assume any accounts payable for the deferred purchase price of Property or services or any Trade Payables which are more than 75 days past the invoice or billing date, unless such accounts payable are either (i) being contested in good faith by appropriate proceedings and reserves as required under GAAP shall have been established therefor, or
(ii) Schedule 8.02 Payables which are not past due.

Notwithstanding the foregoing, if at any time the ratio of the Borrower's Adjusted Consolidated Net Tangible Assets to the sum of (a) Borrower's Consolidated Indebtedness plus (b) past due interest on Debt, is less than 1.5 to 1.0, the Agent shall have the right to require, and the Borrower covenants and agrees to convey (or cause to be conveyed) to the Trustee or the Agent for the benefit of the Agent and the Noteholders, such additional Potential Collateral as the Agent shall require (subject to the Senior Lenders' rights to a first and prior lien in such Potential Collateral). Such conveyance shall be made within 30 days following receipt of written notice from the Agent and shall be deemed a pledge of additional Collateral in accordance with Section 7.09. As used in this paragraph, "Potential Collateral" means any of Borrower's or any Subsidiary's Oil and Gas Properties (which are not already Collateral) which are identified as containing proved Hydrocarbon reserves, whether currently existing or hereafter acquired.

         Section 8.02 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                  (a) Liens securing the Senior Loan; provided the Trustee or the Agent is granted a second Lien in such Property securing the payment of the Obligations;

                  (b) Liens securing the payment of the Obligations;

                  (c) Excepted Liens;

                  (d) Liens securing leases allowed under clause (e) of the definition of Excepted Liens but only on the Property under lease;

                  (e) Liens disclosed on Schedule 8.02; and

                  (f) Any Permitted Encumbrances as described in the Mortgage.

         Section 8.03 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                  (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Noteholders in Schedule 8.03;

                  (b) accounts receivable arising in the ordinary course Of business;

                  (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                  (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors Service, Inc.;

                  (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by any office located in the United States, Canada, or England of, any bank or trust company which is organized under the laws of the United States, Canada, England or any state or province thereof, which has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc. (or their successors), respectively;

                  (f) deposits in money market funds investing exclusively in investments described in Section 8.03(c), 8.03(d) or 8.03(e);

                  (g) Investments of up to $400,000 in the aggregate in Quest Resources L.L.C.;

                  (h) (i) investments, distributions, loans and advances by the Borrower in or to any Subsidiary of the Borrower which is a Guarantor, (ii) investments, distributions, loans and advances by the Borrower in or to any Subsidiary of the Borrower which is not a Guarantor, provided that such Subsidiary has direct or indirect ownership interests in Oil and Gas Properties or gas gathering systems, gas plants, and similar assets related thereto and the aggregate outstanding amount of such investments, distributions, loans and advances under this clause (ii) shall not exceed $1,000,000 at any time, or
(iii) investments in equity interests in any Person (other than a Subsidiary as provided in clauses (i) or (ii)) whose business is the acquisition, exploration and development of Oil and Gas Properties, gas gathering systems, gas plants, or any line of business which is closely related thereto, provided that the aggregate outstanding amount of any such investments under this clause (iii) shall not exceed $1,000,000 at any time;

                  (i) investments, distributions, loans and advances by a Subsidiary to the Borrower;

                  (j) extensions of credit to purchasers, working interest owners, employees and other persons in the ordinary course of business, up to an aggregate of $1,000,000 at any one time.

         Section 8.04 Dividends, Distributions and Redemptions. Neither the Borrower or any Subsidiary will declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its partners, except to the Borrower or any Subsidiary.

         Section 8.05 Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         Section 8.06 Nature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

         Section 8.07 Mergers, Etc. The Borrower will not and will not permit any Subsidiary to merge into or with or consolidate with any other Person (other than the Borrower or a Subsidiary) or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person (other than the Borrower or a Subsidiary) unless (i) no Default or Event of Default exists and after giving effect to such merger, no Default or Event of Default shall exist, (ii) after giving effect to such merger or consolidation, the surviving entity (as the Borrower hereunder), or in the event of a merger or consolidation of a Subsidiary, the Borrower, would be able to incur at least $1 in additional Debt (other than Permitted Indebtedness), and (iii) the surviving entity ratifies and confirms its Obligations under the Basic Documents and the Notes to the reasonable satisfaction of the Agent and each Guarantor whose Guaranty Agreement is in full force and effect ratifies and confirms its Guaranty Agreement to the reasonable satisfaction of the Agent.

         Section 8.08 Proceeds of Notes. The Borrower will not permit proceeds of the Notes to be used for any purpose other than the partial payment of the Senior Loan. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Basic Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 8.09 ERISA Compliance. The Borrower will not at any time:

                  (a) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i), or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, which could reasonably be expected to have a Material Adverse Effect;

                  (b) Terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of the Borrower or any ERISA Affiliate to the PBGC, which could have a Material Adverse Effect;

                  (c) Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which, if funded, could reasonably be expected to have a Material Adverse Effect;

                  (d) Permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount which could, if such benefits become payable, reasonably be expected to have a Material Adverse Effect. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

                  (e) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

                  (f) Incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA which, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect;

                  (g) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                  (h) Amend or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that Borrower or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

         Section 8.10 Sale of Oil and Gas Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Hydrocarbon Interests except for (i) the sale of Hydrocarbons in the ordinary course of business; (ii) assignments, farmouts, and other disposition of Hydrocarbon Interests which do not contain identified proved Hydrocarbon reserves, provided such assignments, farmouts, and other dispositions are in the normal course of business (e.g., in bringing in participants or disposing of unattractive prospects); (iii) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use and (iv) during any consecutive four fiscal quarters, sales of Hydrocarbon Interests containing identified proved Hydrocarbon reserves which, when taken together with the proceeds of any permitted sales of Subsidiaries during such four quarters under the next sentence of this Section 8.10, shall not exceed $3,000,000 in the aggregate. The Borrower will not sell, and will not permit the sale of, any interest in any Subsidiary unless all or substantially all of the Borrower's interest in such Subsidiary is sold and, during any consecutive four fiscal quarters, the proceeds of any such sale taken together with the proceeds of any sale of Hydrocarbon Interests permitted under clause (iv) of this Section
8.10 does not exceed $3,000,000.

         Section 8.11 Environmental Matters. Neither the Borrower nor any Subsidiary will knowingly cause or permit any of its Property to be in violation of, or knowingly do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property, where such violations or remedial obligations would have a Material Adverse Effect.

         Section 8.12 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Borrower or a Subsidiary) unless such transaction (a) is otherwise not in violation of this Indenture, and (b) unless approved by a majority of the disinterested members of the Board of Directors, is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 8.13 Negative Pledge Agreements. The Borrower will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Basic Documents) which in any way prohibits or restricts any Subsidiary from paying dividends or making any other distribution to the Borrower or which requires the consent of a notice to other Persons in connection with any of the foregoing, other than the Senior Loan Documents so long as the Senior Loan Documents permit the payment of dividends and making of other distributions by the Subsidiaries to the Borrower to the extent needed for the Borrower to meet its scheduled debt service obligations to the Noteholders.

         Section 8.14 Gas Imbalances, Take-or-Pay Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Hydrocarbon Interests of the Borrower and its Subsidiaries which would require the Borrower or its Subsidiaries to deliver five percent (5%) or more of the Borrower's and its Subsidiaries' Hydrocarbons produced on a monthly basis from the Hydrocarbon Interests at some future time without then or thereafter receiving full payment therefor.

         Section 8.15 Borrower as Operator. The Borrower will not and will not allow any of its Subsidiaries to voluntarily resign as operator of more than twenty-five percent (25%) of their currently operated Oil and Gas Properties, unless a substitute operator is appointed that is another Subsidiary of the Borrower or is otherwise acceptable to the Majority Noteholders, approval of such substitute operator not to be unreasonably withheld.

         Section 8.16 Consolidated Interest Coverage Ratio. As of the last day of each fiscal quarter, the Borrower will not permit the Consolidated Interest Coverage Ratio to be less than (i) 1.5 to 1.0 as of the end of the first four
(4) fiscal quarters following the Closing Date and (ii) 2.0 to 1.0 as of the end of each fiscal quarter thereafter.

         Section 8.17 Current Ratio. The Borrower will not permit its ratio of
(i) consolidated current assets of the Borrower and its Consolidated Subsidiaries (including, without limitation, any unused and available commitments under the Senior Credit Agreement) to (ii) their consolidated current liabilities (excluding any principal or interest payments due on the Senior Loan or the Notes), to be less than .8 to 1.0 at any time.

                                   ARTICLE IX
                              PAYMENT OF THE NOTES

         Section 9.01 Repayment. The Borrower shall pay to the Noteholders on the Maturity Date an amount equal to the outstanding principal amount of the Notes plus the accrued and unpaid interest on the outstanding principal amount of the Notes. The Borrower may prepay the Obligations at any time in whole or in part without penalty or premium.

         Section 9.02  Interest.

                  (a) Subject to the provisions of Section 9.02(b), the outstanding principal amount of the Notes shall bear interest at the following rates per annum:

                    Period                                            Rate
                    ------                                            ----

                  Funding Date through August __, 2001                 12%

                  August __, 2001 through August __, 2002              13%

                  August __, 2002 through Maturity Date                14%

The foregoing rates shall apply only to interest which is paid in cash. In the event the Borrower should elect to make any interest payments in kind as permitted by Section 9.02(b), the rates applicable to such payments shall be as set forth in Section 9.02(b).

                  (b) So long as there exists no Event of Default, if on any Interest Payment Date either (i) there exists a "Borrowing Base Deficiency" under the Senior Credit Agreement or (ii) the payment in cash of interest accrued on the Notes would cause the Borrower to be in violation of any covenant or other restriction set forth in the Senior Loan Documents or any Basic Document, the Borrower may pay such interest in kind, as provided in this
Section 9.02(b). In such event the accrued interest due on such Interest Payment Date shall be calculated at the rates set forth in this Section 9.02(b) and the interest due (calculated at the rates set forth in this Section 9.02(b)) shall be deemed an advance of principal under the Notes and, as of the Interest Payment Date, shall be added to the outstanding principal balance of the Notes (notwithstanding that the outstanding principal balance may exceed, in the aggregate, the face amount of the Notes). In order to exercise its option to pay interest in kind under this Section 9.02(b), the Borrower shall, on or before the applicable Interest Payment Date, deliver written notice to the Agent executed by a Responsible Officer specifying the applicable covenant or restriction of the Senior Loan Documents or the Basic Documents that will be violated by payment of accrued interest in cash and notifying Agent of its election to pay interest in kind. Any such election must be made as to all Notes. Should Borrower fail to deliver such written notice in a timely fashion Borrower shall be deemed to have irrevocably elected to make payment of accrued interest in cash and any subsequent failure to do so in a timely fashion (subject to the thirty (30) day grace period provided in Section 10.01(a)) shall constitute an Event of Default hereunder. Notwithstanding anything contained herein to the contrary, the Borrower may not pay interest in kind over the term of the Notes for more than six (6) calendar quarters. In the event the Borrower elects to pay interest in kind, such interest to be paid shall be calculated at the following rates commencing on the immediately preceding Interest Payment Date:

                           Period                                 Rate
                           ------                                 ----

                  Funding Date through August __, 2001             13%

                  August __, 2001 through August __, 2002          14%

                  August __, 2002 through Maturity Date            15%

                  (c) In the event any sum due and payable hereunder is not paid when due such past due amount shall accrue interest at the Default Rate from the date due until paid. Should an Event of Default occur hereunder, interest on the Obligations shall accrue at the Default Rate from the date of occurrence of the Default to which such Event of Default is attributable, until such Event of Default is cured or waived.

                  (d) Interest shall be computed based on a year of 360 days and twelve 30-day months (pro-rated appropriately for the period from the Funding Date until the first Interest Payment Date and for any period of less than three months for which interest may be due as a result of the prepayment or acceleration of the Notes). The rates of interest applicable to the Notes provided in Sections 9.02(a) and (b) shall commence on the first day immediately following the Funding Date or the applicable anniversary of the Funding Date and remain in effect through the next succeeding anniversary of the Funding Date, or the Maturity Date, as applicable.

                  (e) Accrued interest on the Notes shall be due and payable in cash or, if permitted by Section 9.02(b), in kind, quarterly on each Interest Payment Date (including the Maturity Date) or, in the event the maturity of the Notes is accelerated pursuant to the terms of the Basic Documents, such earlier date as the Notes become due and payable, or the date the Notes are paid in full, whichever first occurs. If any Interest Payment Date is not a Business

Day, the interest payment that would be due thereon shall instead be due on the next following Business Day.

                  (f) Notwithstanding anything herein or in the other Basic Documents to the contrary, it is the intention of the parties hereto to conform strictly to usury laws applicable to this transaction. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Notes, this Indenture or in any other Basic Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to the Noteholders that is contracted for, taken, reserved, charged or received under the Notes, this Indenture or under any of the other Basic Documents or agreements or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and, if already paid, shall be credited by the Noteholders on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of any Event of Default under this Indenture or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to this transaction may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Indenture or otherwise in connection with the Notes shall be canceled automatically and, if already paid, shall be credited by the Noteholders on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Noteholders to the Borrower). All sums paid or agreed to be paid to the Noteholders for the use, forbearance or detention of sums included in the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling, if any. As used in this Section 9.02(f), the term "applicable law" shall mean the laws which govern this Indenture as described in Section
12.07 (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Indenture), or law of the United States of America applicable to the Noteholders and the Notes which would permit the Noteholders to contract for, charge, take, reserve or receive a greater amount of interest than under any other applicable law. If the stated rate of interest under this Indenture ever exceeds the Maximum Rate, then the outstanding principal amount of the Notes made hereunder shall bear interest at the Maximum Rate until the difference between the interest which would have been due at the stated rates of interest and the amount due at the Maximum Rate (the "Lost Interest") has been recaptured by the Noteholders. If the Notes are repaid in full and the Lost Interest has not been fully recaptured by the Noteholders pursuant to the preceding sentence, then the Notes shall be deemed to have accrued interest at the Maximum Rate since the date the initial advance under the Notes was made to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to the Noteholders the amount of the Lost Interest remaining to be recaptured by the Noteholders.

         Section 9.03  Payments and Computations.

                  (a) All payments and obligations by Borrower under the Notes or any other Basic Document shall be made to the Agent, without any presentment and without any notation of such payment being made on the Notes (i) by wire transfer in immediately available funds to such account as the Agent may designate from time to time by written notice to the Borrower (the "Agent's Account") or (ii) in such other manner as may be designated in writing to the Borrower by the Agent.

                  (b) The Borrower shall make each payment under this Indenture and under the Notes not later than 2:00 p.m. (Houston, Texas time) on the day when due in U.S. Dollars to the Agent at the location specified in paragraph (a) above in immediately available funds. All payments by the Borrower hereunder shall be made without any offset, abatement, withholding, or reduction.

                  (c) Whenever any payment under the Basic Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and (other than an interest payment subject to Section 9.02(e) above) such extension of time shall in such case be included in the computation of payment of interest. If the time for payment for an amount payable is not specified in the Basic Documents, or in any other document, the payment shall be due and payable ten days after the date on which the Agent or any Noteholder demands payment therefor.

                  (d) Following receipt of payment in cash of any obligations due under the Notes or any other Basic Document the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably to the Noteholders at their respective Noteholder's Account. If and to the extent that the Agent receives any payment or prepayment from the Borrower and fails to distribute such payment or prepayment to the Noteholders ratably on the basis of their respective Participations on the day the Agent receives such payment or prepayment (if received prior to 1:00 P.M. (Houston, Texas time) on such day) or the next Business Day (if received after 1:00 P.M. (Houston, Texas time) on such day), then the Agent shall pay to each Noteholder such Noteholder's Participation of such payment or prepayment together with interest thereon at the Federal Funds Rate for each day from the date such amount should have been distributed by the Agent until such payment or prepayment is actually distributed to the Noteholders. All payments and prepayments received shall be applied first to accrued interest and second to the reduction of principal.

                  (e) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Noteholders that the Borrower will not make such payment in full or will make such payment in kind pursuant to Section 9.02(b), the Agent may assume that the Borrower has made such payment in full, in cash, to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Noteholder on such date an amount equal to the amount then due such Noteholder. If and to the extent the Borrower shall not have so made such payment in full, in cash, to the Agent, each Noteholder shall repay to the Agent forthwith on demand such amount distributed to such Noteholder, together with interest, for each day from the date such amount is distributed to such

Noteholder until the date such Noteholder repays such amount to the Agent, at the Federal Funds Rate for such day.


                                    ARTICLE X
                              DEFAULT AND REMEDIES

         Section 10.01 Events of Default. The occurrence of any of the following shall be an "Event of Default" for the purposes of this Indenture and the Notes:

                  (a) the Borrower shall default in the payment or prepayment when due of any Obligations, and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of thirty (30) days after such Obligations become due, in the case of interest, or thirty (30) days after the Borrower receives notice from the Agent that such Obligations are due, in the case of Obligations other than principal or interest; or

                  (b) (i) The Borrower or any Guarantor shall, as to any Debt (other than the Obligations and the Senior Loan) aggregating more than $2,000,000 default in the payment when due of any principal of or interest thereon, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity, or (ii) as to the Senior Loan, there shall have occurred a default thereunder and the holders of the Senior Loan shall have elected to accelerate the payment of the Senior Loan (or it shall be accelerated automatically or otherwise be due and payable in full); or

                  (c) any representation, warranty or certification made or deemed made herein or in any other Basic Document by the Borrower or any Guarantor, or any certificate furnished by the Borrower or any Guarantor to the Trustee, any Noteholder or the Agent pursuant to the provisions hereof or any other Basic Document, shall prove to have been false or misleading as of the time made or furnished in any material and adverse respect and such default shall continue unremedied for a period of forty-five (45) days after notice thereof to the Borrower by the Agent; or

                  (d) the Borrower shall default in the performance of any of its obligations under Article VIII which are not capable of being cured, or under Sections 8.01, 8.16, 8.17 or 7.01(c); or the Borrower shall default in the performance of any of its obligations under Article VIII which are capable of being cured (other than Sections 8.01, 8.16 and 8.17) or any other Article of this Indenture (other than 7.01(c)) or under any other Basic Document to which it is a party (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of forty-five (45) days after notice thereof to the Borrower by the Agent; or

                  (e) any Guarantor shall default in the performance of its obligation to pay the Liabilities (as defined in the Guaranty Agreement) at maturity, or any Guarantor shall default in the performance of any of its other obligations under its Guaranty Agreement and such default shall continue unremedied for a period of forty-five (45) days after notice thereof to the Guarantor by the Agent; or

                  (f) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (g) the Borrower shall (i) apply for a consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing, or

                  (h) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debt; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (i) a judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered by a court against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof and the Borrower shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (j) any of the Basic Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in all material respects in accordance with their terms, or cease in any material respect to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Indenture, or the Borrower or any Guarantor shall so state in writing, and such Default shall continue unremedied for a period of forty-five
(45) days after notice thereof to the Borrower by the Agent; or

                  (k) any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (f), (g), (h) or (i) hereof or if any Guaranty Agreement related thereto shall for any reason cease to be valid and binding on such Guarantor in all material respects or if such Guarantor shall so state in writing, and such Default shall continue unremedied for a period of forty-five (45) days after notice thereof to the Guarantor by the Agent; or

                  (l) there occurs a Change in Control; or

                  (m) any annual audited financial statement delivered to Agent pursuant to Section 7.01(a) is qualified (as to going concern or similar qualifications).

         Section 10.02  Remedies.

                  (a) During the continuance of any Event of Default specified in Section 10.01 (other than clauses (f), (g) or (h) of Section 10.01), or in clause (k) as it relates to clauses (f), (g) or (h) thereof, the Agent may by written notice to the Borrower declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) Upon the happening of any Event of Default specified in clauses (f), (g) or (h) of Section 10.01, or clause (k) as it relates to clauses
(f), (g) or (h), the entire principal amount of all Obligations then outstanding, including interest accrued thereon, shall, without notice or action by the Trustee, the Agent or the Noteholders be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) In addition to the foregoing, upon the happening of any of the events described in subsections (a) and (b) above, the Trustee, at the direction of the Agent may exercise any of the rights or remedies provided in the Collateral Documents and other Basic Documents or avail itself of any rights or remedies provided by applicable law.

                  (d) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in the Basic Documents; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Obligations; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

         Section 10.03 Production and Proceeds. Notwithstanding that, by the terms of the various Mortgages and other Basic Documents, the Borrower and any other mortgagors are and will be assigning to the Trustee all of the Hydrocarbons covered thereby and all of the products thereof and proceeds and revenues attributable thereto and all payments in lieu of such Hydrocarbons (in this section collectively called the "Production and Proceeds"), so long as no



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

Default has occurred and is continuing (a) the Borrower and such mortgagors may continue to receive all such Production and Proceeds, subject, however, to the Liens created under the Mortgages and other Basic Documents, and (b) upon the Borrower's request the Agent will confirm to any purchasers of Hydrocarbons, title examiners, or other Persons that the Borrower and such mortgagors continue to have the right so to receive such Production and Proceeds until notification by the Agent of the occurrence of a Default. During the continuance of an Event of Default, however, the Trustee at the direction of the Agent may (subject to all rights of the Senior Loan Agent and the Senior Lenders under the Senior Loan Documents) exercise its rights and remedies granted under the Mortgages and the other Basic Documents, including the rights and remedies granted under the Mortgages and the other Basic Documents, including the right to obtain possession of all Production and Proceeds then held by the Borrower and such mortgagors and to receive directly from the purchasers of Hydrocarbons all other Production and Proceeds. In no case shall any failure by the Trustee to collect directly any such Production and Proceeds constitute in any way a release of any of its or the Agent's rights under the Basic Documents.

         Section 10.04 Set-Off. Upon the occurrence of any Event of Default, any Noteholder shall have the right to set-off any funds of the Borrower in the possession of the Noteholder against any Debt (or accrued interest on Debt) then due by the Borrower to the Noteholder. The Borrower agrees that any holder of Notes or a participation in the Notes may exercise any and all rights of counter-claim, set-off, banker's lien and other liens with respect to any and all monies owing by the Borrower to such holder as fully as if such holder of a participation were a holder of a Note in the amount of such participation.

                                   ARTICLE XI
                                    THE AGENT

         Section 11.01 Authorization and Action. Each Noteholder hereby appoints and authorizes the Agent to take such action on behalf of such Noteholder and to exercise such powers under this Indenture as are delegated to the Agent by the terms hereof and of the other Basic Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Indenture or any other Basic Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) only upon the instructions of the Majority Noteholders, and such instructions shall be binding upon Noteholders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Indenture, any other Basic Document, or applicable law.

         Section 11.02 Agent's Reliance, Etc. Neither the Agent nor any of the Agent's directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Agent's own negligence) by it or them under or in connection with this Indenture or the other Basic Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Noteholder and shall not be responsible to any Noteholder for any statements, warranties or representations made in or in connection with this Indenture or the other Basic Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Indenture or any other Basic Document on the part of the Borrower or any Subsidiary or to inspect the Property (including the books and records) of such Persons; (e) shall not be responsible to any Noteholder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Indenture or any other Basic Document; and (f) shall incur no liability under or in respect of this Indenture or any other Basic Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Section 11.03 The Agent and Its Affiliates. With respect to its Participation, and the Note issued to it, the Agent shall have the same rights and powers under this Indenture as any other Noteholder and may exercise the same as though it were not an Agent hereunder. The term "Noteholder" or "Noteholders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any Subsidiary, and any Person who may do business with or own securities of the Borrower, or any Subsidiary, all as if the Agent were not an agent hereunder and without any duty to account therefor to the Noteholders.

         Section 11.04 Noteholders Loan Decision. Each Noteholder acknowledges that it has, independently and without reliance upon the Agent or any other Noteholder and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Basic Documents. Each Noteholder also acknowledges that it will, independently and without reliance upon the Agent or any other Noteholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Indenture.

         Section 11.05 Indemnification. The Noteholders severally agree to indemnify the Agent and each Affiliate thereof and their respective directors, officers, employees and agents (to the extent not reimbursed by the Borrower), according to their respective Participations from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Indenture or any action taken or omitted by the Agent under this Indenture or any other Basic Document (INCLUDING THE AGENT'S OWN NEGLIGENCE), provided that no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Noteholder agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Indenture or any other Basic Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         Section 11.06 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Noteholders and the Borrower and may be removed at any time with cause by the Majority Noteholders upon receipt of written notice from the Majority Noteholders to such effect. Upon receipt of notice of any such resignation or removal, the Majority Noteholders shall have the right to appoint a successor Agent with, if no Default exists, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Noteholders with the consent of the Borrower, if required, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Noteholders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Noteholders and the Borrower, appoint a successor Agent. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Indenture and the other Basic Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent this Indenture and the other Basic Documents.


                                   ARTICLE XII
                                     TRUSTEE

         Section 12.01  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

                           (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the

         Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

                           (ii) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it from the Agent, and the Trustee shall be entitled from time to time to request such a direction.

                  (d) Every provision of this Indenture and each Collateral Document that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section.

                  (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. No provision of this Indenture or any Collateral Document shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Borrower. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be required to take notice, and shall not be deemed to have notice, of any Default or Event of Default hereunder, unless the Trustee shall be notified specifically of the Default or Event of Default in a written instrument or document delivered to it by the Borrower or any Guarantor, or by the Agent or the Majority Noteholders.
In the absence of delivery of a notice satisfying those requirements, the Trustee may assume that there is no Default or Event of Default, except as noted above.

         Section 12.02  Rights of Trustee.

                  (a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation at the sole expense of the Borrower and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (f) The Trustee will not, without the consent of the Agent, give any consent, waiver or approval required under the Collateral Documents or by the terms hereof with respect to the Collateral or agree to any amendment or modification of the Collateral Documents.

                  (g) The Trustee may settle or compromise at any time any and all claims against it which may be asserted by any governmental body or private party for the alleged violation of any Environmental Laws affecting any of the Collateral, and may disclaim (as to itself, but not as to the Indenture or any successor Trustee) any power (including, without limitation, the power to sell the Collateral) granted by the Indenture, the Collateral Documents or any statute or rule of law, the exercise of which power may, in the sole discretion of the Trustee, as advised by counsel, cause the Trustee to incur corporate or personal liability under any Environmental Laws.

         Section 12.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Borrower or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. The provision of this Section shall extend to Affiliates of the Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 12.10 and 12.11.

         Section 12.04 Trustee's Disclaimer.

         The Trustee makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Borrower or any Subsidiary thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with the Trustee, or the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Borrower's use of the proceeds from the Notes or any offering memorandum or solicitation documents, and it shall not be responsible for any statement in the Basic Documents other than its certificate of authentication.

         Section 12.05  Notice of Defaults.

         If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee pursuant to Section 12.01(g), the Trustee shall mail to each Noteholder and the Agent pursuant to Section 13.05 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Note, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of officers in good faith determines that withholding the notice is in the interests of the Noteholders.

         Section 12.06  Reports by Trustee to Noteholders.

         Within 60 days after each November 15, beginning with the November 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such November 15, that complies with TIA ss.313(a), but only if such report is required in any year under TIA ss.313(a). The Trustee also shall comply with TIA ss.ss.313(b) and 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Borrower shall promptly notify the Trustee in writing when the Notes become listed on any national securities exchange or of any delisting thereof.

         Section 12.07  Compensation and Indemnity.

         The Borrower and the Guarantors jointly and severally agree to pay the Trustee from time to time such compensation as shall be agreed in writing between the Borrower and the Trustee for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Borrower and the Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include when applicable the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Borrower and the Guarantors jointly and severally agree to indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expenses, including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee and/or Note Registrar, including the costs and expenses of enforcing this Indenture against the Borrower (including with respect to this Section 12.07) and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Borrower and the Guarantors of any claim for which it may seek indemnity; however, unless the position of the Borrower is materially prejudiced by such failure, the failure of the Trustee to promptly notify the Borrower shall not limit its right to indemnification. The Borrower shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Borrower shall reimburse the Trustee for the reasonable fees and expenses of such counsel if the Borrower is advised by an Opinion of Counsel that the Trustee has separate defenses and that separate representation is appropriate or if the Trustee reasonably determines that such joint defense would otherwise involve a conflict of interest. The Borrower need not pay for any settlement made without its consent.

         Neither the Borrower nor the Guarantors shall be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's breach of the applicable standard of care for its conduct under Section 12.01.

         When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 10.01(f), (g) or (h), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 12.07 shall survive the satisfaction and discharge or other termination of this Indenture.

         Section 12.08  Replacement of Trustee.

         The Trustee may resign by so notifying the Borrower and the Guarantors. The Agent may remove the Trustee by so notifying the Trustee, in writing. The Borrower may remove the Trustee if.

                  (a)      the Trustee fails to comply with Section 12.10;

                  (b)      the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting as Trustee hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Borrower shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Agent may appoint a successor Trustee to replace the successor Trustee appointed by the Borrower.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Borrower and the Guarantors. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Borrower or the Agent may petition, at the expense of the Borrower, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 12.10, the Agent may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA ss.310(a)(5).

         Section 12.09  Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

         Section 12.10  Eligibility, Disqualification.

         This Indenture shall always have a Trustee which satisfies the requirements of TIA ss.310(a)(1) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA ss. 310(b).

         Section 12.11  Preferential Collection of Claims Against Borrower.

         The Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.

         Section 12.12  Appointment of Co-Trustee.

         If the Trustee deems it necessary or desirable in connection with the Collateral and/or the enforcement of the Collateral Documents, the Trustee may appoint a co-Trustee with such powers of the Trustee as may be designated by the Trustee at the time of such appointment (including acting as separate trustee of any Collateral), and the Borrower shall, on request, execute and deliver to such co-Trustee any deeds, conveyances or other instruments required by such co-Trustee so appointed by the Trustee to more fully and certainly vest in and confirm to such co-Trustee its rights, powers, trusts, duties and obligations hereunder.

         All rights (including rights to indemnification hereunder), powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or jointly by the Trustee and such co-Trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-Trustees. No Trustee or co-Trustee shall be personally liable by reason of any act or omission of any other Trustee or co-Trustee hereunder. Any co-Trustee appointed pursuant to this
Section 12.12 may be removed by the Trustee pursuant to the terms of this Indenture and may be removed and may resign pursuant to the provisions of the applicable Collateral Document and of this Indenture.

         A co-Trustee shall not be responsible for and makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Borrower thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with such co-Trustee, or the validity or adequacy of this Indenture or the Notes; a co-Trustee shall not be accountable for the Borrower's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Borrower in this Indenture or any document issued in connection with the sale of the Notes or any statement in the Notes. A co-Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or any Basic Document or the validity or perfection, if any, of Liens granted under this Indenture or the Collateral Documents. A co-Trustee shall not be responsible for independently ascertaining or maintaining such validity or perfection, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Collateral Documents.

         Section 12.13 No Conflict. It is the purpose of this section of the Indenture to remove any potential conflict of interest in the instance in which Chase Bank of Texas, National Association ("Chase") is acting as Trustee and, in its commercial banking capacity, has or may develop a lending relationship with the Borrower or any of its Subsidiary Guarantors. Accordingly, in the event that Chase, in its commercial banking capacity, has or may develop a lending relationship with the Borrower or any of its Subsidiary Guarantors, Chase may, but is not obligated to, resign as Trustee, such resignation to be effective automatically upon receipt by the Trustee of notice from the successor Trustee evidencing its assumption of the duties of Trustee hereunder, without notice to and without prior approval of any party. In the event Chase resigns as trustee pursuant to this Section 12.13, First Union National Bank, a national banking association duly organized and existing under the laws of the United States of America with a corporate trust office in Jacksonville, Florida, or any successor appointed pursuant to the "Acceptance of Appointment" attached hereto as Exhibit 6, has agreed to and shall automatically become successor Trustee hereunder for all purposes. Chase shall give notice of its resignation in writing to the Borrower, the Agent and the Noteholders as soon as possible but in any event not less than forty-five (45) days after its resignation, provided that failure to give such notice shall not impair the effectiveness of such resignation. The provisions of this section shall extend to Affiliates of Chase.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Indenture, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever the Borrower has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Noteholders, such action shall be in the Noteholders' sole discretion unless otherwise specified in this Indenture. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations, warranties, and covenants made in this Indenture, the Notes or any other Basic Document shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Borrower or the Noteholders or (b) acceptance of any of the Notes and payment therefor and repayment or repurchase thereof. All indemnification obligations of the Borrower and the provisions of Section 13.02 shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing those individual Sections, regardless of any purported general termination of this Indenture or any other Basic Document.

         Section 13.02  Costs, Expenses and Taxes.

                  (a)       Intentionally Deleted.

                  (b) The Borrower agrees to indemnify the Agent and the Noteholders, and their respective officers, directors, employees, representatives, agents, attorneys, and Affiliates (collectively, "Related Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), claims, demands, and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (collectively the "Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of, or in any way related to (i) any actual or proposed use by the Borrower of the proceeds of any sale of the Notes, (ii) the operations of the business of the Borrower or any Subsidiary, (iii) any bodily injury or death or property damage occurring in or upon or in the vicinity of any Collateral, (iv) any claim by any third Person against any Collateral assigned to or paid to any Noteholder pursuant to any Collateral Document, (v) the failure of the Borrower or any Subsidiary to comply with any Governmental Requirement, or (vi) any other aspect of this Indenture and the other Basic Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation, or inquiries), or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNITEE (but excluding all Indemnity Matters arising solely by reason of claims between the Noteholders or any Noteholder and the Agent or any Noteholder's shareholders against the Agent or any Noteholder or by reason of the gross negligence or wilful misconduct of any Indemnitee).

                  (c) The Borrower agrees to pay and hold the Noteholders harmless from and against any and all present and future stamp and other similar taxes with respect to this Indenture and Basic Documents and save the Noteholders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and will indemnify the Noteholders for the full amount of taxes paid by the Noteholders in respect of payments made or to be made under this Indenture, any Note, or any other Basic Document and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted.

                  (d) The Borrower agrees to indemnify and hold harmless from time to time the Noteholders, and their respective Related Parties, together with the Trustee, from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages, and liabilities to which any such Person may become subject (i) under any Environmental Law applicable to the Borrower, any Subsidiary, or any of their respective Properties, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, or any of their respective Properties, (iii) due to the ownership by the Borrower or any Subsidiary of their respective Properties or any activity on any of their respective Properties, or any past activity on any of their respective Properties which, though lawful and fully permissible at the time, could result in present liability, (iv) the presence, use, release, storage, treatment, or disposal of hazardous substances on or at any of the properties owned or operated by the Borrower or any Subsidiary, or (v) any other environmental, health, or safety condition in connection with this Indenture or any other Basic Document.

                  (e) In the case of any indemnification hereunder, the Noteholder or other Person indemnified hereunder shall give notice to the Borrower within a reasonable period of time of any such claim or demand being made against the Noteholder or other indemnified Person and the Borrower at its sole cost and expense shall provide a defense of such claim, provided, however, that (i) if the Borrower has failed to assume the defense and employ counsel or
(ii) if the defendants in any such action include both the indemnified party and the Borrower or any Subsidiary and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the Borrower or such Subsidiary or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the Borrower or such Subsidiary, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Borrower as incurred.

                  (f) No indemnitee may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an indemnitee proposes if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitee at that time, including the maximum potential claims against the indemnitee to be indemnified pursuant to this Section 13.02.

                  (g) This Section 13.02 shall not apply to actions, suits, proceedings, investigations, demands, losses, liabilities, claims, damages, deficiencies, interest, judgments, costs, or expenses relating to any Property to the extent arising from the acts or omissions of the Agent or any Noteholder during the period after which such Person, its successors or assigns shall have acquired possession of such Property (whether through foreclosure or deed in lieu of foreclosure, as mortgagee in possession or otherwise).

                  (h) The Borrower's obligations under this Section 13.02 shall survive any termination of this Indenture and the payment of the Obligations.

         Section 13.03  No Waiver; Modifications in Writing.

                  (a) No failure or delay on the part of the Trustee, the Borrower, the Agent or the Noteholders in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Borrower, the Trustee, the Agent or the Noteholders at law or in equity or otherwise.

                  (b) Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Indenture, the Notes or any other Basic Document, shall be effective unless signed by the Borrower and the Majority Noteholders. The Noteholders have all rights to take such actions under this Indenture and the other Basic Documents without the consent or joinder of any holder of the Acquired Shares or Warrants. Any amendment, supplement or modification of or to any provision of this Indenture or the Notes or any other Basic Document, any waiver of any provision of this Indenture, the Notes or any other Basic Document, and any consent to any departure by the Borrower from the terms of any provision of this Indenture, the Notes or any other Basic Document, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Indenture, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 13.04 Binding Effect; Assignment. This Indenture shall be binding upon the Borrower, the Trustee, the Agent and the Noteholders, and their respective successors and permitted assigns. Except as expressly provided in this Indenture, this Indenture shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, Trustee, Agent and Noteholders, and their respective successors and permitted assigns. Subject to applicable federal law and state securities law, all or any portion of the rights and obligations of the Noteholders under this Indenture with respect to the Basic Documents may be sold, assigned or pledged by any Noteholder. Upon any assignment of the Basic Documents, the acquiring Noteholder shall succeed to all of the selling Noteholder's rights and obligations under the Basic Documents to the extent assigned and the selling Noteholder shall be automatically released from any such obligations hereunder with respect to the Basic Documents to the extent assigned.

         Section 13.05 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

         If to the Trustee:

         Chase Bank of Texas, National Association
         Global Trust Services
         600 Travis Street, Suite 1150
         Houston, Texas  77002
         Attention:  Mr. Mauri J. Cowen
         Telephone:        (713) 216-6686
         Telecopier:       (713) 216-5474

         If to the Agent:







         If to the Noteholders:

         and


         If to the Borrower:

         6300 Bridge Point Parkway
         Building 2, Suite 500
         Austin, Texas 78730
         Attention:  Craig M. Fleming
         Telecopier:  (512) 472-3400

or to such other address as the Borrower, Agent or any Noteholder may designate in writing. All other communications may be by regular mail. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four days after being sent by certified mail, return receipt requested, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

         Section 13.06 Governing Law. This Indenture will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws.

         Section 13.07  Arbitration.

                  (a) Binding Arbitration. Subject to the provisions of subparagraph (e), on the request of either the Borrower, the Agent or any Noteholder, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Indenture (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Either the Borrower, the Agent or any Noteholder may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

                  (b) Governing Rules. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

                  (c) Arbitrators. Any arbitration shall be conducted before a three person panel of neutral arbitrators. Such panel shall consist of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law for at least 10 years or a retired judge at the Texas or United States District Court or an appellate court level; (2) a person with at least 10 years experience in commercial lending; and (3) a person with at least 10 years experience in the energy service industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

                  (d) Conduct of Arbitration. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing party. The Borrower, the Agent and the Noteholders each agree to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

                  (e) Parties' Rights. Nothing in the preceding paragraph shall require arbitration prior to the Agent's or the Noteholders' exercise of any rights and remedies under Article X. In addition, nothing in this Section 13.07, nor the exercise of any right to arbitrate thereunder, shall limit the right of the Borrower, the Agent, the Trustee or any Noteholder: (a) to foreclose against any Collateral by the exercise of the power of sale under, or to secure direct payment of the proceeds of any Collateral as provided under, any deed of trust, mortgage, or other security agreement or instrument or applicable law; (b) to exercise self-help remedies such as setoff or repossession; or (c) to obtain provisional or ancillary remedies or relief such as replevin, injunctive relief, attachment or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. Any foreclosure action, or the institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right of the exercising party to submit any claim or dispute to arbitration.

                  (f) Costs of Arbitration. All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator, shall be paid by the Borrower (as to 50%) and the Noteholders (as to 50%) unless otherwise awarded by the arbitrator.

         Section 13.08 Confidentiality. In the event that the Borrower or any Guarantor (hereinafter called the "Subject Entities") provides to the Agent or the Noteholders written confidential information or, if communicated as confidential, oral confidential information belonging to any Subject Entity, the Agent and the Noteholders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Noteholders breaching their obligation of confidence to any Subject Entity, (iii) are previously known by the Agent or the Noteholders from some source other than any Subject Entity, (iv) are hereafter developed by the Agent or the Noteholders without using a Subject Entity's information, (v) are hereafter obtained by or available to the Agent or the Noteholders from a third party who owes no obligation of confidence to any Subject Entity with respect to such information, (vi) are disclosed with a Subject Entity's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Noteholders, or (viii) may be required to be disclosed by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Noteholder may disclose any such information to any other Noteholder, any independent petroleum engineers or consultants, any independent certified public accounts, any legal counsel employed by such Person in connection with this Indenture or any other Basic Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or, subject to
Section 13.04, any assignee or participant (including prospective assignees and participants) in the Obligations; provided, however, that the Agent or the Noteholders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Noteholders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three (3) year period, to maintain the confidentiality of such information for an additional three year period.

         Section 13.09 Execution in Counterparts. This Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 13.10 Trust Indenture Act Controls. Whether prior to or following the qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA ss. 318(c) upon an Indenture qualified under the TIA, the imposed duties shall control under this Indenture.

         Section 13.11 Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         Section 13.12 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Borrower or any Guarantor to the Trustee to take any action under this Indenture, the Borrower or such Guarantor, as the case may be, shall furnish to the Trustee:

                  (a) an Officers' Certificate (which shall include the statements set forth in Section 13.13) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with; and

                  (c) any Opinion of Counsel may assume the existence of non-existence of facts necessary to support such Opinion unless such counsel has actual knowledge that such assumption would be contrary to the actual facts.

         Section 13.13 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

         Section 13.14 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of the Noteholders. The Note Registrar may make reasonable rules for its functions.

         Section 13.15 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday, or a day on which banks and trust companies in the City of New York are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

         IN WITNESS WHEREOF, BRIGHAM EXPLORATION COMPANY has caused this Indenture to be signed by its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION has caused this Indenture to be signed by one of its duly authorized trust officers, all as of the day and year first above written.

                                         BRIGHAM EXPLORATION COMPANY


                                         By:
                                            --------------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------



                                         CHASE BANK OF TEXAS, NATIONAL
                                         ASSOCIATION,
                                         as Trustee


                                         By:
                                            --------------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

STATE OF TEXAS          )
                        )
COUNTY OF DALLAS        )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared ________________ and _____________, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said BRIGHAM EXPLORATION COMPANY, a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ______ day of August,
1998.


                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

My commission expires:


------------------------------

STATE OF TEXAS          )
                        )
COUNTY OF HARRIS        )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared ______________ , known to me to be the person and officer whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, and that she executed the same as the act of said national banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of ________,
1998.


                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

My commission expires:


------------------------------

                                                                     EXHIBIT A


                                                                            1998



         THIS INSTRUMENT IS SUBORDINATED TO THE EXTENT AND IN THE MANNER PROVIDED IN THE SUBORDINATION AGREEMENT REFERRED TO BELOW.

         NOTWITHSTANDING THE PROVISIONS OF SECTION 2.05 OF THE SECURITIES PURCHASE AGREEMENT REFERRED TO BELOW, THE INITIAL PRINCIPAL BALANCE OF THIS NOTE IS $____________, AND SUCH PRINCIPAL AMOUNT SHALL BE INCREASED BY THE AMOUNT OF ANY PAYMENTS OF INTEREST ON THIS NOTE IN KIND. FOR MORE INFORMATION, CONTACT THE COMPANY AT THE ADDRESS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT.

                                ________________

                   Senior Subordinated Secured Note due 2003

No. __                                                            Houston, Texas
$_________                                                       August __, 1998

         BRIGHAM EXPLORATION COMPANY, a Delaware corporation ("Company"), for value received, hereby promises to pay to the order of ___________ ("Purchaser"), to its account at __________________, ABA No. _________, Account No. __________, or such other account or address in the State of Texas as may be specified by the Purchaser, the principal amount of ___________ DOLLARS ($________), or, if less, the aggregate unpaid principal balance of this Note (including any additions to such principal balance as a result of the payment of interest owing in respect of this Note in kind, as more fully described below), together with interest on the unpaid balance of such principal amount in accordance with the Indenture dated as of August __, 1998 (the "Indenture"), between the Company, and ________________, as Trustee (the "Trustee"). The Indenture is being executed in connection with the Securities Purchase Agreement dated as of August __, 1998 (as modified from time to time, the "Securities Purchase Agreement", and together with the Indenture, the "Securities Purchase Documents") among the Company, the Purchaser and the other purchasers party thereto (together with the Purchaser, referred to collectively as the "Noteholders"), and ______________________________, as agent for the
Noteholders ("Agent").

         The Securities Purchase Documents provide for the making of loans by the Noteholders to the Company in exchange for, among other things, the issuance by the Company of the Notes and Warrants (as defined in the Securities Purchase Documents). The Company hereby acknowledges and agrees that, as of the date of the issuance of this Note and notwithstanding the provisions of
Section 2.05 of the Securities Purchase Agreement, the aggregate outstanding principal balance of this Note is $_________. In addition, the Securities Purchase Documents provide that payment of a portion of the interest owing by the Company in respect of the Notes may be made by the Company in kind. The Company hereby acknowledges and agrees that any such payments of interest in kind in respect of this Note shall be deemed to be additional principal advanced by the Purchaser under this Note and such additional principal shall be added to the unpaid principal amount of this Note owing by the Company to Purchaser in respect of this Note. The loan made by the Purchaser to the Company under this Note (including, without limitation, loans deemed to be made as a result of any payments of interest in kind) and all payments made on account of the principal amount of such loans shall be entered by the Purchaser in its records or on the grid attached hereto which is part of this Note; provided that, the failure of the Purchaser to make any such notation shall not impair or otherwise affect the Company's obligations under this Note.

         This Note is subject to optional prepayments, in whole or in part and without premium or penalty, as specified in the Securities Purchase Documents. Payments of principal and interest on this Note are subordinated to the extent provided in the Subordination Agreement dated as of August __, 1998 ("Subordination Agreement") among the Noteholders, the Agent and Bank of Montreal, as agent for certain senior bank lenders. Payments of principal and interest due on this Note shall be made in lawful money of the United States of America in accordance with the Securities Purchase Documents.

         This Note is issued pursuant to the Securities Purchase Documents and is subject to and entitled to the benefits of the Securities Purchase Documents and the security and support therefor, and the holder of this Note may enforce such rights in accordance with the Securities Purchase Documents. Without limiting the foregoing, upon the occurrence of an Event of Default (as defined in the Indenture), payments due under this Note may be accelerated in the manner and with the effect provided in the Securities Purchase Documents.

         It is the intention of the Purchaser and the Company to conform strictly to any applicable usury laws. Accordingly, the terms of the Securities Purchase Documents relating to the prevention of usury will be strictly followed.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                        BRIGHAM EXPLORATION COMPANY



                                        By:
                                           ------------------------------
                                        Name: Craig M. Fleming
                                        Title: Chief Financial Officer

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the securities referred to in the within-mentioned Indenture

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


By:
   ------------------------------
       Authorized Signatory

Dated:
      ------------------

LOAN, MATURITIES, AND PAYMENTS OF PRINCIPAL



----------------------------------------------------------------------------------------
Date     Amount of   Maturity of      Amount of        Unpaid Principal    Notation Made
           Loan         Loan        Principal Paid          Balance               By
                                     or Prepaid
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

                                   EXHIBIT B

                               GUARANTY AGREEMENT


                                       BY


                 _____________________________________________


                                  IN FAVOR OF



                           __________________________




                                AUGUST ___, 1998

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 1        GENERAL TERMS
Section 1.1      Terms Defined Above  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.2      Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.3      Credit Agreement Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 2        THE GUARANTY
Section 2.1      Liabilities Guaranteed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 2.2      Nature of Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 2.3      Collateral Agent's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.4      Guarantor's Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.5      Maturity of Liabilities; Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 2.6      Collateral Agent's and Noteholders' Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 2.7      Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 2.8      Events and Circumstances Not Reducing or Discharging Guarantor's
                 Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 2.9      Right of Subrogation and Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 3        REPRESENTATIONS AND WARRANTIES
Section 3.1      By Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 3.2      No Representation by Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 4        SUBORDINATION OF INDEBTEDNESS
Section 4.1      Subordination of All Guarantor Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 4.2      Claims in Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 4.3      Payments Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 4.4      Liens Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 5        MISCELLANEOUS
Section 5.1      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 5.2      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 5.3      Business and Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 5.4      Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 5.5      Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 5.6      Subordination Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 5.7      ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT by ______________________________ (hereinafter called "Guarantor"), is in favor of __________________________________________
as agent (the "Agent") for the ratable benefit of itself and the Noteholders (hereinafter defined).

                              W I T N E S S E T H:

         A. BRIGHAM EXPLORATION COMPANY, a Delaware corporation (hereinafter called "Borrower") has entered into (i) the Indenture dated as of August __, 1998 (as the same may be amended from time to time, the "Indenture") between the Borrower and _________, as Trustee ("Trustee"), and (ii) the Securities Purchase Agreement dated as of August __, 1998 (as the same may be amended from time to time, the "Securities Purchase Agreement," and together with the Indenture, the "Securities Purchase Documents") among the Borrower, the purchasers named therein ("Noteholders"), and the Agent, in connection with the Borrower's Senior Subordinated Notes due 2003; and

         B. One of the terms and conditions stated in the Securities Purchase Documents for the making of the loans described therein is the execution and delivery to the Agent for the ratable benefit of itself and the Noteholders of this Guaranty Agreement;

         NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Securities Purchase Documents, (ii) to induce the Noteholders, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower in accordance with the terms of the Securities Purchase Documents, (iii) at the special insistence and request of the Noteholders, and
(iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                                   ARTICLE 1
                                 GENERAL TERMS

         Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms "Agent", Borrower", "Guarantor", "Indenture", "Trustee" and "Securities Purchase Documents" shall have the meanings indicated above.

         Section 1.2 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "Contribution Obligation" shall mean an amount equal, at any time and from time to time and for each respective Subsidiary Guarantor, to the product of (a) its Contribution Percentage times (b) the sum of all payments made previous to or at the time of calculation by all Subsidiary Guarantors in respect of the Liabilities, as a Subsidiary Guarantor (less the amount of any such payments previously returned to any Subsidiary Guarantor by operation of law or otherwise, but not including payments received by any Subsidiary Guarantor by way of its rights of subrogation and contribution under Section 2.9 of the other Guaranty Agreements), provided, however, such Contribution Obligation for any Subsidiary Guarantor shall in no event exceed such Subsidiary Guarantor's Maximum Guaranteed Amount, as defined in the respective Guaranty Agreement of such Subsidiary Guarantor.

         "Contribution Percentage" shall mean for any Subsidiary Guarantor for any applicable date as of which such percentage is being determined, an amount equal to the quotient of (a) the Net Worth of such Subsidiary Guarantor as of such date, divided by (b) the sum of the Net Worth of all the Subsidiary Guarantors as of such date.

         "Guarantor Claims" shall have the meaning indicated in Section 4.1 hereof.

         "Guaranty Agreement" shall mean this Guaranty Agreement, and where the context indicates, the Guaranty Agreement of any other Subsidiary Guarantor, as the same may from time to time be amended or supplemented.

         "Liabilities" shall mean:

                 (a) any and all indebtedness, obligations and liabilities of the Borrower to the Agent and the Noteholders pursuant to the Securities Purchase Documents, including without limitation, the unpaid principal of and interest on the Notes (as defined in the Securities Purchase Documents);

                 (b) any additional Obligations (as defined in the Securities Purchase Documents) owing to the Agent and the Noteholders; and

                 (c) all renewals, rearrangements, increases, extensions for any period, amendments or supplements in whole or in part of the Notes or any documents evidencing the above.

         "Maximum Guaranteed Amount" shall mean, for the Guarantor, the greater of (a) the "reasonably equivalent value" or "fair consideration" (or equivalent concept) received by the Guarantor in exchange for the obligation incurred hereunder, within the meaning of any applicable state or federal fraudulent conveyance or transfer laws; or (b) the lesser of (i) the maximum amount that will not render the Guarantor insolvent, or (ii) the maximum amount that will not leave the Guarantor with any property deemed an unreasonably small capital. Clauses (i) and (ii) are and shall be determined pursuant to and as of the appropriate date mandated by such applicable state or federal fraudulent conveyance or transfer laws and to the extent allowed by law take into account the rights to contribution and subrogation under
         Section 2.9 in each Guaranty Agreement so as to provide for the largest Maximum Guaranteed Amount possible.

         "Net Payments" shall mean an amount equal, at any time and from time to time and for each respective Subsidiary Guarantor, to the difference of (a) the sum of all payments made previous to or at the time of calculation by such Subsidiary Guarantor in respect to the Liabilities, as a Subsidiary Guarantor, and in respect of its obligations contained in this Guaranty Agreement, less (b) the sum of all such payments previously returned to such Subsidiary Guarantor by operation of law or otherwise and including payments received by such Subsidiary Guarantor by way of its rights of subrogation and contribution under Section 2.9 of the other Guaranty Agreements.

         "Net Worth" shall mean for any Subsidiary Guarantor, calculated on and as of any applicable date on which such amount is being determined, the difference between (a) the sum of all such Subsidiary Guarantor's property, at a fair valuation and as of such date, minus (b) the sum of all such Subsidiary Guarantor's debts, at a fair valuation and as of such date, excluding the Liabilities.

         "Noteholders" shall mean the holders of the Notes from time to time, and the holders of any promissory note or notes given in substitution or replacement thereof, including, without limitation, pursuant to
         Section 2.06 of the Indenture.

         "Subsidiary Guarantors" shall mean the Guarantors as defined in the Securities Purchase Documents, including the Guarantor.

         Section 1.3 Securities Purchase Documents Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Securities Purchase Documents shall have the same meanings herein as therein.

                                   ARTICLE 2
                                  THE GUARANTY

         Section 2.1 Liabilities Guaranteed. Guarantor hereby irrevocably and unconditionally guarantees the prompt payment of the Liabilities when due, whether at maturity or otherwise, provided, however, that, notwithstanding anything herein or in any other Loan Document to the contrary, the maximum liability of Guarantor hereunder shall in no event exceed the Maximum Guaranteed Amount.

         Section 2.2 Nature of Guaranty. This Guaranty Agreement is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are paid in full. Borrower and the Noteholders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and the Noteholders may waive any Default or Events of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by any of the Noteholders upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. This Guaranty Agreement may be enforced by Trustee, Agent and any holder of any of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Noteholders being conclusively presumed by the Noteholders' request for this Guaranty Agreement and delivery of the same to Trustee.

         Section 2.3 Trustee's Rights. Guarantor authorizes Trustee, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Trustee in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

         Section 2.4 Guarantor's Waivers. Guarantor waives any right to require any of the Noteholders to (i) proceed against Borrower or any other person liable on the Liabilities, (ii) enforce any of their rights against any other guarantor of the Liabilities (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Liabilities (iv) have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Liabilities, or (v) pursue any other remedy in the Noteholders' powers whatsoever. The Noteholders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Noteholders under any of the Loan Documents shall be in the sole and absolute discretion of the Agent, acting on behalf of itself and the Noteholders, and no delay by the Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty Agreement.

         Section 2.5 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor.

Guarantor will, forthwith upon notice from the Agent, pay to the Agent the amount due and unpaid by Borrower and guaranteed hereby. The failure of the Agent to give this notice shall not in any way release Guarantor hereunder.

         Section 2.6 Agent's and Noteholders' Expenses. If Guarantor fails to pay the Liabilities after notice from Agent of Borrower's failure to pay any Liabilities at maturity, and if the Agent or any Noteholder obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Guaranty Agreement, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to Agent and Noteholder, the Agent's and the Noteholder's respective reasonable attorneys' fees.

         Section 2.7 Liability. It is expressly agreed that the liability of the Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

         Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

                 (a) Modifications, etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Notes, or the Securities Purchase Documents or any instrument executed in connection therewith, or any contract or understanding between Borrower and any of the Noteholders, or any other Person, pertaining to the Liabilities;

                 (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any Trustee, Agent or any Noteholder to Borrower or Guarantor or any Person liable on the Liabilities;

                 (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners, or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

                 (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the

Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by law, the act of creating the Liabilities or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Securities Purchase Documents or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

                 (e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower will be liable to perform the Liabilities, or the Noteholders will look to other parties to perform the Liabilities.

                 (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

                 (g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

                 (h)      Care and Diligence.   The failure of the Noteholders
or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                 (i) Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

                 (j) Payments Rescinded. Any payment by Borrower to the Agent or the Noteholders is held to constitute a preference under the bankruptcy laws, or for any reason the Agent or the Noteholders are required to refund such payment or pay such amount to Borrower or someone else; or

                 (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Securities Purchase Documents, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.

         Section 2.9 Right of Subrogation and Contribution. If Guarantor makes a payment in respect of the Liabilities, it shall be subrogated to the rights of the Noteholders against the Borrower with respect to such payment and shall have the rights of contribution against the other Subsidiary Guarantors set forth in Section 2.9 of the Subsidiary Guarantors' Guaranty Agreements; provided that Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution or reimbursement or the right to participate in any security now or hereafter held by or for the benefit of the Noteholders until the Liabilities have been paid in full. The Guarantor agrees that after all the Liabilities have been paid in full that if its then current Net Payments are less than the amount of its then current Contribution Obligation, Guarantor shall pay to the other Subsidiary Guarantors an amount (together with any payments required of the other Subsidiary Guarantors by Section 2.9 of each other Guaranty Agreement) such that the Net Payments made by all Subsidiary Guarantors in respect of the Liabilities shall be shared among all of the Subsidiary Guarantors in proportion to their respective Contribution Percentage.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 By Guarantor. In order to induce the Agent and the Noteholders to accept this Guaranty Agreement, Guarantor represents and warrants to the Agent and the Noteholders (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

                 (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, Guarantor.

                 (b) Existence. Guarantor is duly organized, legally existing and in good standing under the laws of the state of its formation and is duly qualified as a foreign entity in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary.

                 (c) Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all corporate or other organizational action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.

                 (d) Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights or by general principles of equity).

                 (e) No Consent. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                 (f) Solvency. The Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

                 (g) Litigation. Except as disclosed to the Noteholders in Schedule 4.03 of the Securities Purchase Agreement, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Guarantor threatened against the Guarantor or any of its Subsidiaries which involves the possibility of any judgment or liability against the Guarantor or any of its Subsidiaries not fully covered by insurance (except for normal deductibles), and which would be more likely than not to have a Material Adverse Effect.

                 (h) No Breach. Neither the execution and delivery of this Guaranty Agreement, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws or other constituent documents of the Guarantor or any of its Subsidiaries or any Governmental Requirement or any material agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the material revenues or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

         Section 3.2 No Representation by Noteholders. Neither the Noteholders nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.

                                   ARTICLE 4
                         SUBORDINATION OF INDEBTEDNESS

         Section 4.1 Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower arising as a result of subrogation or otherwise as a result of Guarantor's payment of all or a portion of the Liabilities. If any Default exists and is continuing, and if Agent gives notice thereof to the Guarantor requiring the Guarantor Claims not be paid, then, for so long as any Default continues to exist, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

         Section 4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, the Noteholders shall have the right to prove their claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to the Noteholders.
Should Agent or any Noteholder receive, for application upon the Liabilities, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Liabilities, Guarantor shall become subrogated to the rights of Agent or the Noteholders, as applicable, to the extent that such payments to Agent or the Noteholders, as applicable, on the Guarantor Claims have contributed toward the liquidation of the Liabilities, and such subrogation shall be with respect to that proportion of the Liabilities which would have been unpaid if Agent or Noteholders, as applicable, had not received dividends or payments upon the Guarantor Claims.

         Section 4.3 Payments Held in Trust. In the event that notwithstanding Sections 4.1 and 4.2 above, Guarantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, Guarantor agrees to hold in trust for the Noteholders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to Agent, and Guarantor covenants promptly to pay the same to Agent.

         Section 4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Liabilities, regardless of whether such encumbrances in favor of Guarantor, Agent or the Noteholders presently exist or are hereafter created or attach. Without the prior written consent of the Noteholders, Guarantor shall not (a) exercise or enforce any creditor's right it may have against the Borrower, or
(b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

                                   ARTICLE 5
                                 MISCELLANEOUS

         Section 5.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of Trustee, Agent and the Noteholders and is and shall always be fully binding upon the legal representatives, heirs, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization, death, disability or other event affecting Guarantor.

         Section 5.2 Notices. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received in accordance with
Section 12.06 of the Securities Purchase Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to Trustee and Agent in writing.

         Section 5.3 Business and Financial Information. Subject to any applicable confidentiality agreements, the Guarantor will promptly furnish to Trustee, Agent and the Noteholders from time to time upon request such information regarding the business and affairs and financial condition of the Guarantor and its subsidiaries as Trustee, Agent and the Noteholders may reasonably request.

         Section 5.4 Construction. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

         Section 5.5 Invalidity. In the event that any one or more of the provisions contained in this Guaranty Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty Agreement.

         Section 5.6 Subordination Agreement. The rights and remedies of Agent and the Noteholders under this Guaranty Agreement are subject to the terms and conditions of that certain Subordination Agreement dated as of even date herewith, made by the Agent, the Noteholders and the Bank of Montreal.

         Section 5.7      ENTIRE AGREEMENT.   THIS WRITTEN GUARANTY AGREEMENT
EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE AGENT, THE NOTEHOLDERS AND THE GUARANTOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     WITNESS THE EXECUTION HEREOF, as of this the ____ day of August, 1998.

                                     ----------------------



                                     By:
                                        ----------------------------
                                     Name:
                                          --------------------------
                                     Title:
                                           -------------------------

                                     Address:
                                             -----------------------
                                             -----------------------
                                             -----------------------

                                     Telecopier No.:
                                                    ----------------
                                     Telephone No.:
                                                   -----------------
                                     Attention:
                                               ---------------------

                                   EXHIBIT C
                               INTERCREDITOR AND
                            SUBORDINATION AGREEMENT


         THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (the "Agreement") is made as of August __, 1998, by __________ ("__"), ___________ ("___" and
together with ___, the "Subordinated Lender"), and ____, as agent for the Subordinated Lender (in such capacity, the "Subordinated Agent"), and BANK OF MONTREAL, as agent (in such capacity, and together with any successor in such capacity, the "Senior Agent") for each of the lenders that is a signatory to, or which becomes a signatory to, the Senior Credit Agreement (as defined below) (collectively, the "Senior Lender"), for the benefit of the Senior Agent and Senior Lender.

         BRIGHAM EXPLORATION COMPANY, a Delaware corporation (the "Parent), BRIGHAM OIL & GAS, L.P., a Delaware limited partnership ("BOG"), BRIGHAM, INC., a Nevada corporation ("BI"), BRIGHAM HOLDINGS I, LLC, a Nevada limited liability company ("BH-I") and BRIGHAM HOLDINGS II, LLC, a Nevada limited liability company ("BH-II", and together with BI and BH-I, the "Obligors") are signatories hereto solely for the purpose of evidencing their acknowledgment and consent to the terms and conditions of this Agreement and their agreement to make payment of the Senior Indebtedness and Subordinated Indebtedness (as such terms are defined below) in accordance with Section 2.2 of this Agreement.

                                    RECITALS

         A. BOG, as the borrower, the Senior Agent and the Senior Lender are parties to that certain Credit Agreement dated as of January 26, 1998, as amended by (i) that certain First Amendment to Credit Agreement dated as of ________ ,1998 and (ii) that certain Second Amendment to Credit Agreement dated as of _______, 1998 (such agreement, as the same may be from time to time further amended, supplemented, restated, refinanced or replaced, the "Senior Credit Agreement"), pursuant to which the Senior Lender has made certain credit available to and on behalf of BOG.

         B. BOG has heretofore executed and may hereafter execute one or more Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statements and one or more Security Agreements (such agreements, as the same may be from time to time amended, supplemented or replaced, the "Senior Mortgage") dated as of January 26, 1998 in favor of the Senior Agent to secure, inter alia, the obligations outstanding under the Senior Credit Agreement.

         C. Parent, BI, BH-I and BH-II have each executed a Guaranty Agreement dated as of January 26, 1998 (such Guaranty Agreements, as the same may be from time to time further amended, supplemented or replaced, being referred to herein as the "Senior Guaranty Agreements"), in favor of the Senior Agent and the Senior Lender to guarantee, inter alia, the obligations of BOG under the Senior Credit Agreement.

         D. Parent has executed a Security Agreement date as of January 26, 1998 (such Security Agreement, as the same may be from time to time further amended, supplemented or replaced, the "Senior Parent Security Agreement") in favor of the Senior Agent and the Senior Lender to secure, inter alia, the obligations of BOG under the Senior Credit Agreement. The Senior Credit Agreement, the Senior Mortgage, the Senior Guaranty Agreements, the Senior Parent Security Agreement and any other documents or instruments given in connection therewith being collectively referred to herein as the "Senior Loan Documents").

         E. Of even date herewith, Parent, as the borrower, the Subordinated Lender and the Subordinated Agent have executed a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which the Subordinated Lender will make certain advances to the Parent in accordance with the terms and conditions of an Indenture of even date herewith executed by the Parent (the "Indenture"), such advances to be evidenced by one or more promissory notes executed by the Parent in accordance with the Securities Purchase Agreement and the Indenture (the "Subordinated Notes ").

         F. In connection with the execution and delivery of the Securities Purchase Agreement, the Indenture and the Subordinated Notes, BOG has executed one or more Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statements, granting subordinated liens in the properties subject to the Senior Mortgage (such agreements, as the same may be from time to time amended, supplemented or replaced, the "Subordinated Mortgage") in favor of the Trustee under the Indenture ("Trustee"), for the benefit of the Subordinated Agent and the Subordinated Lender, to secure, inter alia, the obligations outstanding under the Subordinated Loan Documents (as defined below).

         G. In connection with the execution and delivery of the Securities Purchase Agreement, BOG, BI, BH-I and BH-II have each executed a Guaranty Agreement dated as of even date herewith (such Guaranty Agreements, as the same may be from time to time further amended, supplemented or replaced, being referred to herein as the "Subordinated Guaranty Agreements"), in favor of the Trustee, for the benefit of the Subordinated Agent and the Subordinated Lender to guarantee, inter alia, the obligations of the Parent under the Subordinated Loan Documents.

         H. In connection with the execution and delivery of the Securities Purchase Agreement and the Indenture, the Parent has executed a Security Agreement dated of even date herewith (such Security Agreement, as the same may be from time to time further amended, supplemented or replaced, being referred to herein as the "Subordinated Parent Security Agreement"), in favor of the Trustee, for the benefit of the Subordinated Agent and the Subordinated Lender, to secure, inter alia, the obligations of the Parent under the Subordinated Loan Documents. The Securities Purchase Agreement, the Indenture, the Subordinated Notes, the Subordinated Mortgage, the Subordinated Guaranty Agreements, the Subordinated Parent Security Agreement and those other documents or instruments given in connection therewith, including those identified on Exhibit "A" attached hereto being collectively referred to herein as the "Subordinated Loan Documents").

         H. One of the conditions to the Senior Agent and the Senior Lender executing the Second Amendment to Credit Agreement referred to above is the execution and delivery of this Agreement.

         I. Therefore, (i) in order to comply with the terms and conditions of the Second Amendment to Credit Agreement, (ii) at the special insistence and request of the Senior Agent and the Senior Lender, and (iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Agent, the Subordinated Lender, the Senior Agent on behalf of the Senior Lender, and the Parent, BOG and the Obligors agree as follows:

                                   ARTICLE I
                                  Definitions

         Section 1.1 Terms Defined Above. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them.

         Section 1.2 Certain Definition. As used in this Agreement the following terms shall have the following meanings, unless the context otherwise requires:

         "Hedging Agreement" shall mean the ISDA Master Agreement between BOG and Bank of Montreal now or hereafter entered into, and any hedging transactions entered into pursuant to the terms thereof.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

         "Payment Blockage Period" means the period commencing on (i) the date on which a default in the payment of any principal of or interest on the Senior Indebtedness occurs or (ii) the date on which a Payment Blockage Notice (as defined below) is given, and expiring on the date which is 60 days following the first day of the Payment Blockage Period.

         "Oil and Gas Properties" shall have the meaning attributed to such term in the Senior Credit Agreement.

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         " Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Senior Indebtedness" shall mean the principal balance of all loans advanced to or letters of credit issued for the account of BOG pursuant to the terms and conditions of the Senior Loan Documents, not to exceed $75,000,000 plus such additional amounts as are permitted under Section 2.6(a)(ii) of this Agreement, and accrued but unpaid interest thereon, all fees, expenses, reimbursement obligations, liabilities, indemnities or other monetary obligations of BOG, the Parent or any Obligor under any Senior Loan Document, and all swap settlement amounts or other amounts due and payable under the Hedging Agreement, whether any of the foregoing is (i) absolute or contingent, direct or indirect, joint, several or independent, (ii) now outstanding or owing or which may hereafter be existing or incurred,
         (iii) due or to become due, or (iv) held or to be held by the Senior Agent or any Senior Lender, and all renewals, extensions, rearrangements, refundings and modifications thereof permitted by the terms hereof.

         "Subordinated Indebtedness" shall mean the principal balance of all loans advanced to the Parent pursuant to the terms and conditions of the Subordinated Loan Documents (including interest paid in kind as permitted by the Subordinated Loan Documents), and accrued but unpaid interest thereon, and all fees, expenses, reimbursement obligations, liabilities, indemnities or other monetary obligations of BOG, the Parent or any Obligor under any Subordinated Loan Document, whether any of the foregoing is (i) absolute or contingent, direct or indirect, joint, several or independent, (ii) now outstanding or owing or hereafter existing or incurred, (iii) due or to become due, or (iv) held or to be held by the Subordinated Agent or any Subordinated Lender, and all renewals, extensions, rearrangements, refundings and modifications thereof permitted by the terms hereof.

                                   ARTICLE II
                                 Subordination

         Section 2.1 Agreement to Subordinate. The payment of any and all Subordinated Indebtedness and the Subordinated Loan Documents are expressly subordinated to the extent and in the manner set forth in Sections 2.2 through
2.8 hereof to the Senior Indebtedness and the Senior Loan Documents.

         Section 2.2      Payment Subordination upon Default.

                 (a) The Subordinated Agent and the Subordinated Lender agree, that:

                 (i) the Subordinated Indebtedness is subordinate in right of payment, to the extent and in the manner provided in this Agreement, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed);

                 (ii) the Parent, BOG and the Obligors may not make any payment (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) upon or in respect of the Subordinated Indebtedness, until all principal and other obligations with respect to the Senior Indebtedness have been paid in full if:

                 (A) a default in the payment of any principal of or interest on the Senior Indebtedness occurs; or

                 (B) the payment of the Subordinated Indebtedness would result in a default or event of default under the Senior Loan Documents or any other default has occurred and is continuing with respect to the Senior Indebtedness that permits, or with the giving of notice or passage of time or both (unless cured or waived) would permit, the Senior Agent or the Senior Lender to accelerate its maturity and the Subordinated Agent receives a notice of the default (a "Payment Blockage Notice") from the Parent, BOG, any Obligor, the Senior Agent or any Senior Lender with regard to the foregoing.

                 (iii) the Parent, BOG and each Obligor may resume payments on and distributions in respect of the Subordinated Indebtedness upon:

                 (A) in the case of a default referred to in Section 2.2(a)(ii)(A), the date upon which the default is cured or waived, or

                 (B) in the case of a default referred to in Section 2.2(a)(ii)(B), the earliest of (1) the date on which such nonpayment default is cured or waived or (2) the expiration of the applicable Payment Blockage Period unless the maturity of the Senior Indebtedness has been accelerated.

                 (iv) Upon any payment or distribution of property or securities to creditors of the Parent, BOG or any Obligor in a liquidation or dissolution of such person or its property, or in an assignment for the benefit of creditors or any marshaling of its assets and liabilities:

                 (A) the Senior Lender shall be entitled to receive payment in full of all Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the Senior Loan Documents, whether or not a claim for such interest would be allowed in such proceeding) before the Subordinated Agent and/or Subordinated Lender shall be entitled to receive any payment with respect to the Subordinated Indebtedness; and

                 (B) until the Senior Indebtedness is paid in full, any payment or distribution to which the Subordinated Agent and/or the Subordinated Lender would be entitled shall be made to the Senior Agent for its benefit and the benefit of the Senior Lender.

                 (C)      Under the circumstances described in this clause
                 (iv), the Parent, BOG, any Obligor, or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making any payment or distribution of cash or other property or securities is authorized or instructed to make any payment or distribution to which the Subordinated Agent and/or the Subordinated Lender would otherwise be entitled (other than securities that are subordinated at least to the same extent as the Subordinated Indebtedness) directly to the Senior Agent for its benefit and the benefit of the Senior Lender to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the Senior Agent and the Senior Lender.

                 (b) The Senior Agent and the Senior Lender shall have the right, in their sole and absolute discretion, to waive the conditions of
Section 2.2(a) prohibiting the payment of the Subordinated Indebtedness whether in an enforcement action brought by the Senior Agent or Senior Lender on the Senior Indebtedness or otherwise.

                 (c) The foregoing provisions of Section 2.2 shall not impair or prohibit the rights of the Subordinated Lender to receive payments in the form of equity securities or additional subordinated debt (including the payment of interest in kind as permitted by the Subordinated Loan Documents) that is subordinated to the Senior Indebtedness in accordance with the terms of this Agreement. Nothing in this Agreement shall limit or restrict the accrual or charging of default interest on any of the Subordinated Indebtedness not paid when due. In addition, the foregoing provisions of this Section 2.2 shall not prevent the Subordinated Agent or any Subordinated Lender from exercising its available remedies upon a default or event of default under the Subordinated Loan Documents, subject to (y) the rights of the Senior Agent and the Senior Lender to receive distributions and payments otherwise payable to the Subordinated Lenders, and (z) the expiration of any then applicable Payment Blockage Period.

         Section 2.3      Payments Received or Made in Violation of this
Agreement.

                 (a) In the event the Subordinated Agent or any Subordinated Lender shall receive any payment or distribution on account of the Subordinated Indebtedness which it is not entitled to receive under the provisions of Section 2.2, the Subordinated Agent or such Subordinated Lender will hold any amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Agent in the form received by it (together with any necessary endorsement) to be applied to the Senior Indebtedness. In the event of any failure by the Subordinated Agent or any Subordinated Lender to make any such endorsement, the Senior Agent is hereby irrevocably authorized and granted a power of attorney (which is irrevocable and coupled with interest) to make the same.

                 (b) If the Parent or any Obligor shall become aware that a "Default" or an "Event of Default" has occurred under Senior Credit Agreement then such Person shall give the Senior Agent, the Senior Lender and the Subordinated Agent prompt written notice thereof.

                 (c) This Agreement defines the relative rights of the Senior Agent and the Senior Lender and the Subordinated Agent and Subordinated Lender. Nothing in this Agreement shall: (i) impair, as between the Parent, BOG or any Obligor, the Subordinated Agent and the Subordinated Lender, the obligations of the Parent, BOG and each Obligor, which are absolute and unconditional, to pay the Subordinated Indebtedness in accordance with the terms of the Subordinated Loan Documents, or (ii) prevent the Subordinated Agent or any Subordinated Lender from exercising its available remedies subject to any applicable Payment Blockage Period.

         Section 2.4      Liens Subordinate.

                 (a) The Subordinated Agent and the Subordinated Lender agree that any Liens upon the Property of any of the Parent, BOG or any Obligor securing payments of the Subordinated Indebtedness are and shall be and remain inferior and subordinated to any Liens securing payments of the Senior Indebtedness in such Property regardless of whether such encumbrances in favor of the Subordinated Agent or any Subordinated Lender or the Senior Agent and the Senior Lender presently exist or are hereafter created or attached and regardless of the date of execution and delivery or the date of filing or recording. Any obligation of the Parent, BOG or any Obligor under the Subordinated Loan Documents to deliver possession of any Property to the Trustee under the Indenture, the Subordinated Agent or the Subordinated Lender, whether for purposes of perfection or realization of any rights thereunder shall be subordinate in all respects to the Parent's, BOG's or any Obligor's obligation to deliver possession of any such Property to the Senior Loan Agent or Senior Lender under the Senior Loan Documents for such purposes.

                 (b) The Subordinated Agent and the Subordinated Lender covenant and agree not to contest or dispute, whether in any proceeding or otherwise, the validity, enforceability, attachment, priority or perfected status of any Lien granted in favor of the Senior Agent or any Senior Lender or take any steps or actions, including the institution of any proceedings, to enjoin or restrain the Senior Agent or any Senior Lender from the exercise of the remedies afforded them under the Senior Loan Documents or applicable law in and to any of the Senior Lender Collateral.

         Section 2.5      Agreement Not to Pursue Action.

                 (a) Following the commencement of any Payment Blockage Period, the Subordinated Agent and each Subordinated Lender covenants that it will not, until the earlier of the date (1) of expiration of the applicable Payment Blockage Period, (2) the Senior Indebtedness is paid in full or the event which gave rise to the Payment Blockage Period is cured or waived, (3) there occurs an event which would cause an automatic acceleration of the Subordinated Indebtedness under any of Sections 10.01(f), (g), (h) or (k) of the Indenture, or (4) the Senior Indebtedness is accelerated and the Senior Agent or Senior Lender takes any action to enforce any of their respective rights under the Senior Credit Agreement, do any of the following unless the Senior Agent or Senior Lender shall also join in such action or commence a similar action: (i) commence any action or proceeding against the Parent, BOG or any Obligor to recover all or any part of the Subordinated Indebtedness or join with any other creditor in bringing any proceedings against such Person under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government, (ii) accelerate the maturity of any Subordinated Indebtedness, or (iii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding to enforce any Lien, collateral right, judgment or other encumbrances on any Property of the Parent, BOG or any Obligor held by the Subordinated Agent or any Subordinated Lender, or to take possession of any such Property; provided the foregoing will not prohibit (A) such presentment as may be necessary to prevent the discharge of any liable parties on any instrument, (B) the filing of claims or notices to prevent the running of any applicable statute of limitations, or (C) or similar actions necessary to preserve the legal rights of the Subordinated Lender and/or the Subordinated Agent.

                 (b) Notwithstanding anything contained in this Agreement to the contrary, the Subordinated Agent and Subordinated Lender shall not be prohibited at any time, whether during a Payment Blockage Period or otherwise, from delivering any notice of default to the Parent, BOG or any Obligor, and the existence of any Payment Blockage Period shall not prevent, abate or delay the running of any applicable cure period under the Subordinated Loan Documents following any default or notice of any default under the Subordinated Loan Documents.

                 (c) The Senior Lender and Senior Agent may enforce no more than two (2) Payment Blockage Periods during any 365 day period.

         Section 2.6 Rights of the Senior Agent and the Senior Lender. The Senior Agent and the Senior Lender may, at any time, and from time to time, without the consent of or notice to the Subordinated Agent or any Subordinated Lender, without incurring responsibility to the Subordinated Agent and/or any Subordinated Lender, without impairing or releasing any of the Senior Agent or the Senior Lender's rights or any of the obligations of the Subordinated Agent and the Subordinated Lender under this Agreement:

                 (a) change the amount, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew, increase or otherwise alter the Senior Indebtedness or any Senior Loan Document or any other instrument or agreement now or hereafter executed or evidencing any of the Senior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Senior Indebtedness, except as follows:

                          (i) To increase the rate of interest or modify the interest payment schedule unless, on a pro forma basis, for the four fiscal quarters of the Parent occurring after the effective date of such increase or modification, the interest coverage test in Section 8.16 of the Indenture is satisfied; or

                          (ii) To increase the principal amount of the Senior Indebtedness above $75,000,000 unless the Senior Indebtedness (as increased) is (A) funded by financial institutions and (B) permitted to be incurred under Section
                 8.01 of the Indenture; or

                          (iii)   To further restrict (beyond those
                 restrictions in the Senior Credit Agreement as in effect on the date hereof) any payment of dividends or similar distributions by any subsidiary of the Parent to the Parent or the granting of any Lien or other security interest securing payment of the Subordinated Indebtedness or any guarantees of the Subordinated Indebtedness; or

                          (iv) To restrict any payments of the Subordinated Indebtedness except as provided in Section 2.2 above;

                 (b) sell, exchange, release or otherwise deal with all or any part of any Property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Senior Indebtedness;

                 (c) release any Person liable in any manner for payment or collection of the Senior Indebtedness;

                 (d) exercise or refrain from exercising any rights against the Parent, BOG or any other Obligor or others, including the Subordinated Agent and the Subordinated Lender; and

                 (e) apply any sums received by the Senior Agent and/or Senior Lender, paid by any Person and however realized, to payment of the Senior Indebtedness in such a manner as the Senior Agent and the Senior Lender, in their sole discretion, may deem appropriate.

Upon request by the Senior Agent prior to the funding of any Senior Indebtedness in excess of $75,000,000, if permitted under Section 2.6(a)(ii) above, the Subordinated Lender will confirm, based upon the information available to it, whether or not such proposed additional Senior Indebtedness is permitted under Section 2.6(a)(ii).

         Section 2.7 Subordination May Not Be Impaired by the Parent, BOG or the Obligors. No right of any present or future Senior Agent or Senior Lender to enforce the subordination as provided in this Agreement will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Parent, BOG or any Obligor or by any act or failure to act, in good faith, by the Senior Agent or any Senior Lender, or by any noncompliance by the Parent, BOG or any Obligor with the terms of any Subordinated Loan Document, regardless of any knowledge thereof that the Senior Agent or any Senior Lender may have or otherwise be charged with. The provisions of this
Section 2.7 are intended to be for the benefit of, and shall be enforceable directly by, the Senior Agent or the Senior Lender.

         Section 2.8 Authorization to File Proof of Claim. If the Subordinated Agent or any Subordinated Lender does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 2.2(a)(iv) hereof at least 30 days before the expiration of the time to file such claim, the Senior Agent is hereby authorized to file an appropriate claim for and on behalf of the Subordinated Agent and the Subordinated Lender.

                                  ARTICLE III
                    Representations. Warranties and Covenant

         Section 3.1 Representations of Subordinated Agent and Subordinated Lender. The Subordinated Agent and each Subordinated Lender represent and warrant that:

                 (a) neither the execution nor delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument which it is now subject to;

                 (b) it has all requisite authority to execute, deliver and perform its obligations under this Agreement; and

                 (c) this Agreement constitutes the legal, valid, and binding obligation of the

Subordinated Agent and the Subordinated Lender, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws and general principles of equity.

         Section 3.2 Representations of Senior Agent. The Senior Agent represents and warrants that:

                 (a) neither the execution nor delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any of the Senior Loan Documents or any other agreement or instrument which it is now subject to;

                 (b) it has all requisite authority for itself and as agent acting on behalf of the Senior Lender, to execute, deliver and perform its and the Senior Lender's obligations under this Agreement; and

                 (c) this Agreement constitutes the legal, valid, and binding obligation of the Senior Agent, enforceable in accordance to its terms, subject to applicable bankruptcy, insolvency or similar laws and general principles of equity.

         Section 3.3 Subordinated Agent, Subordinated Lender Covenants. The Subordinated Agent and each Subordinated Lender covenant that so long as any of the Senior Indebtedness remains outstanding and until the termination of the "Aggregate Commitments" (as defined in the Senior Credit Agreement), it will:

                 (a) cause any note, debenture, or instrument evidencing or securing the Subordinated Indebtedness to contain a statement or legend to the effect that such note, debenture, or other instrument is subordinated to the Senior Indebtedness in the manner and to the extent set forth in this Agreement;

                 (b) not assign or transfer to others the Subordinated Indebtedness or any claim it has or may have against the Parent, BOG or any other Obligor as long as any of the Senior Indebtedness remains outstanding, unless such assignment or transfer is expressly made subject to this Agreement;

                 (c) not amend, supplement or otherwise modify the terms of the Subordinated Indebtedness without the express written consent of the Senior Agent, which consent will not be unreasonably withheld, which has the effect of (i) increasing the principal amount of the Subordinated Indebtedness, provided that the foregoing shall not affect the Parent's right to make payment in kind of accrued interest or the Subordinated Lender's ability to accept payment in kind as provided in the Subordinated Loan Documents, thereby increasing the principal amount of the Subordinated Indebtedness and (ii) increasing the rate of interest or any fees charged on the Subordinated

Indebtedness (provided that the foregoing shall not prohibit any fees or changes in the rate of interest contemplated by the terms of the Securities Purchase Agreement);

                 (d) not ask for, sue for, take, or demand any payment on such indebtedness, except as permitted hereby; and

                 (e) execute any and all other instruments necessary as reasonably required by the Senior Agent or the Senior Lender to effect the subordinations intended hereby.

                                   ARTICLE IV
                                 Miscellaneous

         Section 4.1 Acceptance by the Senior Agent and the Senior Lender. The foregoing subordination provisions are, and are intended to be, an inducement and a consideration to the Senior Agent and each Senior Lender, whether such Senior Lender's Senior Indebtedness is created or acquired before or after the issuance of Subordinated Indebtedness, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and each such Senior Lender shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. Notice of acceptance of this Agreement is waived, acceptance on the part of the Senior Agent and the Senior Lender being conclusively presumed by their request for this Agreement and delivery of the same to them.

         Section 4.2 Assignment by the Senior Agent and the Senior Lender. This Agreement may be assigned by the Senior Agent and the Senior Lender in connection with any assignment or transfer of the Senior Indebtedness or any replacement or refinancing of the Senior Loan.

         Section 4.3 Notice. All notices and other communications provided for herein shall be given or made by telecopy, courier or U.S. Mail or in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or at such other address as shall be designated by such party in a notice to each other party; and in the case of the Senior Agent or any Senior Lender in care of the Senior Agent at the following address:

                          Bank of Montreal, as Agent
                          700 Louisiana, Suite 4400
                          Houston, Texas 77002
                          Telecopier No.: (713) 223-4007
                          Telephone No.: (713) 546-9700
                          Attention: Client Services Group

or at such other address as shall be designated by the Senior Agent in a notice to each other party.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, five (5) days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

         Section 4.4 Amendments and Waivers. The Senior Agent's, Subordinated Agent's, any Senior Lender's or Subordinated Lender's acceptance of partial or delinquent payments or any forbearance, failure or delay by any of the foregoing in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of the Parent, BOG or any Obligor or the Senior Agent, Senior Lender, Subordinated Agent or any Subordinated Lender, or of any right, power or remedy of the Senior Agent, Senior Lender, Subordinated Agent or Subordinated Lender; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. The Subordinated Agent and the Subordinated Lender hereby agree that if the Senior Agent and/or any Senior Lender agrees to a waiver of any provision hereunder, or an exchange of or release of collateral, or the addition or release of any Person as an Obligor, any such action shall not constitute a waiver of any of the Senior Agent's and/or any Senior Lender's other rights or of the Subordinated Agent's or any Subordinated Lender's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by the Subordinated Agent and the Senior Agent and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

         Section 4.5 Parties to the Agreement. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Agent, the Subordinated Lender, the Senior Agent and the Senior Lender, and are solely for the benefit of the Senior Agent, the Senior Lender, the Subordinated Agent and the Subordinated Lender (including their respective assignees and successors); and may not be relied upon or enforced by any other Person. The Parent, BOG and each Obligor have joined herein solely for the purpose of evidencing their acknowledgment and consent to the terms and conditions of this Agreement and their agreement to make payment of the Senior Indebtedness and Subordinated Indebtedness in accordance with the terms of Section 2.2.

         Section 4.6 Reinstatement. To the extent that any payments on the Senior Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Senior Agent or any Senior Lender to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, obligations hereunder with respect to the Senior Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Senior Agent's and the Senior Lender's Liens, interests, rights, powers and remedies under the Senior Loan Documents and this Agreement shall continue in full force and effect. In such event, each Senior Loan Document and this Agreement shall be automatically reinstated and the Parent, BOG, the Obligors, the Subordinated Agent and the Subordinated Lender shall take such action as may be reasonably requested by the Senior Agent and the Senior Lender to effect such reinstatement. Any Senior Lender which has assigned its rights hereunder shall continue to be entitled to the benefits of this Section notwithstanding such assignment.

         Section 4.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         Section 4.8 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE SENIOR AGENT AND THE SENIOR LENDER, THE SUBORDINATED AGENT AND THE SUBORDINATED LENDER AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 4.9 References and Title. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

         Section 4.10 Severability. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law; and all the provisions hereof are intended (a) to be subject to all applicable mandatory provisions of law which may be controlling and (b) to be limited to the extent necessary so that they will not render this Agreement invalid under the provisions of any applicable law. If any term or provision of this Agreement shall be determined to be illegal or unenforceable, all other terms and provisions of this Agreement shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law and the parties agree to promptly meet and negotiate in good faith to establish new arrangements which have the effect of preserving in the economic and commercial benefits established by this Agreement.

         Section 4.11 Subrogation. Subject to the terms of Section 4.6, after all Senior Indebtedness is paid in full and until the Subordinated Indebtedness has been paid in full, the Subordinated Lender shall be subrogated to the rights of the Senior Agent and the Senior Lender to receive distributions and payments applicable to the Senior Indebtedness to the extent that distributions and payments otherwise payable to the Subordinated Lender have been applied to the payment of Senior Indebtedness. A payment or distribution made under this Agreement to the Senior Agent and/or the

Senior Lender that otherwise would have been made to the Subordinated Lender is not, as between Parent, BOG or any Obligor and the Subordinated Agent and Subordinated Lender, a payment on the Subordinated Indebtedness.

WITNESS THE EXECUTION HEREOF, as of this the _____ day of August, 1998.

                                       SENIOR AGENT:

                                       BANK OF MONTREAL

                                       By:
                                          -------------------------
                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------

                                       PARENT:

                                       BRIGHAM EXPLORATION COMPANY,
                                       a Delaware corporation

                                       By:
                                          ------------------------
                                          Craig M. Fleming
                                          Chief Financial Officer

                                       BOG:

                                       BRIGHAM OIL & GAS, L.P.,
                                       a Delaware limited partnership

                                       By:  Brigham, Inc., a Nevada
                                            corporation, its General Partner


                                            By:
                                               -----------------------
                                               Craig M. Fleming
                                               Chief Financial Officer

                                       OBLIGORS:

                                       BRIGHAM, INC.,
                                       a Nevada corporation

                                       By:
                                          --------------------------
                                          Craig M. Fleming
                                          Chief Financial Officer

                                       BRIGHAM HOLDINGS I, LLC,
                                       a Nevada limited liability company

                                       By:
                                          --------------------------
                                       Name:
                                            ------------------------
                                       Title:
                                             -----------------------

                                       BRIGHAM HOLDINGS II, LLC,
                                       a Nevada limited liability company


                                       By:
                                          --------------------------
                                       Name:
                                            ------------------------
                                       Title:
                                             -----------------------



                                       Addresses for notices of the Parent, BOG and each Obligor:

                                       6300 Bridge Point Parkway
                                       Building 2, Suite 500
                                       Austin, Texas 78730
                                       Telecopy No: 512-427-3400

                                   EXHIBIT A

                           Subordinated Loan Document

1.       The Securities Purchase Agreement.

2. Subordinated Note(s) in the aggregate face amount of $50,000,000 issued by the Parent in favor of the Subordinated Lender(s).

3. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of August __, 1998 executed by BOG in favor of the Subordinated Agent, for its benefit and the benefit of Subordinated Lender.

5. Guaranty Agreement dated as of August __, 1998 executed by BOG in favor of the Subordinated Agent and Subordinated Lender.

6. Guaranty Agreement dated as of August __, 1998 executed by Brigham, Inc. in favor of the Subordinated Agent and Subordinated Lender.

7. Guaranty Agreement dated as of August __, 1998 executed by Brigham Holdings I, LLC in favor of the Subordinated Agent and Subordinated Lender.

8. Guaranty Agreement dated as of August __, 1998 executed by Brigham Holdings II, LLC in favor of the Subordinated Agent and Subordinated Lender.

9.

10.

11.

12.

--------------------------------------------------------------------------------

                                   Exhibit D
                                 ------------
                               SECURITY AGREEMENT



                                    Between



                  ----------------------------------------

                                      and

                                           , as Trustee
                       --------------------


                                August __, 1998




--------------------------------------------------------------------------------

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") is made as of August __, 1998, between ___________________ ("Pledgor"); and _________ having an address at __________ ("Secured Party") as trustee and as collateral agent for the ratable benefit of Agent and the Noteholders (each as defined in the Securities Purchase Documents described below).

                                    RECITALS
         A. [The Pledgor] [Brigham Exploration Company, a Delaware corporation] ("Borrower") is executing (i) the Securities Purchase Agreement dated as of August __, 1998 (such agreement, as may from time to time be amended or supplemented, being hereinafter called the "Securities Purchase Agreement") among the [Pledgor] [Borrower], the purchasers named therein ("Noteholders") and __________________, as agent for such Noteholders ("Agent"), and (ii) the Indenture dated as of August __, 1998 ("Indenture," and together with the Securities Purchase Agreement, collectively referred to herein as the "Securities Purchase Documents") between the [Pledgor] [Borrower] and the Trustee, pursuant to which, upon the terms and conditions stated therein, Noteholders agree to make loans to [Pledgor[ [Borrower].

         B. The Noteholders have conditioned their respective obligations under the Securities Purchase Documents upon the execution and delivery by Pledgor of this Agreement, and Pledgor has agreed to enter into this Agreement.

         C. Therefore, in order to comply with the terms and conditions of the Securities Purchase Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                                   ARTICLE 1

                               SECURITY INTEREST

         Section 1.01 Pledge. Pledgor hereby pledges, assigns and grants to Secured Party a security interest in and right of set-off against the assets referred to in Section 1.02 (the "Collateral") to secure the prompt payment and performance of the "Obligations" (as defined in Section 2.02) and the performance by Pledgor of this Agreement.

         Section 1.02 Collateral. The Collateral consists of the following types or items of property which are owned by Pledgor.

                 (a) The securities described or referred to in Exhibit A attached hereto and made a part hereof.

                 (b) (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this Section 1.02, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this Section 1.02 and (v) all books and records relating to any of the property referred to in this
         Section 1.02.

It is expressly contemplated that additional securities or other property of the type described in this Section 1.02 may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional securities and property, together with all other property of the types described above related thereto.

         Section 1.03 Transfer of Collateral. All certificates or instruments representing or evidencing the Pledged Securities shall, subject to, that certain Security Agreement dated January 26, 1998 from [Pledgor] [Borrower] to the Senior Loan Agreement (the "Senior Security Agreement") and the terms of the Subordination Agreement, be delivered to and held pursuant hereto by Secured Party or a Person designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, or (in the case of either certificated or uncertificated securities) Secured Party shall, subject to the Liens created under the Senior Security Agreement and to the terms of the Subordination Agreement, have been provided with evidence that the Pledged Securities have been otherwise transferred to Secured Party in accordance with
Section 8.301 of the Code, all in form and substance satisfactory to Secured Party. Notwithstanding the preceding sentence, and subject to the terms of the Subordination Agreement, at Secured Party's discretion, all Pledged Securities must be delivered or transferred in such manner as to permit Secured Party to be a "protected purchaser" to the extent of its security interest as provided in Section 8.303 of the Code. Secured Party shall have the right, at any time in its discretion and without notice to Pledgor but subject to the Liens created under the Senior Security Agreement and to the terms of the Subordination Agreement, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.06. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

                                   ARTICLE 2

                                  DEFINITIONS

         Section 2.01 Terms Defined Above or in the Securities Purchase Documents. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Securities Purchase

Documents but which are not defined herein shall have the same meanings as defined in the Securities Purchase Documents.

         Section 2.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                 "Agreement" means this Security Agreement, as the same may from time to time be amended or supplemented.

                 "Code" means the Uniform Commercial Code as presently in effect in the State of Texas, Business and Commerce Code, Chapters 1 through 9. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Chapters 8 and 9 of the Code.

                 "Event of Default" means any event specified in Section 6.01.

                 "Obligations" means:

                          (a) any and all indebtedness, obligations and liabilities now or hereafter incurred by the Pledgor pursuant to the Securities Purchase Documents, including without limitation, the unpaid principal of and interest on the Notes;

                          (b) payment of and performance of any and all present or future obligations of Borrower according to the terms of any Hedging Agreement now or hereafter arising between the Pledgor and any Noteholder;

                          (c) any additional "Obligations" (as defined in the Securities Purchase Documents) owing to the Agent and the Noteholders;

                          (d) all renewals, rearrangements, increases, extensions for any period, amendments or supplement in whole or in part of the Notes or any documents evidencing the above; and

                          (e) all interest, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by Agent and the Noteholders in connection with the execution, administration or enforcement of Agent's or any of the Noteholders' rights and remedies hereunder or any other agreement with Pledgor.

                 "Obligor" means any Person, other than Pledgor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

                 "Pledged Securities" means all of the securities and other property (whether or not the same constitutes a "security" under the Code) referred to in Section 1.02 and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Secured Party, the Agent and the Noteholders to accept this Agreement, Pledgor represents and warrants to Secured Party, the Agent and the Noteholders (which representations and warranties will survive the creation and payment of the Obligations) that:

         Section 3.01 Ownership of Collateral; Encumbrances. Pledgor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and the security interest granted to the Senior Loan Agent pursuant to the Senior Security Agreement, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party.

         Section 3.02 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements) is required for (a) the due execution, delivery and performance by Pledgor of this Agreement, (b) the grant by Pledgor of the security interest granted by this Agreement, (c) the perfection of such security interest or (d) the exercise by Secured Party of its rights and remedies under this Agreement.

         Section 3.03 Pledged Securities. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

         Section 3.04 Security Interest. The pledge of Pledged Securities pursuant to this Agreement creates a valid and perfected second priority security interest subordinate only to the first priority security interest of the Senior Loan Agent, in the Collateral, enforceable against Borrower and all third parties and securing payment of the Obligations.

         Section 3.05 Collateral. All statements or other information provided by Pledgor to Secured Party, Agent or any Noteholder describing or with respect to the Collateral is or (in the case of subsequently furnished information) will be when provided correct and complete in all material respects.

                                   ARTICLE 4

                            COVENANTS AND AGREEMENTS

         Pledgor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

         Section 4.01 Sale, Disposition or Encumbrance of Collateral. Except as permitted by the Indenture, Pledgor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party or to the Senior Loan Agent pursuant to the Senior Security Agreement and in accordance with the terms of the Subordination Agreement.

         Section 4.02 Dividends or Distributions. So long as no Event of Default shall have occurred and be continuing: Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Collateral, provided, however, that any and all

                 (a) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement), any Collateral,

                 (b) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or reclassification, and

                 (c) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral,

shall, subject to the Liens created under the Senior Security Agreement and to the terms of the Subordination Agreement, be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, subject to the Liens created under the Senior Security Agreement and to the terms of the Subordination Agreement, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

         Section 4.03 Records and Information. Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). Pledgor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.

         Section 4.04 Certain Liabilities. Pledgor hereby assumes all liability for the Collateral, the security interest created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral.

         Section 4.05 Further Assurances. Upon the request of Secured Party, Pledgor shall (at Pledgor's expense) execute and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, issuers of securities or other third parties or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

         Section 4.06 Stock Powers. Pledgor shall furnish to Secured Party such stock powers and other instruments as may be required by Secured Party to assure the transferability of the Collateral when and as often as may be requested by Secured Party.

         Section 4.07 Rights to Sell. If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder subject to the Senior Security Agreement and in accordance with the terms of the Subordination Agreement, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

                 (a) execute and deliver, and use its best efforts to cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), if such registration is, in the opinion of Secured Party, necessary or advisable to effect a public distribution of the Collateral, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                 (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party;

                 (c) use its best efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

                 (d) use its best efforts to do or cause to be done all such others acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party and the Noteholders by reason of the failure by Pledgor to perform any of the covenants contained in this
Section 4.07 and consequently agrees that if Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages, and not as penalty, an amount (in no event to exceed the amount of Obligations then outstanding) equal to the value of the Collateral on the date the Secured Party shall demand compliance with this Section 4.07.

         Section 4.08 Voting and Other Consensual Rights. Except to the extent otherwise provided in subsection 6.06(d), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided however, that Pledgor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof, and, provided, further, that upon request of Secured Party at any time or from time to time, Pledgor shall give Secured Party prompt written notice of the manner in which Pledgor has exercised, or the reasons for refraining from exercising, any such right.

                                   ARTICLE 5

                   RIGHTS, DUTIES AND POWERS OF SECURED PARTY

         The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

         Section 5.01 Discharge Encumbrances. Secured Party may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the Post-Default Rate.

         Section 5.02 Transfer of Collateral. Secured Party may transfer any or all of the Obligations, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

         Section 5.03 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are, subject to the Liens under the Senior Security Agreement and the terms of the Subordination Agreement, in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated (to the maximum extent permitted by law) to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

         Section 5.04 Disclaimer of Certain Duties. The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party, Agent or any Noteholder to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

         Section 5.05 Custody and Preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that neither Secured Party, Agent nor any Noteholder shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

                                   ARTICLE 6

                               EVENTS OF DEFAULT

         Section 6.01 Events. It shall constitute an Event of Default under this Agreement if an Event of Default occurs and is continuing under the Securities Purchase Documents.

         Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, subject to the Liens created under the Senior Security Agreement and to the terms of the Subordination Agreement, take any or all of the following actions without notice (except where expressly required below or in the Securities Purchase Documents) or demand to Pledgor:

                 (a) Declare all or part of the indebtedness pursuant to the Obligations immediately due and payable as provided in the Securities Purchase Documents and enforce payment of the same by Pledgor or any Obligor.

                 (b) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party, Agent or any Noteholder may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice.
         Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.

                 (c) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable attorneys' fees and legal expenses incurred by Secured Party and the Noteholders.

                 (d) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

                 (e) Receive, change the address for delivery, open and dispose of mail addressed to Pledgor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Pledgor.

                 (f) Exercise all other rights and remedies permitted by law or in equity.

         Section 6.03 Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in- fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Subordination Agreement, but at Pledgor's cost and expense and without notice to Pledgor, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         Section 6.04 Liability for Deficiency. If any sale or other disposition of Collateral by Secured Party in compliance with the Loan Documents and applicable law or any other action of Secured Party or any Noteholder hereunder in compliance with the Loan Documents and applicable law results in reduction of the Obligations, such action will not release Pledgor from its liability to Secured Party and the Noteholders for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

         Section 6.05 Reasonable Notice. If any applicable provision of any law requires Secured Party or any Noteholder to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

         Section 6.06 Pledged Securities. Upon the occurrence and during the continuance of an Event of Default and subject to the Liens created under the Senior Security Agreement and to the terms of the Subordination Agreement:

                 (a) All rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4.02 shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Secured Party shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.

                 (b) All dividends and interest payments which are received by Pledgor contrary to the provisions of this Section 6.06 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

                 (c) Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of such Pledged Securities or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                 (d) If the issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any court or governmental agency or instrumentality, then all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4.08 with respect to the Pledged Securities issued by such issuer shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

         Section 6.07 Non-judicial Enforcement. To the extent permitted by law, Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

         Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Securities Purchase Documents.

         Section 7.02 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

         Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Agreement may be delivered by Pledgor or Secured Party to any financial intermediary or other third party for the purpose of transferring or perfecting any or all of the Pledged Securities to Secured Party or its designee or assignee.

         Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

         Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party nor any Noteholder shall have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to Pledgor.

         Section 7.06 Governing Law; Jurisdiction. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

         Section 7.07     Continuing Security Agreement.

         (a)     Except as may be expressly applicable pursuant to Section
9.505 of the Code, no action taken or omission to act by Secured Party or the Noteholders hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 4.08 or any other action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party and the Noteholders shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

         (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party or the Noteholders, and Secured Party's and the Noteholders' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.08.

         Section 7.08 Termination. The grant of a security interest hereunder and all of Secured Party's and the Noteholders' rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has (a) retransferred and delivered all Collateral in its possession to Pledgor, and (b) executed a written release or termination statement and reassigned to Pledgor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations and the compliance by Pledgor with all covenants and agreements hereof, Secured Party, at the written request and expense of Pledgor, will release, reassign and transfer the Collateral to Pledgor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.04 and the provisions of subsection 7.07(b) shall survive the termination of this Agreement.

         Section 7.08 Subordination Agreement. The rights and remedies of the Agent and the Noteholders under this Agreement are subject to the terms and conditions of that certain Subordination Agreement dated as of August __, 1998, made by Secured Party, the Agent, the Noteholders and the Bank of Montreal.

         Section 7.09 Counterparts, Effectiveness. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, Agent or the Noteholders, and it is not necessary for Secured Party, Agent or any Noteholder to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

PLEDGOR:
                                    ----------------------------------



                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                              FINANCING STATEMENT


         This Financing Statement is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

1.       The name and address of the Debtor is:

         [DEBTOR'S NAME]
         6300 Bridge Point Parkway
         Building 2, Suite 500
         Austin, Texas 78730

2.       The name and address of the Secured Party is:

         -----------------------

         -----------------------

         -----------------------
         Federal Tax I.D.
                          ------
3.       This Financing Statement covers the following Collateral:

                 (a) The securities described or referred to in Exhibit A attached hereto and made a part hereof.

                 (b) (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this paragraph 3, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this paragraph 3 and (v) all books and records relating to any of the property referred to in this paragraph 3.

PLEDGOR  :
                                    ----------------------------------


                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                                   EXHIBIT A

                               PLEDGED SECURITIES


         ______ shares of capital stock of _______________evidenced by Certificate No. ___, such shares representing _______ of the capital stock of
_______________

                                   EXHIBIT  E


                               SECURITY AGREEMENT

           (Accounts, Inventory, Equipment, Chattel Paper, Documents,
              Instruments, General Intangibles and Other Property)



                                    Between

                            BRIGHAM OIL & GAS, L.P.

                                      and

                                _______________,
                                   as Trustee



                                August __, 1998

                               SECURITY AGREEMENT

           Accounts, Inventory, Equipment, Chattel Paper, Documents,
              Instruments, General Intangibles and Other Property

         THIS SECURITY AGREEMENT (this "Agreement") is made as of August __, 1998, between BRIGHAM OIL & GAS L.P., a Delaware limited partnership with principal offices at 6300 Bridge Point Parkway, Bldg. 2, Suite 500, Austin, Texas 78730 ("Debtor"); and _________ having an address at __________ ("Secured Party") as trustee and as collateral agent for the ratable benefit of Agent and the Noteholders (each as defined in the Securities Purchase Documents described below).

                                    RECITALS

         A. Brigham Exploration Company, a Delaware corporation ("Borrower") is executing (i) the Securities Purchase Agreement dated as of August __, 1998 (such agreement, as may from time to time be amended or supplemented, being hereinafter called the "Securities Purchase Agreement") among the Borrower, the purchasers named therein ("Noteholders") and _________ ___________________________________________________________, as agent for such
Noteholders ("Agent"), and (ii) the Indenture dated as of August __, 1998 ("Indenture," and together with the Securities Purchase Agreement, collectively referred to herein as the "Securities Purchase Documents") between the Borrower and the Trustee, pursuant to which, upon the terms and conditions stated therein, the Noteholders agree to make loans to the Debtor.

         B. The Noteholders have conditioned their respective obligations under the Securities Purchase Documents upon (1) the execution and delivery by Debtor of the Guaranty Agreement dated as of August __, 1998 ("Guaranty Agreement") made by the Debtor for the benefit of the Agent and the Noteholders and providing for the guarantee by the Debtor of the Borrower's obligations under the Securities Purchase Documents, and (2) the execution and delivery by Debtor of this Agreement in order to secured its guaranty obligations, and Debtor has agreed to enter into this Agreement.

         C. Therefore, in order to comply with the terms and conditions of the Securities Purchase Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

                                   ARTICLE 1

                               SECURITY INTEREST

         Section 1.01 Grant of Security Interest. Debtor hereby assigns and grants to Secured Party a security interest in and right of set-off against the assets referred to in Section 1.02 (the "Collateral") to secure the prompt payment and performance of the "Obligations" (as defined in Section 2.02) and the performance by Debtor of this Agreement.

         Section 1.02 Collateral. The Collateral consists of the following types or items of property which are owned by Debtor (including property hereafter acquired by Debtor as well as property which Debtor now owns or in which Debtor has rights):

                 (a) All of Debtor's accounts, inventory, equipment, chattel paper, documents, instruments and general intangibles.

                 (b) (i) Any related or additional property from time to time delivered to or deposited with Secured Party by or for the account of Debtor; (ii) all certificates of title or other documents evidencing ownership or possession of or otherwise relating to any property referred to in this Section 1.02; (iii) all property used or usable in connection with any property referred to in this Section 1.02; (iv) all policies of insurance (whether or not required by Secured Party) covering any property referred to in this Section 1.02;
         (v) all goods which were at any time included in the Collateral and which are returned to or for the account of Debtor following their sale, lease or other disposition; (vi) all proceeds, products, replacements, additions to, substitutions for, accessions of, and property necessary for the operation of any of the property referred to in this Section 1.02, including, without limitation, insurance payable as a result of loss or damage to any of the property referred to in this Section 1.02, refunds of unearned premiums of any such insurance policy and claims against third parties; and (vii) all books and records related to any of the property referred to in this Section 1.02, including, without limitation, any and all books of account, customer lists and other records relating in any way to the accounts, chattel paper, instruments or inventory referred to in this Section 1.02.

                 (c) All general intangibles related to any property referred to in this Section 1.02, including, without limitation, all
         (i) letters of credit, bonds, guaranties, purchase or sales agreements and other contractual rights, rights to performance, and claims for damages, refunds (including tax refunds) or other monies due or to become due; (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any governmental agency or court; (iii) consulting, engineering and technological information and specifications, design data, patent rights, trade secrets, literary rights, copyrights, trademarks, labels, trade names and other intellectual property;

         (iv) business records, computer tapes and computer software; (v) goodwill; and (vi) other intangible personal property, whether similar or dissimilar to the property referred to in this Section 1.02.

It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto. The term "Collateral" does not, however, include any geological or geophysical data or other property to the extent that the assignment thereof or granting of a security interest therein would violate any contracts or other restrictions applicable thereto.

                                   ARTICLE 2

                                  DEFINITIONS

         Section 2.01 Terms Defined Above or in the Securities Purchase Documents. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Securities Purchase Documents but which are not defined herein shall have the same meanings as defined in the Securities Purchase Documents.

         Section 2.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                 "Accounts" means all accounts, chattel paper and instruments (as such terms are defined in the Code) at any time included in the Collateral.

                 "Account Debtor" means any Person liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any obligations included in the Collateral, whether as an account debtor (as defined in the Code), obligor on an instrument, issuer of documents or securities, guarantor or otherwise.

                 "Agreement" means this Security Agreement, as the same may from time to time be amended or supplemented.

                 "Code" means the Uniform Commercial Code as presently in effect in the State of Texas, Business and Commerce Code, Chapters 1 through 9. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Chapter 9 of the Code.

                 "Disclosure - Restricted Collateral" means any Collateral in which Debtor is permitted to grant a security interest but which Debtor is not permitted, under confidentiality agreements or restrictions from time to time in effect, to disclosure to Secured Party or Noteholders.

                 "Event of Default" means any event specified in Section 6.01.

                 "Inventory" means all inventory (as defined in the Code) at any time included in the Collateral.

                 "Obligations" means:

                 (a) any and all indebtedness, obligations and liabilities now or hereafter incurred by the Debtor pursuant to the Guaranty Agreement;

                 (b) payment of and performance of any and all present or future obligations of Debtor according to the terms of any Hedging Agreement now or hereafter arising between the Debtor and any Noteholder;

                 (c) any additional "Obligations", (as defined in the Securities Purchase Documents) owing to the Agent and the Noteholders;

                 (d) all renewals, rearrangements, increases, extensions for any period, amendments or supplement in whole or in part of the Notes or any documents evidencing the above; and

                 (e) all interest, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by the Agent and the Noteholders in connection with the execution, administration or enforcement of Secured Party's or any of the Noteholders' rights and remedies hereunder or any other agreement with Debtor.

                 "Obligor" means any Person, other than Debtor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Secured Party to accept this Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

         Section 3.01 Ownership of Collateral; Encumbrances. Debtor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the matters permitted under or otherwise disclosed in the Securities Purchase Documents and the security interest created by this Agreement, and Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party.

         Section 3.02 No Required Consent. Except for any consents or waivers required in connection with Disclosure-Restricted Collateral, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements) is required for (a) the due execution, delivery and performance by Debtor of this Agreement, (b) the grant by Debtor of the security interest granted by this Agreement, (c) the perfection of such security interest or (d) the exercise by Secured Party of its rights and remedies under this Agreement.

         Section 3.03 Priority Security Interest. Subject only to the matters permitted under or otherwise disclosed in the Securities Purchase Documents and to the terms of the Subordination Agreement, the grant of the security interest in the Collateral pursuant to this Agreement creates a valid and perfected priority security interest in the Collateral, enforceable against Debtor and all third parties and securing payment of the Obligations, and second only to the security interest granted to Senior Loan Agent, including without limitation pursuant to that certain Security Agreement dated January 26, 1998 from Pledgor to the Senior Loan Agent (the "Senior Security Agreement").

         Section 3.04 No Filings By Third Parties. No unexpired financing statement or other public notice or recording covering the Collateral is on file in any public office (other than any financing statement or other public notice or recording naming Secured Party or the Senior Loan Agent as the secured party therein), and Debtor will not execute any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

         Section 3.05 No Name Changes. Debtor has not, during the preceding five years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Debtor herein.

         Section 3.06 Location of Debtor and Collateral. Debtor's chief executive office and Debtor's records concerning the Collateral are located at the address or location set forth in the opening paragraph hereof. As of the date hereof, the Collateral is located at Debtor's address set forth in the opening paragraph hereof or in the states set forth on Schedule 3.06 attached hereto.

         Section 3.07 Collateral. All statements or other information provided by Debtor to Secured Party or any Noteholder describing or with respect to the Collateral is or (in the case of subsequently furnished information) will be when provided correct and complete in all material respects.

         Section 3.08 Delivery of Documents or Letters of Credit. With respect to any Inventory or other Collateral covered by one or more certificates of title or other documents evidencing ownership or possession thereof, and with respect to any Accounts or other Collateral supported by letters of credit, each of such certificates, documents or letters of credit has, if requested by Secured Party, been delivered to the Secured Party, except that such documents or instruments may, if there are outstanding amounts owing under the Senior Loan Agreement, be delivered to the Senior Loan Agent who shall maintain first priority status of such security interest according to the terms of the Senior Loan Agreement (provided that all certificates, documents and letters of credit referred to in Section 1.02 shall be subject to the security interest created by this Agreement irrespective of whether or not such delivery shall have been made).

                                   ARTICLE 4

                            COVENANTS AND AGREEMENTS

         Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

         Section 4.01 Change in Location of Collateral or Debtor. Debtor will notify Secured Party on or before the date of any change in location of the Collateral to a place outside the states listed on Schedule 3.06. Debtor will give Secured Party 30 days' prior written notice of (a) the opening or closing of any place of Debtor's business or (b) any change in the location of Debtor's chief executive office or address.

         Section 4.02 Change in Debtor's Name or Corporate Structure. Debtor will not change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) without notifying Secured Party of such change in writing at least 30 days prior to the effective date of such change. Without the express written consent of Secured Party, however, Debtor will not engage in any other business or transaction with respect to the Collateral herein under any name other than Debtor's name hereunder or "Brigham Exploration Company" unless the Debtor has notified the Secured Party of such other name and executed or caused to be executed financing statements or other documentation required by the Secured Party to continue the perfection of the Security Interest herein.

         Section 4.03 Documents; Collateral in Possession of Third Parties. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, Debtor will, upon Secured Party's request, cause the interest of Secured Party to be properly noted thereon and will, forthwith upon receipt and subject to the Liens under the Senior Security Agreement and to the terms of the Subordination Agreement, deliver same to Secured Party. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, Debtor shall, upon Secured Party's request, notify such Person of Secured Party's security interest in such Collateral. Upon Secured Party's request, Debtor shall instruct any such Person to hold all such Collateral for Secured Party's account subject to Debtor's instructions and the terms of the Subordination Agreement, or, if an Event of Default shall have occurred, subject to Secured Party's instructions and the Liens under the Senior Security Agreement and to the terms of the Subordination Agreement.

         Section 4.04     Delivery of Letters of Credit and Instruments.
Debtor will, upon Secured Party's request and subject to the Liens under the Senior Security Agreement and to the terms of the Subordination Agreement, deliver each letter of credit, if any, included in the Collateral to Secured Party, in each case forthwith upon receipt by or for the account of Debtor. If any Account becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money (other than checks or drafts in payment of Accounts collected by Debtor in the ordinary course of business prior to notification by Secured Party under Section 6.02(h)), Debtor will, upon Secured Party's request and subject to the Liens under the Senior Security Agreement and to the terms of the Subordination Agreement, immediately deliver such instrument to Secured Party appropriately endorsed and, regardless of the form of presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Debtor will remain liable thereon until such instrument is paid in full.

         Section 4.05     Encumbrance of Collateral.  Except as permitted by
Section 4.10 or as permitted by the Securities Purchase Documents with Secured Party's prior written consent, Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) to or in favor of any Person other than Secured Party.

         Section 4.06 Proceeds of Collateral. Upon Secured Party's request during the continuance of a Default, Debtor will, subject to the Liens under the Senior Security Agreement and to the terms of the Subordination Agreement, deliver to Secured Party promptly upon receipt all proceeds delivered to Debtor from the sale or disposition of any Collateral. If chattel paper, documents or instruments are received as proceeds, which are required to be delivered to Secured Party, they will be, subject to the Liens under the Senior Security Agreement and to the terms of the Subordination Agreement, immediately, in such circumstances, properly endorsed or assigned and delivered to Secured Party as Collateral. This Section 4.06 shall not be construed to permit sales or dispositions of Collateral except as may be elsewhere expressly permitted by this Agreement or the Securities Purchase Documents.

         Section 4.07 Records and Information. Debtor shall keep accurate and complete records of the Collateral (including proceeds). These records shall reflect complete and accurate records of the Inventory and all facts concerning each Account.

         Section 4.08 Certain Liabilities. Debtor hereby assumes all liability for the Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral.

         Section 4.09 Further Assurances. Upon the request of Secured Party, Debtor shall (at Debtor's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

         Section 4.10     Accounts.

         (a) Prior to notification by Secured Party under Section 6.02(h), Debtor will collect the Accounts in the ordinary course of its business and may retain the proceeds of such collections (subject to Section 4.04).

         (b) Debtor will duly perform or cause to be performed all of Debtor's obligations with respect to the Accounts and the underlying sales of goods or other transactions giving rise to the Accounts.

         Section 4.11 Collateral Attached to Other Property. In the event that the Collateral is to be attached or affixed to any real property, Debtor hereby agrees that this Agreement may be filed for record in any appropriate real estate records as a financing statement which is a fixture filing. In connection therewith, Debtor will take whatever action is required by Section
4.09. If Debtor is not the record owner of such real property, Debtor will provide Secured Party with any additional security agreements or financing statements necessary for the perfection of Secured Party's security interest in the Collateral.

                                   ARTICLE 5

                   RIGHTS, DUTIES AND POWERS OF SECURED PARTY

         The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

         Section 5.01 Discharge Encumbrances. Secured Party may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the reasonable maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the Post-Default Rate.

         Section 5.02 Transfer of Collateral. Secured Party may transfer any or all of the Obligations, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

         Section 5.03 Licenses and Rights to Use Collateral. In connection with any transfer or sale (to Secured Party or any other Person) of the Collateral, Secured Party is hereby granted a transferable license or other right to use, without any charge but subject to the terms of the Subordination Agreement, any of Debtor's labels, patents, copyrights, trade names, trade secrets, trademarks or other similar property (excluding, however, all Disclosure-Restricted Collateral) in completing production, advertising or selling such Collateral. Debtor's rights under all licenses and franchise agreements shall inure to the benefit of Secured Party and any transferee of all or any part of the Collateral.

         Section 5.04 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are subject to the Liens under the Senior Security Agreement and to the terms of the Subordination Agreement, in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated (to the maximum extent permitted by law) to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

         Section 5.05     Disclaimer of Certain Duties.

         (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party or any Noteholder to exercise any such powers. Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

         (b) Secured Party shall, subject to the terms of the Subordination Agreement, be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for





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
performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor, Account Debtor or other Person. Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party or any Noteholder to proceed against any Obligor, Account Debtor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party or any Noteholder now has or may hereafter have against any Obligor or other Person.

         Section 5.06 Modification of Obligations; Other Security. Debtor waives (a) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (b) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (i) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (ii) apply the Collateral in the manner permitted by this Agreement and (iii) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

                                   ARTICLE 6

                               EVENTS OF DEFAULT

         Section 6.01 Events. It shall constitute an Event of Default under this Agreement if an Event of Default occurs and is continuing under the Securities Purchase Documents.

         Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default and subject to the Liens under the Senior Security Agreement and to the terms of the Subordination Agreement, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Securities Purchase Documents) or demand to
Debtor:

                 (a) Declare all or part of the indebtedness pursuant to the Obligations immediately due and payable as provided in the Securities Purchase Documents, and enforce payment of the same by Debtor or any Obligor.

                 (b) Take possession of the Collateral, or at Secured Party's request Debtor shall, at Debtor's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to Debtor and Secured Party. Secured





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
         Party may, at its option, render any equipment unusable that may be included in the Collateral, or, at Secured Party's request, Debtor will render it unusable. In any event, Debtor shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and neither Secured Party nor any Noteholder will have any liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

                 (c) Sell or lease, in one or more sales or leases and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, Debtor's premises), either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party or any Noteholder may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Debtor, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. In the event that any of the Collateral is sold or transferred on credit, or to be held by Secured Party for future delivery to a purchaser or transferee, the Collateral so sold or transferred may be retained by Secured Party until the purchase price or other consideration is paid by the purchaser or transferee thereof, but in the event that such purchaser or transferee fails to pay for the Collateral so sold or transferred or to take delivery thereof, neither Secured Party nor any Noteholder shall incur any liability in connection therewith. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid.

         In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.

                 (d) Take possession of all books and records of Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

                 (e) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party and the Noteholders.

                 (f) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

                 (g) Receive, change the address for delivery, open and dispose of mail addressed to Debtor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Debtor.

                 (h) Notify or require Debtor to notify Account Debtors that the Accounts have been assigned to Secured Party and direct such Account Debtors to make payments on the Accounts directly to Secured Party. To the extent Secured Party does not so elect, Debtor shall continue to collect the Accounts. Secured Party or its designee shall also have the right, in its own name or in the name of Debtor, to do any of the following: (i) to demand, collect, receipt for, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due or to become due by virtue of, the Accounts; (ii) to sell, transfer or assign or otherwise deal in the Accounts or the proceeds thereof or the related goods, as fully and effectively as if Secured Party were the absolute owner thereof; (iii) to extend the time of payment of any of the Accounts, to grant waivers and make any allowance or other adjustment with reference thereto; (iv) to endorse the name of Debtor on notes, checks or other evidences of payments on Collateral that may come into possession of Secured Party; (v) to take control of cash and other proceeds of any Collateral; (vi) to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, or any drafts against Account Debtors or other persons making payment with respect to

         Collateral; (vii) to send a request for verification of Accounts to any Account Debtor; and (viii) to do all other acts and things necessary to carry out the intent of this Agreement.

                 (i) Exercise all other rights and remedies permitted by law or in equity.

                 Notwithstanding the foregoing, Secured Party may not knowingly do anything hereunder which would violate the rights known to the Secured Party of third parties with respect to Disclosure-Restricted Collateral.

         Section 6.03 Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Subordination Agreement, but at Debtor's cost and expense and without notice to Debtor:

                 (a) To obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).

                 (b) To take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         Section 6.04 Account Debtors. Any payment or settlement of an Account made by an Account Debtor will be, to the extent of such payment or to the extent provided under such settlement, a release, discharge and acquittance of the Account Debtor with respect to such Account, and Debtor shall take any action as may be required by Secured Party in connection therewith. No Account Debtor on any Account will ever be bound to make inquiry as to the termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by Debtor in making payment directly to Secured Party.

         Section 6.05 Liability for Deficiency. If any sale or other disposition of Collateral by Secured Party in compliance with the Loan Documents and applicable law or any other action of Secured Party or any Noteholder hereunder in compliance with the Loan Documents and applicable law results in reduction of the Obligations, such action will not release Debtor from its liability to Secured Party and the Noteholders for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

         Section 6.06 Reasonable Notice. If any applicable provision of any law requires Secured Party or any Noteholder to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

         Section 6.07 Non-judicial Enforcement. To the extent permitted by law, Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

         Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Securities Purchase Documents.

         Section 7.02 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

         Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

         Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

         Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Debtor such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party nor any Noteholder shall have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to Debtor.

         Section 7.06 Governing Law; Jurisdiction. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of Texas (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

         Section 7.07     Continuing Security Agreement.

         (a)     Except as may be expressly applicable pursuant to Section
9.505 of the Code, no action taken or omission to act by Secured Party or the Noteholders hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party and the Noteholders shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

         (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party or the Noteholders, and Secured Party's and the Noteholders' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.08.

         Section 7.08 Termination. The grant of a security interest hereunder and all of Secured Party's and the Noteholders' rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has retransferred and delivered all Collateral in its possession to Debtor, and executed a written release or termination statement and reassigned to Debtor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations and the compliance by Debtor with all covenants and agreements hereof, Secured Party, at the written request and expense of Debtor, will release, reassign and transfer the Collateral to Debtor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.08 and the provisions of subsection 7.07(b) shall survive the termination of this Agreement.

         Section 7.08 Subordination Agreement. This Agreement and the rights and remedies of the Agent and the Noteholders hereunder are subject to this Agreement and the terms and conditions of that certain Subordination Agreement dated as of August __, 1998, made by the Agent, the Noteholders and the Bank of Montreal.

         Section 7.09 Counterparts, Effectiveness. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Debtor and delivery of the same to Secured Party or the Noteholders, and it is not necessary for Secured Party or any Noteholder to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

DEBTOR:                                 BRIGHAM OIL & GAS, L.P.

                                        By: Brigham, Inc., its General Partner



                                        By:
                                           ----------------------------
                                        Name:   Craig M. Fleming
                                        Title:  Chief Financial Officer

                              FINANCING STATEMENT


         This Financing Statement is presented to a filing officer for filing pursuant to the Uniform Commercial Code.


1.       The name and address of the Debtor is:

                 Brigham Oil & Gas, L.P.
                 6300 Bridge Point Parkway
                 Building 2, Suite 500
                 Austin, Texas 78730

2.       The name and address of the Secured Party is:

                 Chase Manhattan Bank
                 600 Travis
                 Suite 1150
                 Houston, Texas 77002

3.       This Financing Statement covers the following Collateral:

                 (a) All of Debtor's accounts, inventory, equipment, chattel paper, documents, instruments and general intangibles.

                 (b) (i) Any related or additional property from time to time delivered to or deposited with Secured Party by or for the account of Debtor; (ii) all certificates of title or other documents evidencing ownership or possession of or otherwise relating to any property referred to in this paragraph 3; (iii) all property used or usable in connection with any property referred to in this paragraph 3; (iv) all policies of insurance (whether or not required by Secured Party) covering any property referred to in this paragraph 3; (v) all goods which were at any time included in the Collateral and which are returned to or for the account of Debtor following their sale, lease or other disposition; (vi) all proceeds, products, replacements, additions to, substitutions for, accessions of, and property necessary for the operation of any of the property referred to in this paragraph 3, including, without limitation, insurance payable as a result of loss or damage to any of the property referred to in this paragraph 3, refunds of unearned premiums of any such insurance policy and claims against third parties; and (vii) all books and records related to any of the property referred to in this paragraph 3, including, without limitation, any and all books of account, customer lists and other records relating in any way to the accounts, chattel paper, instruments or inventory referred to in this paragraph 3.

                 (c) All general intangibles related to any property referred to in this paragraph 3, including, without limitation, all
         (i) bonds, guaranties, purchase or sales agreements and other contractual rights, rights to performance, and claims for damages, refunds (including tax refunds) or other monies due or to become due;
         (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any governmental agency or court; (iii) consulting, engineering and technological information and specifications, design data, patent rights, trade secrets, literary rights, copyrights, trademarks, labels, trade names and other intellectual property; (iv) business records, computer tapes and computer software; (v) goodwill; and (vi) all other intangible personal property, whether similar or dissimilar to the foregoing.

DEBTOR:                                 BRIGHAM OIL & GAS, L.P.

                                        By: Brigham, Inc., its General Partner



                                        By:
                                           -------------------------------
                                        Name:  Craig M. Fleming
                                        Title: Chief Financial Officer

                                 SCHEDULE 3.06

                                     STATES


Texas
Oklahoma
New Mexico
Kansas

                                   EXHIBIT F

WHEN RECORDED RETURN TO:
Chase Manhattan Bank
600 Travis
Suite 1150
Houston, Texas  77002


               MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
                   SECURITY AGREEMENT AND FINANCING STATEMENT



                                      FROM


                            BRIGHAM OIL & GAS, L.P.


                                       TO


                          ______________, AS MORTGAGEE



                               FOR THE BENEFIT OF


          _________________________________________________________
                                    AS AGENT


A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE TRUSTEE OR THE AGENT TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR UNDER THIS INSTRUMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS PROCEEDS OF MORTGAGED PROPERTY.

THIS IS DEEMED TO BE A LINE OF CREDIT MORTGAGE UNDER THE PROVISIONS OF SECTION 48-7-4 N.M.S.A.

                               TABLE OF CONTENTS

ARTICLE I

         Grant of Lien and Indebtedness Secured
         Section 1.01     Grant of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.02     Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.03     Indebtedness Secured  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 1.04     Fixture Filing, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 1.05     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE II

         Assignment of Production
         Section 2.01     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 2.02     Rights Under Texas Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 2.03     No Modification of Payment Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE III

         Representations and Warranties and Covenants
         Section 3.01     Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.02     Defend Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.03     Not a Foreign Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.04     Power to Create Lien and Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.05     Revenue and Cost Bearing Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.06     Rentals Paid; Leases in Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.07     Operation by Third Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.08     Abandon, Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 3.09     Failure to Perform  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV

         Rights and Remedies
         Section 4.01     Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.02     Foreclosure and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.03     Substitute Trustees and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         Section 4.04     Judicial Foreclosure; Receivership  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.05     Foreclosure for Installments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.06     Separate Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.07     Occupancy After Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.08     Remedies Cumulative, Concurrent and Nonexclusive  . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.09     No Release of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.10     Release of and Resort to Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.11     Waiver of Redemption, Notice and Marshalling of Assets, Etc . . . . . . . . . . . . . . . .  13
         Section 4.12     Discontinuance of Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.13     Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.14     Resignation of Operator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.15     INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.16     Power of Sale in Oklahoma . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE V

         The Trustee
         Section 5.01     Duties, Rights, and Powers of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.02     Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.03     Retention of Moneys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI

         Miscellaneous
         Section 6.01     Instrument Construed as Mortgage, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 6.02     Release of Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.03     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.04     Successors and Assigns of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.05     Satisfaction of Prior Encumbrance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.06     Subrogation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.07     Nature of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.08     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.09     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 6.10     EXCULPATION PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 6.11     Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         Exhibit A        -       Mortgaged Property

                     MORTGAGE, DEED OF TRUST, ASSIGNMENT OF
             PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT


         This MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Mortgage") is entered into as of the effective time and date hereinafter stated (the "Effective Date") by BRIGHAM OIL & GAS, L.P., a Delaware limited partnership, whose address for notice is 6300 Bridge Point Parkway, Building 2, Suite 500, Austin, Texas 78730 ("Mortgagor"), to ___________, whose address is _________, ("Mortgagee"), for the benefit of ___________________________________________________________, whose address for notice is ________________, as Agent (as defined below), and for the benefit of the Noteholders (as defined below).

                                R E C I T A L S:

         A. Brigham Exploration Company, a Delaware corporation ("Borrower") has executed (i) a Securities Purchase Agreement dated as of August __, 1998 (such agreement, as same may from time to time be modified, extended, renewed, replaced, restated, amended or supplemented, being herein called the "Securities Purchase Agreement") among the Mortgagor, the purchasers named therein ("Noteholders"), and _______________________________________, as agent for the Noteholders ("Agent") and (ii) the Indenture dated as of August __, 1998 ("Indenture," and together with the Securities Purchase Agreement, collectively referred to herein as the "Securities Purchase Documents").

         B. The proceeds of the indebtedness evidenced by the Securities Purchase Documents and the Notes (as defined in the Securities Purchase Documents) issued in connection therewith are being used by the Borrower to repay indebtedness owing under (i) the Credit Agreement dated as of January 28, 1998 (such agreement, as the same may from time to time be modified, extended, renewed, restated, amended or supplemented, being herein called the "Credit Agreement") among the Mortgagor, the lenders party thereto ("Senior Lenders"), and Bank of Montreal, as agent for the Lenders ("Senior Loan Agent") and (ii) the promissory note in the original principal amount of $75,000,000 (such note, as the same may from time to time be modified, extended, renewed, restated, amended, replaced or supplemented, being herein called the "BMO Note") issued by the Mortgagor payable to the order of Bank of Montreal.

         C. The BMO Note and all other obligations now or hereafter existing or to exist under the Credit Agreement is secured in part by those certain deeds of trust, mortgages, and other documents more particularly described on Schedule 1 attached hereto and made a part hereof (such instruments, together with any others as may now exist or hereafter be executed pursuant to the Credit Agreement, as any of the same may from time to time be amended, renewed, restated, modified or supplemented, being referred to herein collectively as the "Senior Mortgages").

         D. In connection with the execution and delivery of the Securities Purchase Documents, the Agent, the Noteholders and the Senior Loan Agent have executed the Subordination Agreement dated as of August __, 1998 ("Subordination Agreement") in order to evidence the relative priorities and rights of the Senior Loan Agent and the Senior Lenders to the rights and obligations of the Agent, the Noteholders and the Borrower under the Securities Purchase Documents.

         E. The Mortgagor will derive substantial benefit, both directly and indirectly, from the making of the loans under the Securities Purchase Documents and has agreed to execute and deliver to the Mortgagee for the benefit of the Agent and the Noteholders the Guaranty Agreement dated as of August __, 1998 ("Guaranty").

         F. Therefore, in order to secure both the obligations of the Borrower under the Securities Purchase Documents and under the Notes and the obligations of the Mortgagor under the Guaranty, and to otherwise comply with the terms and conditions of the Securities Purchase Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:


                                   ARTICLE I

                     Grant of Lien and Indebtedness Secured

         Section 1.01 Grant of Liens. To secure payment of the Indebtedness (as hereinafter defined) and the performance of the covenants and obligations herein contained, Mortgagor does by these presents hereby, subject to the reservations and restrictions set forth herein below and further subject to the priority of the Liens created or evidenced by the Senior Mortgage(s) and any Security Agreement or financing statement associated therewith, (i) GRANT, BARGAIN, SELL, ASSIGN, SET OVER, TRANSFER and CONVEY unto_______, as Trustee, whose address for notice hereunder is __________________("Trustee") and the Trustee's successors and substitutes in trust hereunder with power of sale, for the use and benefit of the Mortgagee on behalf of the Agent and the Noteholders, all of the following described real and personal property, rights, titles, interests and estates which are located in (or cover properties located in) the State of Texas or which are located within (or cover properties located within) the offshore area over which the United States of America asserts jurisdiction and to which the laws of such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby (the "Deed of Trust Mortgaged Property") and (ii) GRANT, MORTGAGE, PLEDGE, HYPOTHECATE AND GRANT A POWER OF SALE to Mortgagee, for its benefit and the benefit of the Agent and the Noteholders, with respect to, all of the following described real and personal property, rights, titles, interests and estates which were not granted to Trustee in clause (i) above (the "Other

Mortgaged Property") (the Deed of Trust Property and the Other Mortgaged Property herein collectively called the "Mortgaged Property"):

         (a) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas leases and/or oil, gas and other mineral leases and other interests and estates and the lands and premises covered or affected thereby which are described on Exhibit A attached to the Senior Mortgages listed in Schedule 1 (the "Senior Mortgages Exhibit A") and Exhibit A (including Part I and Part II thereof) hereto (the "Additional Exhibit A") (collectively called the "Hydrocarbon Property") or which Hydrocarbon Property is otherwise referred to herein, and specifically, but without limitation, the undivided interests of Mortgagor which are more particularly described on the Senior Mortgages Exhibit A and the Additional Exhibit A (the Senior Mortgages Exhibit A and the Additional Exhibit A are herein collectively referred to as "Exhibit A").

         (b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Hydrocarbon Property; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Hydrocarbon Property including, without limitation, those units which may be described or referred to on attached Exhibit A; (iii) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements described or referred to in this Mortgage or which relate to any of the Hydrocarbon Property or interests in the Hydrocarbon Property described or referred to herein or on Exhibit A or to the production, sale, purchase, exchange, processing, handling, storage, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Hydrocarbon Property or interests; and (iv) subject to applicable restrictions on disclosure and/or transfer, all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Property, the Hydrocarbons, or any other item of Property which are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, computer records, and other forms of recording or obtaining access to such data.

         (c) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the "Hydrocarbons") in and under and which may be produced and saved from or attributable to the Hydrocarbon Property, the lands pooled or unitized therewith and Mortgagor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Property, the lands pooled or unitized therewith and Mortgagor's interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage.

         (d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Property, rights, titles, interests and estates described or referred to in paragraphs (a) and (b) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Hydrocarbon Property or the lands pooled or unitized therewith (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering systems, field gathering systems, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties.

         (e) Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by Mortgagor or by anyone on Mortgagor's behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder.

         (f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Hydrocarbon Property rights, titles, interests and estates and every part and parcel thereof, including, without limitation, the Hydrocarbon Property rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances (as hereinafter defined in Section 3.01) to which any of the Hydrocarbon Property rights, titles, interests or estates are subject, or otherwise; all rights of Mortgagor to liens and security interests securing payment of proceeds from the sale of production from the Mortgaged Property, including, but not limited to, those liens and security interests provided in Tex. Bus. & Com. Code Ann. Section 9.319 (Tex. UCC) (Vernon Supp. 1989) ("Section 9.319 Tex. UCC"), as amended from time to time; together with any and all renewals and extensions of any of the Hydrocarbon Property rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Mortgagor in and to the Hydrocarbon Property rights, titles, interests or estates.

         (g) All accounts, contract rights, inventory, general intangibles, insurance contracts and insurance proceeds constituting a part of, relating to or arising out of those portions of the Mortgaged Property which are described in paragraphs (a) through (f) above and all proceeds and products of all such portions of the Mortgaged Property and payments in lieu of production (such as "take or pay" payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property, or other assets.

         Notwithstanding any provision hereof to the contrary, this Mortgage does not cover, and there is expressly excepted and excluded from the definition of Mortgaged Property, any properties, rights and interests as may now or hereafter be beneficially or equitable owned by (or contractually owing to) a third party under any one or more of the agreements or other arrangements now or hereafter described in Schedule 4.10 of the Securities Purchase Agreements (the "Participating Third Parties"), but only to the extent any such exception and exclusion does not cause the undivided interests specified in Exhibit A to be reduced or otherwise adversely affected. Without limitation of the generality of the foregoing, any undivided interest (a) with respect to which Mortgagor holds legal title (whether of record or not), and (b) that is in excess of the undivided interests in such Mortgaged Property as are specified in the Exhibit A shall be excluded from the definition of Mortgaged Property to the extent a Participating Third Party now or hereafter has an interest therein and, to that extent, shall otherwise be free and clear of this Mortgage (and any security agreement and/or financing statement associated herewith).

         TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and to his successors and assigns forever to secure the payment of the Indebtedness (hereinafter defined) and to secure the performance of the covenants, agreements, and obligations of the Mortgagor herein contained.

         Section 1.02 Grant of Security Interest. To further secure the Indebtedness, Mortgagor hereby grants to Mortgagee, subject to the reservations and restrictions set forth herein below and further subject to the priority of the Liens created or evidenced by the Senior Mortgage(s) and any security agreement or financing statement executed in association therewith and to the terms of the Subordinated Agreement (as defined in the Securities Purchase Documents), a security interest in and to the Mortgaged Property (whether now or hereafter acquired by operation of law or otherwise) insofar as the Mortgaged Property consists of equipment, accounts, contract rights, general intangibles (subject in the case of geological and geophysical data (including without limitation raw data and interpretations) contract rights and general intangibles to any existing restrictions on disclosure and/or transfer), insurance contracts, insurance proceeds, inventory, Hydrocarbons, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the Mortgaged Property is situated ("Applicable UCC"), including the proceeds and products from any and all of such personal property. Upon the happening of any of the Events of Default, but subject to Liens created or evidenced by the Senior Mortgage(s) and the terms of the Subordination Agreement, Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with reference to the personal property and fixtures in which Mortgagee has been granted a security interest herein, or the Trustee or Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this Mortgage in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Trustee or Mortgagee under any other provision of this Mortgage or under any other Collateral Document (as defined in the Securities Purchase Documents). Written notice mailed to Mortgagor as provided herein at least five (5) days prior to the date of public sale of any part of the Mortgaged Property which is personal property subject to the provisions of the Applicable UCC, or prior to the date after which private sale of any such part of the Mortgaged Property will be made, shall constitute reasonable notice.

         Section 1.03 Indebtedness Secured. This Mortgage is executed and delivered by Mortgagor to secure and enforce the following (the
"Indebtedness"):

         (a) Payment of and performance of (i) any and all indebtedness, obligations and liabilities of Borrower owing to the Agent and the Noteholders pursuant to the Securities Purchase Documents, whether now existing or hereafter arising, and (ii) any and all indebtedness, obligations and liabilities of Mortgagor owing to the Agent and the Noteholders pursuant to the Guaranty, which Guaranty guarantees the payment of all amounts owing by the Borrower under, or in connection with, the Securities Purchase Documents, including, without limitation, all obligations of the Borrower under the promissory notes which are or may be executed by the Borrower payable to the order of the Noteholders and being in the original face amount of $50,000,000 with final maturity on or before ____________, 2003 and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part (such notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part, being hereafter called the "Note").

         (b) Any sums which may be advanced or paid by Mortgagee under the terms hereof or of the Securities Purchase Documents on account of the failure of Mortgagor to comply with the covenants of Mortgagor contained herein or in the Securities Purchase Documents, and all other indebtedness of Mortgagor arising pursuant to the provisions of this Mortgage.

         Section 1.04 Fixture Filing, Etc. Without in any manner limiting the generality of any of the other provisions of this Mortgage: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the land described or to which reference is made herein or on attached Exhibit A; (b) the security interests created hereby under applicable provisions of the Applicable UCC will attach to Hydrocarbons (minerals including oil and gas) or the accounts resulting from the sale thereof at the wellhead or minehead located on the land described or to which reference is made herein; (c) this Mortgage is to be filed of record in the real estate records as a financing statement, and (d) Mortgagor is the record owner of the real estate or interests in the real estate comprised of the Mortgaged Property.

         Section 1.05 Defined Terms. Any capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning assigned to such term in the Securities Purchase Documents.





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
                                   ARTICLE II

                            Assignment of Production

         Section 2.01 Assignment. Subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement and the Permitted Encumbrances, Mortgagor has absolutely and unconditionally assigned, transferred, and conveyed, and does hereby absolutely and unconditionally assign, transfer and convey unto Mortgagee, its successors and assigns, all of the Hydrocarbons and all products obtained or processed therefrom, and the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as "take or pay" payments or settlements. Subject to the terms of the Subordination Agreement and the Securities Purchase Documents, the Hydrocarbons and products are to be delivered into pipe lines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of Mortgagee, free and clear of all taxes, charges, costs, and expenses, and all such revenues and proceeds shall be paid directly to Mortgagee, at its head quarters in _________________ with no duty or obligation of any party paying the same to inquire into the rights of Mortgagee to receive the same, what application is made thereof, or as to any other matter. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required or desired by Mortgagee or any party in order to have said proceeds and revenues so paid to Mortgagee. Subject to the Liens created or evidenced by the Senior Mortgage(s) and the terms of the Subordination Agreement and the Securities Purchase Documents, Mortgagee is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a bank account as additional collateral securing the Indebtedness; and to execute transfer and division orders in the name of Mortgagor, or otherwise, with warranties binding Mortgagor. All proceeds received by the Mortgagee pursuant to this assignment shall be applied as provided in the Securities Purchase Documents and in the other Loan Documents. Mortgagee shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but Mortgagee shall have the right, at its election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee, and/or Mortgagor, with all costs, expenses and attorneys' fees incurred in connection therewith being paid by Mortgagor. Mortgagor hereby appoints Mortgagee as its attorney-in-fact to pursue any and all rights of Mortgagor to liens on and security interests in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. In addition to the rights granted to Trustee and/or Mortgagee in Section 1.01 (f) of this Mortgage, Mortgagor hereby further transfers and assigns to Mortgagee any and all such liens, security interests, financing statements or similar interests of Mortgagor attributable to its interest in the Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to Mortgagee in this Section 2.01,





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
being coupled with an interest, shall be irrevocable so long as the Indebtedness or any part thereof remains unpaid.

         Section 2.02 Rights Under Texas Act. Subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement, the Securities Purchase Documents and the Permitted Encumbrances, Mortgagor hereby grants, sells, assigns, sets over and mortgages unto Mortgagee during the term hereof, all of Mortgagor's rights and interests pursuant to the provisions of Section 9.319 Tex. UCC, hereby vesting in Mortgagee all of Mortgagor's rights as an interest owner to the continuing security interest in and lien upon the Mortgaged Property.

         Section 2.03 No Modification of Payment Obligations. Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all principal and interest owing on the Indebtedness when and as the same become due regardless of whether the proceeds of the Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Indebtedness.


                                  ARTICLE III

                  Representations and Warranties and Covenants

         Mortgagor hereby represents and warrants as follows:

         Section 3.01 Title. To the extent of the undivided interests specified on the attached Additional Exhibit A and the Senior Mortgages Exhibit A, Mortgagor has good and indefeasible title to and is possessed of the Mortgaged Property, subject to the Permitted Encumbrances. The Mortgaged Property is free of any and all Liens except for Excepted Liens and Liens, if any, described in the Senior Mortgages, or on Exhibit A (collectively, the "Permitted Encumbrances").

         Notwithstanding and provision hereof to the contrary, the covenants, representation and warranties contained in this Mortgage, to the extent pertaining to any Mortgaged Property described in Part II of Additional Exhibit A, are limited to the wellbores (and any production therefrom) of the wells specifically listed in such Part II of Additional Exhibit A.

         Section 3.02 Defend Title. This Mortgage is, and always will be kept, a direct first or, to the extent the Senior Mortgage is in place, second lien and security interest upon the Mortgaged Property subject only to the Permitted Encumbrances and, except as provided in the Securities Purchase Documents, Mortgagor will not create or suffer to be created or permit to exist any lien, security interest or charge prior or junior to or on a parity with the lien and security interest of this

Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits and other income therefrom. Mortgagor will warrant and defend the title to the Mortgaged Property against the claims and demands of all other persons whomsoever and will maintain and preserve the lien created hereby so long as any of the Indebtedness secured hereby remains unpaid.
Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgaged Property, Mortgagor agrees it will immediately defend against such adverse claim or take appropriate action to remove such cloud at Mortgagor's cost and expense, and Mortgagor further agrees that the Trustee and/or Mortgagee may, subject to the terms of the Subordination Agreement, take such other action as they deem advisable to protect and preserve their interests in the Mortgaged Property, and in such event Mortgagor will indemnify the Trustee and Mortgagee against any and all cost, attorney's fees and other expenses which they may incur in defending against any such adverse claim or taking action to remove any such cloud.

         Section 3.03 Not a Foreign Person. Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

         Section 3.04 Power to Create Lien and Security. The Mortgagor has, in all material respects, full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage, and convey a security interest in all of the Mortgaged Property in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any lessor, sublessor, Governmental Authority or other party or parties whomsoever.

         Section 3.05 Revenue and Cost Bearing Interest. Mortgagor's ownership of the Hydrocarbon Property and the undivided interests therein as specified on the Senior Mortgages Exhibit A and the Additional Exhibit A does, after giving full effect to all Permitted Encumbrances, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbon Property specified as net revenue interest (NRI) on the Senior Mortgages Exhibit A and the Additional Exhibit A and causes Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as net revenue interest (NRI) on the Senior Mortgages Exhibit A and the Additional Exhibit A, of the costs of drilling, developing and operating the wells identified on the Senior Mortgages Exhibit A and the Additional Exhibit A.

         Section 3.06 Rentals Paid; Leases in Effect. All rentals and royalties due and payable in accordance with the terms of any leases or subleases comprising any material part of the Hydrocarbon Property have been duly paid or provided for and all leases or subleases comprising any material part of the Hydrocarbon Property are in full force and effect.





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
         Section 3.07 Operation by Third Parties. All or portions of the Mortgaged Property may be comprised of interests in the Hydrocarbon Property which are other than working interests or which may be operated by a party or parties other than Mortgagor and with respect to all or any such interests and properties as may be comprised of interests other than working interests or which may be operated by parties other than Mortgagor, Mortgagor's covenants as expressed in this Article III are modified to require that Mortgagor use its best efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such leases or properties.

         Section 3.08 Abandon, Sales. The Mortgagor will not sell, lease, assign, transfer or otherwise dispose or abandon any of the Mortgaged Property except as permitted by the Securities Purchase Documents.

         Section 3.09 Failure to Perform. Subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement, the Mortgagor agrees that if the Mortgagor, after receipt from Mortgagee of written notice and demand, fails to perform any act or to take any action which the Mortgagor is required to perform or take hereunder or pay any money which the Mortgagor is required to pay hereunder, each of the Mortgagee and the Trustee in the Mortgagor's name or its or their own name may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by the Mortgagor to the Mortgagee or the Trustee, as the case may be, and each of the Mortgagee and the Trustee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Mortgagor to each of the Mortgagee and the Trustee pursuant to this Mortgage shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to such Person until paid at the [Post-Default Rate], and all such amounts together with such interest thereon shall be a part of the Indebtedness described in Section 1.03 hereof.

                                   ARTICLE IV

                              Rights and Remedies

         Section 4.01 Event of Default. An "Event of Default" under the Securities Purchase Documents shall be an Event of Default under this Mortgage.

         Section 4.02 Foreclosure and Sale. Subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement and the Securities Purchase Documents, if an Event of Default shall occur and be continuing, Mortgagee shall have the right and option to proceed with foreclosure by directing the Trustee, or his successors or substitutes in trust, to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Mortgaged





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
Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one county, notice as above provided shall be posted and filed in all such counties (if such notices are required by law), and all such Mortgaged Property may be sold in any such county and any such notice shall designate the county where such Mortgaged Property is to be sold. Subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement and the Securities Purchase Documents, nothing contained in this Section 4.02 shall be construed so as to limit in any way the Trustee's rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Mortgagor hereby irrevocably appoints the Trustee to be the attorney of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on the Trustee. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Mortgagor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed,
(v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor, and (vii) to the extent and under such circumstances as are permitted by law, Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs





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
of said sale or sales, to credit the amount of the bid upon the amount of the Indebtedness (in the order of priority set forth in Section 4.13 hereof) in lieu of cash payment.

         Section 4.03 Substitute Trustees and Agents. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute. If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute trustee conducting the sale.

         Section 4.04 Judicial Foreclosure; Receivership. Subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement and the Securities Purchase
Documents: if any of the Indebtedness shall become due and payable and shall not be promptly paid, the Trustee or Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Trustee and/or Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to the Trustee and/or Mortgagee and shall bear interest from the date of making such advance by the Trustee and/or Mortgagee until paid at the Post Default Rate.

         Section 4.05 Foreclosure for Installments. Subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement and the Securities Purchase
Documents: Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Indebtedness which have not been paid when due either through the courts or by directing the Trustee or his successors in trust to proceed with foreclosure in satisfaction of the matured but unpaid portion of the Indebtedness as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due; such sale may be made subject to the unmatured portion of the Indebtedness, and any such sale shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion of the Indebtedness this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Indebtedness without





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
exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Indebtedness.

         Section 4.06 Separate Sales The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

         Section 4.07 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction.

         Section 4.08 Remedies Cumulative, Concurrent and Nonexclusive. Every right, power and remedy herein given to the Trustee or Mortgagee shall subject to the Liens created or evidenced by the Senior Mortgage(s) and to the terms of the Subordination Agreement, be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Mortgaged Property or any portion thereof) and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement, be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee or Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

         Section 4.09 No Release of Obligations. Neither Mortgagor, any guarantor nor any other person hereafter obligated for payment of all or any part of the Indebtedness shall be relieved of such obligation by reason of (a) the failure of Trustee to comply with any request of Mortgagor, or any guarantor or any other person so obligated to foreclose the lien of this Mortgage or to enforce any provision hereunder or under the Securities Purchase Documents; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor, any guarantor or such other person, and in such event Mortgagor, guarantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) by any other act or occurrence save and except the complete payment of the Indebtedness and the complete fulfillment of all obligations hereunder or under the Securities Purchase Documents.

         Section 4.10 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or its stature as, subject to the Liens created or evidenced by the Senior Mortgage(s) and the terms of the Subordination Agreement, a first and prior lien and security interest in and to the Mortgaged Property, and without in any way releasing or diminishing the liability of any person or entity liable for the repayment of the Indebtedness. For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee or Trustee in such order and manner as Mortgagee may elect.

         Section 4.11 Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future moratorium law or other law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment and (b) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Mortgage and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. Provided, however, that if the laws of any state do not permit the redemption period to be waived, the redemption period is specifically reduced to the minimum amount of time allowable by statute, and specifically for any property located in the State of New Mexico, the redemption period hereunder shall be reduced to one month.

         Section 4.12 Discontinuance of Proceedings In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Securities Purchase Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, this Mortgage, the Securities Purchase

Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

         Section 4.13 Application of Proceeds. Subject to the priority of the Liens created or evidenced by the Senior Mortgages and any security agreement or financing statement executed in connection therewith, and to the terms of the Subordination Agreement the proceeds of any sale of the Mortgaged Property or any part thereof and all other monies received by the Trustee or Mortgagee in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied:

         (a) first, to the payment of all reasonable expenses incurred by the Agent or any Noteholder incident to the enforcement of this Mortgage, the Securities Purchase Documents or any of the Indebtedness (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, legal fees and a reasonable commission to the Trustee acting), and to the payment of all other charges, reasonable expenses, liabilities and advances incurred or made by the Trustee or Mortgagee under this Mortgage or in executing any trust or power hereunder;

         (b) second to payment of the Indebtedness in such order and manner as Mortgagee may elect; and

         (c) third, to Mortgagor; or as otherwise required by any Governmental Requirement.

         Section 4.14 Resignation of Operator. In addition to all rights and remedies under this Mortgage, at law and in equity, if any Event of Default shall occur and Trustee or the Mortgagee shall exercise any possessory remedies under this Mortgage with respect to any portion of the Hydrocarbon Property (or Mortgagor shall transfer any Mortgaged Property "in lieu of" foreclosure), the Mortgagee or the Trustee shall have the right to request that any operator of any Hydrocarbon Property which is either Mortgagor or any Affiliate of Mortgagor to resign as operator under the joint operating agreement applicable thereto, and no later than 60 days after receipt by Mortgagor of any such request, Mortgagor shall resign (or cause such other party to resign) as operator of such Hydrocarbon Property.

         Section 4.15 INDEMNITY. IN CONNECTION WITH ANY ACTION TAKEN BY THE TRUSTEE AND/OR MORTGAGEE PURSUANT TO THIS MORTGAGE, THE TRUSTEE AND/OR MORTGAGEE AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM AN ASSERTION THAT MORTGAGEE HAS RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS OR ANY ACT OR OMISSION OF ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY INCLUDING SUCH LOSS WHICH MAY RESULT FROM

THE ORDINARY NEGLIGENCE OF AN INDEMNIFIED PARTY UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF AN INDEMNIFIED PARTY, NOR SHALL THE TRUSTEE AND/OR MORTGAGEE BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF MORTGAGOR. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY EACH INDEMNIFIED PARTY FOR, AND TO HOLD EACH INDEMNIFIED PARTY HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THIS MORTGAGE OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER; SHOULD THE TRUSTEE AND/OR MORTGAGEE MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION MORTGAGOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY MORTGAGOR TO THE TRUSTEE AND/OR MORTGAGEE AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE POST-DEFAULT RATE, SHALL BE A PART OF THE INDEBTEDNESS AND SHALL BE SECURED BY THIS MORTGAGE AND ANY OTHER SECURITY INSTRUMENT. MORTGAGOR HEREBY ASSENTS TO, RATIFIES AND CONFIRMS ANY AND ALL ACTIONS OF THE TRUSTEE AND/OR MORTGAGEE WITH RESPECT TO THE MORTGAGED PROPERTY TAKEN UNDER, AND IN COMPLIANCE WITH THE TERMS OF, THIS MORTGAGE. THE LIABILITIES OF THE MORTGAGOR AS SET FORTH IN THIS SECTION 4.15 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

         Section 4.16 Power of Sale in Oklahoma. Any sale of any part of the Mortgaged Property located in the State of Oklahoma shall be made in conformity to the laws thereof, and it is agreed that the appraisement of any such properties is expressly waived or not waived at the option of the Agent, and any such option may be exercised prior to the time judgment is rendered in any foreclosure hereon. A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY GRANTOR UNDER THIS MORTGAGE. The parties hereto are cognizant of and acknowledge the Oklahoma Power of Sale Mortgage Foreclosure Act which went into effect November 1, 1986. Notwithstanding any provision Article IV to the contrary, it is the intent of the parties that the provisions herein relating to the power of sale which are applicable to the Mortgaged Property located in the State of Oklahoma are subject to the provisions of the Oklahoma Power of Sale Mortgage Foreclosure Act. In addition, it is the intent of the parties that the power of sale granted herein may be exercised by the Mortgagee pursuant to the terms and provisions of the Oklahoma Power of Sale Mortgage Foreclosure Act.

                                   ARTICLE V

                                  The Trustee

         Section 5.01 Duties, Rights, and Powers of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Mortgage or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property, or any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. The Trustee shall not be responsible for the execution, acknowledgment or validity of this Mortgage or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. The Trustee shall have the right to advise with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for Trustee's own gross negligence, bad faith and/or willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

         Section 5.02 Successor Trustee. The Trustee may resign by written notice addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed on behalf of Mortgagee. In case of the death, resignation or removal of the Trustee, a successor trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, or, in the absence of any such requirement, without other formality than appointment and designation in writing. Written notice of such appointment and designation shall be given by Mortgagee to Mortgagor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and, upon the making of any such appointment and designation, this Mortgage shall vest in the successor trustee all the estate and title in and to all of the Mortgaged Property, and the successor trustee shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate a successor trustee hereunder but such right may be exercised repeatedly as long as any Indebtedness remains unpaid hereunder. To facilitate the administration of the duties hereunder, Mortgagee may appoint multiple trustees to serve in such capacity or in such jurisdictions as Mortgagee may designate.

         Section 5.03 Retention of Moneys. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.01 Instrument Construed as Mortgage, Etc. With respect to any portions of the Mortgaged Property located in any state or other jurisdiction the laws of which do not provide for the use or enforcement of a deed of trust or the office, rights and authority of the Trustee as herein provided, the general language of conveyance hereof to the Trustee is intended and the same shall be construed as words of mortgage unto and in favor of Mortgagee and the rights and authority granted to the Trustee herein may be enforced and asserted by Mortgagee in accordance with the laws of the jurisdiction in which such portion of the Mortgaged Property is located and the same may be foreclosed at the option of Mortgagee as to any or all such portions of the Mortgaged Property in any manner permitted by the laws of the jurisdiction in which such portions of the Mortgaged Property is situated.
This Mortgage may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth.

         Section 6.02 Release of Mortgage. If all Indebtedness secured hereby shall be paid and the Securities Purchase Documents terminated, Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

         Section 6.03 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Trustee and Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

         Section 6.04 Successors and Assigns of Parties. The term "Mortgagee" as used herein shall mean and include any legal owner, holder, assignee or pledgee of any of the Indebtedness secured hereby (including, without limitation, the Agent and the Noteholders). The terms used to designate Trustee, Mortgagee and Mortgagor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties.

         Section 6.05 Satisfaction of Prior Encumbrance. To the extent that proceeds of the Securities Purchase Documents are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, including the Senior

Mortgages but subject to the Subordination Agreement, such proceeds have been advanced by Mortgagee at Mortgagor's request, and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by Mortgagee, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

         Section 6.06 Subrogation of Trustee. This Mortgage is made with full substitution and subrogation of the Trustee and his successors in this trust and his and their assigns in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof.

         Section 6.07 Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

         Section 6.08 Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by registered or certified United States mail, postage prepaid, or by personal service (including express or courier service) at the addresses specified in the first paragraph of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery at the address and in the manner provided herein, upon receipt; provided that, service of notice as required by the laws of any state in which portions of the Mortgaged Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice.

         Section 6.09 Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as the Additional Exhibit A thereto. Attached to certain of those counterparts to be recorded in the state of Oklahoma will be Exhibit A-1 which will contain the descriptions of those portions of the Mortgaged Property located in Oklahoma described in the Senior Mortgages Exhibit A. A complete Additional Exhibit A will be attached to that certain counterpart to be attached to a Financing Statement and filed with the Secretary of State of Texas in the Uniform Commercial Code Records. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         SECTION 6.10 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; AND AGREES THAT IT IS CHARGED WITH

NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

         Section 6.11 Subordination. The rights and remedies of the Mortgagee, the Agent and the Noteholders under this Mortgage are subject to the terms and conditions of the Subordination Agreement.

         WITNESS THE EXECUTION HEREOF, this ________ day of ___________, 1998, to be effective as of ________________, 1998 (the "Effective Date").

                                        MORTGAGOR:

                                        BRIGHAM OIL & GAS, L.P.
                                        By:  Brigham, Inc., its General Partner



                                        By:
                                           --------------------------------
                                        Name:  Craig M. Fleming
                                        Title:  Chief Financial Officer

                                        MORTGAGEE:


                                        -----------------------------------


                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )


                                   NEW MEXICO

         The foregoing instrument was acknowledged before me on ______________, 1998 by Craig M. Fleming, Chief Financial Officer of BRIGHAM, INC., a Nevada corporation, as general partner of BRIGHAM OIL & GAS, L.P., a Delaware limited partnership, on behalf of such corporation, as general partner of the limited partnership.

                                    OKLAHOMA

         This instrument was acknowledged before me on _____________, 1998 by Craig M. Fleming, Chief Financial Officer of BRIGHAM, INC., a Nevada corporation, as general partner of BRIGHAM OIL & GAS, L.P., a Delaware limited partnership, on behalf of the corporation, as general partner of the limited partnership.

                                     TEXAS

         This instrument was acknowledged before me on ___________, 1998 by Craig M. Fleming, Chief Financial Officer of BRIGHAM, INC., a Nevada corporation, as general partner of BRIGHAM OIL & GAS, L.P., a Delaware limited partnership, on behalf of such corporation, as general partner of the limited partnership.



                                                -------------------------------
                                                Notary Public in and for the
                                                State of Texas

                                                Notarial Seal:

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )


                                   NEW MEXICO

         The foregoing instrument was acknowledged before me on ___________, 1998 by __________________, ________________ of __________________, a
________________, on behalf of such _______________.


                                    OKLAHOMA

         This instrument was acknowledged before me on ___________, 1998 by __________________, _______________ of __________________, a ____________, on
behalf of the __________________.


                                     TEXAS

         This instrument was acknowledged before me on ___________, 1998 by __________________, _______________ of __________________, a ____________, on
behalf of the __________________.



                                                -------------------------------
                                                Notary Public in and for the
                                                State of Texas

                                                Notarial Seal:

                              FINANCING STATEMENT


         This Financing Statement is presented to a Filing Officer for filing pursuant to the Uniform Commercial Code.

1.       The name and address of the Debtor is:

                 BRIGHAM OIL & GAS, L.P.
                 6300 Bridge Point Parkway
                 Building 2, Suite 500
                 Austin, Texas  78730

2.       The name and address of Secured Party is:

                 ----------------------------

                 ----------------------------

                 ----------------------------

                 ----------------------------

3.       This Financing Statement covers the following Collateral:

         All of Debtor's rights, titles and interests in and to the accounts, equipment, goods, fixtures, general intangibles, inventory and any and all other personal property of any kind or character described in and covered by the Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement from Debtor to the Trustee named therein and Secured Party, a copy of which instrument is attached hereto as Exhibit "A" and made a part hereof for all purposes, and the proceeds and products of such personal property.

                                        DEBTOR:

                                        BRIGHAM OIL & GAS, L.P.

                                        By: Brigham, Inc., its General Partner



                                        By:
                                           -----------------------------
                                        Name: Craig M. Fleming
                                        Title: Chief Financial Officer

                                   EXHIBIT G

                                Re: $50,000,000
                          Brigham Exploration Company
                   Senior Subordinated Secured Notes due 2003
                                 (the "Notes")

                           ACCEPTANCE OF APPOINTMENT

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, First Union National Bank, a national banking association (the "Successor Trustee"), does hereby accept its appointment upon the terms specified in Section 12.13 of the Indenture securing the referenced Notes, and does hereby irrevocably agree (subject to its rights of resignation described below) to assume the responsibilities, rights, powers and obligations of the Trustee for the Notes immediately upon its receipt of notice from any person of the resignation of Chase Bank of Texas, National Association as Trustee, pursuant to Section 12.13 of the Indenture. Promptly upon receipt of such notice, the Successor Trustee will notify the resigning Trustee, the Agent and the Noteholders of its assumption of the duties of Trustee.

     The Successor Trustee hereby reserves the right to resign, and does hereby acknowledge that it may be removed, in the same manner as is provided for the resignation and removal of the Trustee pursuant to Section 12.08 of the Indenture; provided that no such resignation or removal shall become effective until a successor to the Successor Trustee shall have been appointed and shall have accepted its appointment in the manner described in Section 12.08 of the Indenture.

     IN WITNESS WHEREOF, the Successor Trustee has caused this Acceptance of Appointment to be executed by its duly authorized officer as of the ____ day of August, 1998.


                                                     FIRST UNION NATIONAL BANK

                                                     By:
                                                         ----------------------

                                                     Name:
                                                           --------------------

                                                     Title:
                                                            -------------------

Address of Successor Trustee:

225 Water Street, 3rd Floor
Jacksonville, Florida 32202-0122
Telephone: (904) 361-3174
Telecopy: (904) 361-7735